                          Prospectus dated May 1, 2004

                                for interests in
                    John Hancock Variable Annuity Account JF

                       Interests are made available under

--------------------------------------------------------------------------------
                       REVOLUTION ACCESS VARIABLE ANNUITY
--------------------------------------------------------------------------------

      a deferred combination fixed and variable annuity contract issued by

            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

  The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

 VARIABLE INVESTMENT OPTIONS:         UNDERLYING FUND MANAGED BY:
 ----------------------------         ---------------------------
 EQUITY OPTIONS:
  Equity Index. . . . . . . . . . .   SSgA Funds Management, Inc.
  Large Cap Value . . . . . . . . .   T. Rowe Price Associates, Inc.
  Large Cap Growth. . . . . . . . .   Independence Investment LLC
  Earnings Growth . . . . . . . . .   Fidelity Management & Research Company
  Growth & Income . . . . . . . . .   Independence Investment LLC and T. Rowe Price Associates, Inc.
  Fundamental Value . . . . . . . .   Wellington Management Company, LLP
  Mid Cap Value B . . . . . . . . .   T. Rowe Price Associates, Inc.
  Mid Cap Growth. . . . . . . . . .   Wellington Management Company, LLP
  Small Cap Value . . . . . . . . .   T. Rowe Price Associates, Inc. and Wellington Management Company, LLP
  Small Cap Emerging Growth . . . .   Wellington Management Company, LLP
  AIM V.I. Capital Development. . .   A I M Advisors, Inc.
  Fidelity VIP Contrafund(R). . . .   Fidelity Management & Research Company
  MFS Investors Growth Stock. . . .   MFS Investment Management(R)
  International Equity Index. . . .   SSgA Funds Management, Inc.
  Overseas Equity B . . . . . . . .   Capital Guardian Trust Company
  Fidelity VIP Overseas . . . . . .   Fidelity Management & Research Company
  Real Estate Equity. . . . . . . .   RREEF America LLC and Van Kampen (a registered trade name of Morgan
                                        Stanley Investment Management Inc.)
  Health Sciences . . . . . . . . .   Wellington Management Company, LLP
  Financial Industries. . . . . . .   John Hancock Advisers, LLC
  Large Cap Growth B* . . . . . . .   Independence Investment LLC
  Fundamental Growth* . . . . . . .   Independence Investment LLC
  Fundamental Value B*. . . . . . .   Wellington Management Company, LLP
  Mid Cap Value*. . . . . . . . . .   T. Rowe Price Associates, Inc.
  Small Cap Growth* . . . . . . . .   Wellington Management Company, LLP
  AIM V.I. Premier Equity*. . . . .   A I M Advisors, Inc.
  MFS Research* . . . . . . . . . .   MFS Investment Management(R)
  Overseas Equity*. . . . . . . . .   Capital Guardian Trust Company
  Overseas Equity C*. . . . . . . .   Capital Guardian Trust Company
  Janus Aspen Worldwide Growth* . .   Janus Capital Management, LLC
  Janus Aspen Global Technology*. .   Janus Capital Management, LLC
  Fidelity VIP Growth* *. . . . . .   Fidelity Management & Research Company
  MFS New Discovery* *. . . . . . .   MFS Investment Management(R)

 BALANCED OPTIONS:
  Managed . . . . . . . . . . . . .   Independence Investment LLC and Capital Guardian Trust Company

 BOND & MONEY MARKET
  OPTIONS:
  Short-Term Bond . . . . . . . . .   Independence Investment LLC
  Bond Index. . . . . . . . . . . .   Standish Mellon Asset Management Company LLC
  Active Bond . . . . . . . . . . .   John Hancock Advisers, LLC, Pacific Investment
                                        Management Company LLC and Declaration Management & Research Company
  Total Return Bond . . . . . . . .   Pacific Investment Management Company LLC
  High Yield Bond . . . . . . . . .   Wellington Management Company, LLP
  Global Bond . . . . . . . . . . .   Capital Guardian Trust Company
  Money Market. . . . . . . . . . .   Wellington Management Company, LLP

  * Not available for contracts issued after April 30, 2004.
* * Not available for contracts issued after April 30, 2003.

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, the "Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

  Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30, 2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

  If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

                     JOHN HANCOCK ANNUITY SERVICING OFFICE
                     -------------------------------------

                                 MAIL DELIVERY
                                 -------------
                                  P.O. Box 772
                                Boston, MA 02117

                               OVERNIGHT DELIVERY
                               ------------------
                     John Hancock Annuity Image Operations
                        27 Dry Dock Avenue, Second floor
                             South Boston, MA 02110

                             PHONE: 1-800-824-0335

                              FAX:  1-617-572-1571


  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.


    ************************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               IMPORTANT NOTICES

  This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

  We've also filed with the SEC a "Statement of Additional Information." This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 42.

  The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                            GUIDE TO THIS PROSPECTUS


  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

  . The first section contains an "INDEX OF KEY WORDS."

  . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

  . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

  . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

                               INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                                PAGE
  Accumulation units...................................     28
  Annuitant............................................     10
  Annuity payments.....................................     13
  Annuity period.......................................     13
  Business day.........................................     11
  Contract year........................................     10
  Date of issue........................................     10
  Date of maturity.....................................     29
  Funds................................................      2
  Guarantee period.....................................     12
  Investment options...................................     14
  Market value adjustment..............................     12
  Premium payments.....................................     10
  Surrender............................................     17
  Surrender value......................................     18
  Total value of your contract.........................     12
  Variable investment options..........................  cover
  Withdrawal...........................................     17

                                   FEE TABLES


THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING AND SURRENDERING A REVOLUTION ACCESS CONTRACT. THE FIRST TABLE DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

    Contractowner Transaction Expenses               Revolution Access
-------------------------------------------------------------------------------
 Maximum transfer charge/1/                                  $25
-------------------------------------------------------------------------------

  /1/ This charge is not currently imposed, but we reserve the right to do so in the contract. If we do, it will be taken upon each transfer into or out of any investment option beyond an annual limit of not less than 12.

  THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND EXPENSES PAID AT THE FUND LEVEL.

                                                      Revolution Access
-------------------------------------------------------------------------------
 Maximum Annual Contract Fee/2/                              $50
-------------------------------------------------------------------------------
 Current Annual Contract Fee/3/                              $30
-------------------------------------------------------------------------------
 Separate Account Annual Expenses (as a
 percentage of average account value)/4/                    1.25%
-------------------------------------------------------------------------------
 Optional Benefit Rider Charges/5/:
-------------------------------------------------------------------------------
 Enhanced Death Benefit Rider/6/                0.25% of your contract's total
                                                            value
-------------------------------------------------------------------------------
 Earnings Enhancement ("Beneficiary Tax         0.25% of your contract's total
 Relief") Death Benefit Rider                               value
-------------------------------------------------------------------------------
 Accumulated Value Enhancement
 ("CARESolutions Plus") Rider/7/                0.40% of your initial premium
                                                           payment
-------------------------------------------------------------------------------
 Guaranteed Retirement Income Benefit Rider     0.30% of your contract's total
                                                            value
-------------------------------------------------------------------------------

  /2/ This charge is not currently imposed, and would only apply to contracts of less than $50,000.

  /3/ This charge applies only to contracts of less than $50,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

  /4/ This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods or in the guarantee rate account under our dollar-cost averaging value program.

  /5/ Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

  /6/ In certain states (and for riders issued prior to May 1, 2002), the rate for the Enhanced Death Benefit rider maybe lower than the amount shown.

  /7/ We reserve the right to increase the annual charge shown on a uniform basis for all Accumulated Value Enhancement riders issued in the same state.

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE FUNDS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN A REVOLUTION ACCESS CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE SERIES FUNDS' PROSPECTUSES.

           Total Annual Fund Operating Expenses              Minimum   Maximum
-------------------------------------------------------------------------------
 Range of expenses that are deducted from fund assets,        0.21%     1.96%
 including management fees, distribution and/or service
 (12b-1) fees, and other expenses
-------------------------------------------------------------------------------

THE NEXT TABLE DESCRIBES FUND LEVEL FEES AND EXPENSES FOR EACH OF THE FUNDS, AS A PERCENTAGE OF THE FUND'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUSES FOR THE SERIES FUNDS.

                                                                                                                           TOTAL
                                                                                          TOTAL FUND                       FUND
                                                        DISTRIBUTION    OTHER OPERATING    OPERATING                     OPERATING
                                           INVESTMENT        AND           EXPENSES         EXPENSES                     EXPENSE
                                           MANAGEMENT  SERVICE (12B-1)      WITHOUT         WITHOUT        EXPENSE         WITH
FUND NAME                                      FEE          FEES         REIMBURSEMENT   REIMBURSEMENT  REIMBURSEMENT  REIMBURSEMENT
------------------------------------------------------------------------------------------------------------------------------------
JOHN HANCOCK VARIABLE
SERIES TRUST I - NAV CLASS
 SHARES (NOTE 1):
------------------------------------------------------------------------------------------------------------------------------------
Equity Index                                 0.13%           N/A             0.08%           0.21%          0.00%          0.21%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Value                              0.75%           N/A             0.07%           0.82%          0.00%          0.82%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth                             0.80%           N/A             0.06%           0.86%          0.00%          0.86%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth B*                          0.89%           N/A             0.10%           0.99%          0.00%          0.99%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Growth                           0.90%           N/A             0.10%           1.00%          0.00%          1.00%
------------------------------------------------------------------------------------------------------------------------------------
Earnings Growth                              0.96%           N/A             0.11%           1.07%          0.01%          1.06%
------------------------------------------------------------------------------------------------------------------------------------
Growth & Income                              0.67%           N/A             0.06%           0.73%          0.00%          0.73%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Value                            0.79%           N/A             0.11%           0.90%          0.01%          0.89%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Value B*                         0.91%           N/A             0.19%           1.10%          0.09%          1.01%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value                                1.10%           N/A             0.37%           1.47%          0.27%          1.20%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value B*                             1.05%           N/A             0.14%           1.19%          0.04%          1.15%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth*                              0.96%           N/A             0.10%           1.06%          0.00%          1.06%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Value                              0.95%           N/A             0.11%           1.06%          0.01%          1.05%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Emerging Growth                    1.01%           N/A             0.20%           1.21%          0.10%          1.11%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth                             1.05%           N/A             0.17%           1.22%          0.07%          1.15%
------------------------------------------------------------------------------------------------------------------------------------
International Equity Index                   0.17%           N/A             0.05%           0.22%          0.00%          0.22%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity                              1.23%           N/A             0.34%           1.57%          0.00%          1.57%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity B*                           1.13%           N/A             0.31%           1.44%          0.00%          1.44%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity C*                           1.21%           N/A             0.75%           1.96%          0.00%          1.96%
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Equity                           0.98%           N/A             0.09%           1.07%          0.00%          1.07%
------------------------------------------------------------------------------------------------------------------------------------
Health Sciences                              1.00%           N/A             0.25%           1.25%          0.00%          1.25%
------------------------------------------------------------------------------------------------------------------------------------
Financial Industries                         0.80%           N/A             0.06%           0.86%          0.00%          0.86%
------------------------------------------------------------------------------------------------------------------------------------
Managed                                      0.68%           N/A             0.06%           0.74%          0.00%          0.74%
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Bond                              0.60%           N/A             0.07%           0.67%          0.00%          0.67%
------------------------------------------------------------------------------------------------------------------------------------
Bond Index                                   0.14%           N/A             0.10%           0.24%          0.00%          0.24%
------------------------------------------------------------------------------------------------------------------------------------
Active Bond                                  0.61%           N/A             0.09%           0.70%          0.00%          0.70%
------------------------------------------------------------------------------------------------------------------------------------
Total Return Bond                            0.70%           N/A             0.07%           0.77%          0.00%          0.77%
------------------------------------------------------------------------------------------------------------------------------------
High Yield Bond                              0.80%           N/A             0.15%           0.95%          0.05%          0.90%
------------------------------------------------------------------------------------------------------------------------------------
Global Bond                                  0.85%           N/A             0.13%           0.98%          0.00%          0.98%
------------------------------------------------------------------------------------------------------------------------------------
Money Market                                 0.25%           N/A             0.06%           0.31%          0.00%          0.31%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE
 FUNDS - SERIES I SHARES:
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity
 Fund                                        0.61%           N/A             0.24%           0.85%          0.00%          0.85%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE
 FUNDS - SERIES II SHARES:
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital
 Development Fund                            0.75%          0.25%            0.38%           1.38%          0.00%          1.38%
------------------------------------------------------------------------------------------------------------------------------------

                                       6

                                                                                  TOTAL FUND                    TOTAL FUND
                                                DISTRIBUTION    OTHER OPERATING    OPERATING                     OPERATING
                                   INVESTMENT        AND           EXPENSES         EXPENSES                     EXPENSE
                                   MANAGEMENT  SERVICE (12B-1)      WITHOUT         WITHOUT        EXPENSE         WITH
FUND NAME                              FEE          FEES         REIMBURSEMENT   REIMBURSEMENT  REIMBURSEMENT  REIMBURSEMENT
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
VARIABLE INSURANCE PRODUCTS
 FUND-SERVICE CLASS (NOTE 2):
----------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Growth                0.58%          0.10%            0.09%           0.77%          0.00%         0.77%
----------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Overseas              0.73%          0.10%            0.17%           1.00%          0.00%         1.00%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
VARIABLE INSURANCE PRODUCTS
 FUND II-SERVICE CLASS
 (NOTE 2):
----------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Contrafund            0.58%          0.10%            0.09%           0.77%          0.00%         0.77%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE
 TRUST - INITIAL CLASS
 SHARES (NOTE 3):
----------------------------------------------------------------------------------------------------------------------------
MFS(R) Investors Growth Stock         0.75%           N/A             0.13%           0.88%          0.00%         0.88%
----------------------------------------------------------------------------------------------------------------------------
MFS(R) Research                       0.75%           N/A             0.13%           0.88%          0.00%         0.88%
----------------------------------------------------------------------------------------------------------------------------
MFS(R) New Discovery                  0.90%           N/A             0.14%           1.04%          0.00%         1.04%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES - SERVICE
 SHARES CLASS (NOTE 4):
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Worldwide Growth          0.65%          0.25%            0.06%           0.96%          0.00%         0.96%
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Global Technology         0.65%          0.25%            0.20%           1.10%          0.00%         1.10%
----------------------------------------------------------------------------------------------------------------------------

(1) Under its current investment management agreements with the John Hancock Variable Series Trust I ("JHVST"), John Hancock Life Insurance Company has contractually agreed to reimburse each JHVST fund (other than the International Equity Index, Overseas Equity, Overseas Equity B, Overseas Equity C, Health Sciences and Global Bond funds) when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets. The agreements will remain in effect until May 1, 2005, and may be renewed each year thereafter by JHVST. Percentages shown for the Fundamental Value B, Overseas Equity, Overseas Equity B, and Overseas Equity C funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2004, were in effect for all of 2003. The percentages shown for the International Equity Index Fund reflect (a) the discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% of the Fund's average daily net assets and (b) the custodian's agreement, effective April 1, 2004, to reduce its fees for this Fund. The percentages shown for the Overseas Equity, Overseas Equity B, Overseas Equity C, Health Sciences and Global Bond funds reflect the discontinuance of John Hancock's agreement to reimburse each of these funds for "other fund expenses" in 2003 that exceeded 0.10% of the Fund's average daily net assets. The percentages shown for the Financial Industries fund are based on the fund's current management fee schedule and include the operating expenses and average daily net assets of the fund's predecessor prior to April 25, 2003.

    * Large Cap Growth B was formerly "Large Cap Aggressive Growth," Fundamental Value B was formerly "Large Cap Value CORE(SM)," Mid Cap Value B was formerly "Small/Mid Cap CORE(SM)," Mid Cap Growth was formerly "Small/Mid Cap Growth," Overseas Equity B was formerly "International Opportunities" and Overseas Equity C was formerly "Emerging Markets Equity." "CORE(SM)" is a service mark of Goldman, Sachs & Co.

(2) A portion of the brokerage commissions that each of the Fidelity VIP(R) funds pays may be reimbursed and used to reduce that fund's expenses. In addition, through arrangements with the funds' custodian, credits realized as a result of uninvested cash balances are used to reduce the custodian expenses of the Fidelity(R) VIP Overseas Fund and the Fidelity(R) VIP Contrafund. Including the reduction for reimbursed brokerage commissions, the total operating expenses shown for the Service Class of the Fidelity(R) VIP Growth Fund would have been 0.74%. Including the reductions for reimbursed brokerage commissions and custodian credit offsets, the total operating expenses shown for the Service Class of the Fidelity(R) VIP Overseas Fund and Fidelity(R) VIP Contrafund would have been 0.96% and 0.75%, respectively.

(3) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, "Total Fund Operating Expenses" would equal 0.87% for MFS Investors Growth Stock and 1.03% for MFS New Discovery.

(4) All expenses are shown without the effect of any expense offset arrangements.

EXAMPLES

THE FOLLOWING TWO EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN A REVOLUTION ACCESS CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES AND FUND FEES AND EXPENSES.

THE FIRST EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN AN "ALL RIDER" CONTRACT WITH THE FOLLOWING OPTIONAL BENEFIT RIDERS: ENHANCED DEATH BENEFIT RIDER, EARNINGS ENHANCEMENT DEATH BENEFIT RIDER, ACCUMULATED VALUE ENHANCEMENT RIDER AND GUARANTEED RETIREMENT INCOME BENEFIT RIDER. THE FIRST EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM ANNUAL CONTRACT FEE AND THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Revolution Access - maximum fund-level total operating expenses
---------------------------------------------------------------

                                                      1 YEAR  3 YEARS  5 YEARS  10 YEARS
        ----------------------------------------------------------------------------------
         (1) IF YOU SURRENDER YOUR ALL RIDER
         CONTRACT AT THE END OF THE
         APPLICABLE TIME PERIOD:                       $446    $1344    $2253     $4569
        ----------------------------------------------------------------------------------
         (2) IF YOU ANNUITIZE YOUR ALL RIDER
         CONTRACT AT THE END OF THE
         APPLICABLE TIME PERIOD:                       $446    $1344    $2253     $4569
        ----------------------------------------------------------------------------------
         (3) IF YOU DO NOT SURRENDER YOUR
         ALL RIDER CONTRACT:                           $446    $1344    $2253     $4569
        ----------------------------------------------------------------------------------

THE NEXT EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN A "NO RIDER" CONTRACT WITH NO OPTIONAL BENEFIT RIDERS FOR THE TIME PERIODS INDICATED. THIS EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE AVERAGE ANNUAL CONTRACT FEE WE EXPECT TO RECEIVE FOR THE CONTRACTS AND THE MINIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Revolution Access - minimum fund-level total operating expenses
---------------------------------------------------------------

                                                      1 YEAR  3 YEARS  5 YEARS  10 YEARS
        ---------------------------------------------------------------------------------------------------
         (1) IF YOU SURRENDER YOUR NO RIDER
         CONTRACT AT THE END OF THE
         APPLICABLE TIME PERIOD:                       $151    $468     $808      $1768
        ---------------------------------------------------------------------------------------------------
         (2) IF YOU ANNUITIZE YOUR NO RIDER
         CONTRACT AT THE END OF THE
          APPLICABLE TIME PERIOD:                      $151    $468     $808      $1768
        ---------------------------------------------------------------------------------------------------
         (3) IF YOU DO NOT SURRENDER YOUR NO
         RIDER CONTRACT:                               $151    $468     $808      $1768
        ---------------------------------------------------------------------------------------------------

                               BASIC INFORMATION


  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                                            STARTING ON PAGE
  --------                                                                            ----------------
What is the contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11

Who owns the contract? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11

Is the owner also the annuitant? . . . . . . . . . . . . . . . . . . . . . . . . .            11

How can I invest money in a contract?. . . . . . . . . . . . . . . . . . . . . . .            11

How will the value of my investment in the contract change over time?. . . . . . .            13

What annuity benefits does the contract provide? . . . . . . . . . . . . . . . . .            14

To what extent can JHVLICO vary the terms and conditions of the contracts? . . . .            14

What are the tax consequences of owning a contract?. . . . . . . . . . . . . . . .            14

How can I change my contract's investment allocations? . . . . . . . . . . . . . .            15

What fees and charges will be deducted from my contract? . . . . . . . . . . . . .            19

How can I withdraw money from my contract? . . . . . . . . . . . . . . . . . . . .            20

What happens if the owner or the annuitant dies before my contract's date of
maturity?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22

What other benefits can I purchase under a contract? . . . . . . . . . . . . . . .            24

Can I return my contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25

What additional guarantee applies to the guarantee periods under my contract?. . .            99

What are the terms of the additional guarantee?. . . . . . . . . . . . . . . . . .            99

WHAT IS THE CONTRACT?

  The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

  In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract premiums or premium payments. In general, you need at least a $25,000 initial premium payment to purchase a contract. If you purchase your contract through the automatic investment plan, different minumums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Allocation of premium payments

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment. We will not issue a contract if any proposed owner or annuitant is older than age
84. We may also limit your ability to purchase multiple contracts on the same annuitants or owners. We may, however, waive either of these underwriting limits.

  Once we have issued your contract and it becomes effective, we credit any additional premiums to your contract at the close of the business day in which we receive the payment. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. If we receive an additional premium payment after the close of a business day, we will credit it to your contract on the next business day.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

  The total of all new premium payments and transfers that you may allocate to any one variable investment option or guarantee period in any one contract year may not exceed $1,000,000.

  While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                                                    YOU MAY NOT MAKE ANY PREMIUM
                                                                    PAYMENTS AFTER THE ANNUITANT
                IF YOUR CONTRACT IS USED TO FUND                            REACHES AGE
        ----------------------------------------------------------------------------------------
         a "tax qualified plan"*                                                70 1/2**
        ----------------------------------------------------------------------------------------
         a non-tax qualified plan                                               85
        ----------------------------------------------------------------------------------------

   * as that term is used in "Tax Information," beginning on page 33. ** except for a Roth IRA, which has no age limit.

Ways to make premium payments

  Premium payments made by check or money order should be:

 . drawn on a U.S. bank,

 . drawn in U.S. dollars, and

 . made payable to "John Hancock."

  We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

  Premium payments after the initial premium payment should be sent to:

            JOHN HANCOCK ANNUITY SUBSEQUENT PAYMENTS, X-4

                            MAIL DELIVERY
                            -------------
                         1 John Hancock Way
                             Suite 1501
                        Boston, MA 02117-1501

                         OVERNIGHT DELIVERY
                         ------------------
                           529 Main Street
                        Charleston, MA 02129


  We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

   . issue a contract;

   . accept premium payments; or

   . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.


HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

  Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 16.

  The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available guarantee periods with durations for five years, and we may make one or more additional guarantee periods available for contracts issued before September 30, 2002. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 27.

At any time before the date of maturity, the total value of your contract equals:

 . the total amount you invested,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 29, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF ITS CONTRACTS?

State law insurance requirements

  Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

  We may vary the charges, guarantee periods, rates and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

 WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals)

 . full withdrawal ("surrender")

 . payment of any death benefit proceeds, and

 . periodic payments under one of our annuity payment options.

  In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

  How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  You may transfer all or part of the assets held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once. You may not make any transfers during the annuity period, however, to or from a guarantee period.

  To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

  The contracts are not designed for professional market timing organizations, or other persons or entities that use programmed or frequent transfers among the investment options. As a consequence, we have reserved the right to impose limits on the number and frequency of transfers into and out of variable investment options and guarantee periods and to impose a charge of up to $25 for any transfer beyond an annual limit (which will not be less than 12). Under our current rules, we impose no charge on transfers (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative). However, we do impose the following restrictions into and out of investment options:

 . No more than 12 such transfer requests will be processed in any contract year. In applying this restriction, any transfer request involving the transfer of assets into or out of multiple variable investment options or guarantee periods will still count as only one request.

 . We will monitor your transfer requests to determine whether you have transferred account value into any variable investment option within 28 calendar days after you transferred account value out of that variable investment option (i.e., effected a "round trip"). If we determine that you have effected a round trip, you will be prohibited from effecting any further round trips with respect to any variable investment option for as long as the contract remains in effect.

If we change any of the above rules relating to transfers, we will notify you of the change. Transfers under our strategic rebalancing or dollar-cost averaging program will not be counted toward any limit or restriction on transfers into and out of variable investment options.

WE RESERVE THE RIGHT TO PROHIBIT A TRANSFER LESS THAN 30 DAYS PRIOR TO THE CONTRACT'S DATE OF MATURITY.

 Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options to and from which assets are being transferred, and

 . the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

 Telephone and facsimile transactions

  If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  As stated earlier in this prospectus, the contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we have imposed restrictions on transfers. However, we also reserve the right to change our telephone and facsimile transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

 Dollar-cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

  The following conditions apply to the dollar-cost averaging program:

 . You may elect the program only if the total value of your contract equals
   $15,000 or more.

 . The amount of each transfer must equal at least $250.

 . You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 . You may discontinue the program at any time.

 . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 . Automatic transfers to or from guarantee periods are not permitted.

 . We reserve the right to suspend or terminate the program at any time.

 Strategic rebalancing

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

  This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.


WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Asset-based charge

  We deduct Separate Account expenses daily, as an asset-based charge shown in the Fee Tables, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

  In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

  We deduct the annual contract fee shown in the Fee Tables at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Other charges

  We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.


HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

  The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium tax, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the John Hancock Annuity Servicing Office.

  Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
31. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

  We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal:

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 12. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals
   $25,000 or more.

 . The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 . You may cancel the plan at any time.

 . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.


WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

  We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

 . If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

 . If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

 . If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

 . If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

  We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 . proof of death before the contract's date of maturity, and

 . any required instructions as to method of settlement.

  We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

 . the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 32); or

 . an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page 31.

 Standard death benefit

  We will pay a "standard" death benefit, unless you have chosen one of our optional death benefit riders. (We describe these riders below. If you choose one of these riders, we calculate the death benefit under the terms of the rider.) The standard death benefit we pay is the greater of:

 . the total value of your contract, adjusted by any then-applicable market value adjustment, on the date we receive notice of death in proper order, or

 . the total amount of premium payments made , less any partial withdrawals.

 Optional death benefit riders

  You may elect a death benefit that differs from the standard death benefit by purchasing an optional death benefit rider:

 . only if the rider is available in your state;

 . only when you apply for the contract;

 . if you elect the Enhanced Death Benefit rider, only if each owner and each annuitant is under age 80 at the time you apply for the contract; and

 . if you elect the Earnings Enhancement Death Benefit rider, only if each owner and each annuitant is under age 75 at the time you apply for the contract.

We may waive either or both of the last two restrictions for contracts purchased prior to the date a rider was available in your state.

  As long as an optional death benefit rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The rider and its related charges terminates on:

 . the contract's date of maturity, or

 . upon your surrendering the contract, or

 . a change of ownership, except where a spousal beneficiary continues the rider after an owner's death (we explain contract continuation by a spouse in "Distributions following death of owner" on page 32).

  In addition, you may terminate the Enhanced Death Benefit rider at any time by providing written notification to us at the John Hancock Annuity Servicing Office shown on page 2. If you purchase an Earnings Enhancement Death Benefit rider, however, you CANNOT request us to terminate the rider and its charges.

ENHANCED DEATH BENEFIT rider - under this rider, we will pay the greatest of:

  (1) the standard death benefit,

  (2) the amount of each premium you have paid, accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

  (3) the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The rider's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The rider's "measuring life" is:

 . the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity Date,

 . the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the Maturity Date,

 . the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the Maturity Date,

 . the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity Date.

If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

EARNINGS ENHANCEMENT DEATH BENEFIT rider (not available for contracts issued to tax-qualified plans) - under this rider, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the owners and annuitants when you purchase the rider. In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" rider because any amounts paid under this rider can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this rider, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The earnings enhancement amount is determined as follows:

 . if all of the owners and the annuitant are under age 70 on the date your rider is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

 . if any of the owners or the annuitant is age 70 or older on the date your rider is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

 . if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

"Net Premiums," for purposes of this rider, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

   For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS ON PAGE 33 BEFORE SELECTING ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE PARTIAL WITHDRAWALS UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.


WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit rider discussed above, we currently make available one other optional benefit. You may elect this rider:

 . only if your state permits;

 . only when you apply for a contract; and

 . only if you are under age 75 when you apply for a contract.

This optional benefit is provided under a rider that contains many terms and conditions not set forth below. Therefore, you should refer directly to the rider for more complete information. We will provide you with a copy on request. We may make other riders available in the future.

ACCUMULATED VALUE ENHANCEMENT rider- under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

 . is receiving certain qualified services described in the rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

  You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page 11 for a general description of other premium limits under the contract).

  There is a monthly charge for this rider as described in the Fee Tables.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

    If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

  In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

  You should carefully review the tax considerations for optional benefit riders on page 33 before selecting this optional benefit rider.

  CONTRACTS ISSUED BEFORE MAY 1, 2004 MAY HAVE BEEN ISSUED WITH THE FOLLOWING OPTIONAL BENEFIT RIDER:

  GUARANTEED RETIREMENT INCOME BENEFIT rider - under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

  If your contract was issued with this rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each premium you have paid, accumulated at the rate(s) specified in the contract, but adjusted for any partial withdrawals you have taken. The accumulation rates differ between (a) contract value allocated to a guaranteed period or Money Market investment option (currently 4%) and (b) contract value allocated to all other variable investment options (currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of contract value that was reduced by the withdrawal (including any withdrawal charges). After a withdrawal, the accumulation rate(s) will only be applied to the remaining accumulated amount. If your total contract value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.

  There is a monthly charge for this rider as described in the Fee Tables. The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

  In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

   . JHVLICO at the address shown on page 2, or

   . the JHVLICO representative who delivered the contract to you.

  In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.



WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

  John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

  Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is A++, the highest, based on the strength its direct parent, John Hancock Life Insurance Company and the capital guarantee that JHFS (John Hancock Life Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's Corporation and Fitch Ratings have assigned financial strength ratings to JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

  The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

  JHFS guarantees your full interest in any guarantee period. This means that, if JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or (b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on JHVLICO as a precondition to making a claim against JHFS under the guarantee.

                             ADDITIONAL INFORMATION


  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 13 through 24.


  CONTENTS OF THIS SECTION                                                    STARTING ON PAGE
  Description of JHVLICO . . . . . . . . . . . . . . . . . . . . . . . . . .        26

  How to find further information about JHVLICO and JHFS . . . . . . . . . .        26

  Who should purchase a contract?. . . . . . . . . . . . . . . . . . . . . .        27

  How we support the variable investment options . . . . . . . . . . . . . .        27

  How we support the guarantee periods . . . . . . . . . . . . . . . . . . .        28

  How the guarantee periods work . . . . . . . . . . . . . . . . . . . . . .        28

  The accumulation period. . . . . . . . . . . . . . . . . . . . . . . . . .        30

  The annuity period . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31

  Variable investment option valuation procedures. . . . . . . . . . . . . .        33

  Description of charges at the fund level . . . . . . . . . . . . . . . . .        34

  Miscellaneous provisions . . . . . . . . . . . . . . . . . . . . . . . . .        34

  Tax information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35

  Performance information. . . . . . . . . . . . . . . . . . . . . . . . . .        42

  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42

  Voting privileges. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42

  Certain changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        43

  Distribution of contracts. . . . . . . . . . . . . . . . . . . . . . . . .        44

  Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        44

  Registration statement . . . . . . . . . . . . . . . . . . . . . . . . . .        45

  Condensed Financial Information. . . . . . . . . . . . . . . . . . . . . .        46

  Appendix A - Details About Our Guarantee Periods . . . . . . . . . . . . .        50

  Appendix B - Examples of Earnings Enhancement Death Benefit Calculation. .        99

DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company chartered in 1979 under Massachusetts law, with its home office at 197 Clarendon Street, Boston,
Massachusetts  02117.   We are authorized to transact a life insurance and
annuity business in all states other than New York and in the District of Columbia.

  We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

  We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28, 2003. As a consequence of the merger, John Hancock's ultimate parent is now Manulife Financial Corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. As of December 31, 2003, John Hancock's assets were approximately $96 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

  JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements. JHVLICO and JHFS also file registration statements and other documents with the SEC, in addition to any that they file under the Exchange Act.

  You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS' filings with the SEC are also available to the public at the SEC's "web" site: http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

  These are the following reports and documents, which we "incorporate by reference" into this prospectus:

 . Form 10-K of JHFS for the year ended December 31, 2003;

 . Form 8-K of JHFS filed on February 6, 2004 and on February 24, 2004; and

 . All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

 . traditional individual retirement annuity plans ("Traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

  We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 37.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations of five years. For contracts issued before September 30, 2002, however, we may permit you to select different durations.

  If you select any guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

        ---------------------------------------------------------
         We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.
        ---------------------------------------------------------

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

   Here is how the MVA works:

      --------------------------------------------------------------------------
       We compare:
                 . the guaranteed rate of the guarantee period from which the assets are being taken WITH

                 . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

               If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

               If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
      --------------------------------------------------------------------------

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option.
 Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

            ---------------------------------------------------
             dollar amount of transaction
                                  DIVIDED BY
             value of one accumulation unit for the applicable variable investment option at the time of such transaction
            ---------------------------------------------------

  The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

            ---------------------------------------------------
             number of accumulation units in the variable
             investment options
                                    TIMES
             value of one accumulation unit for the applicable variable investment option at that time
            ---------------------------------------------------

Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

 . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

 . the amount of any charges and fees deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

   Unless we otherwise permit, the date of maturity must be:

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age 95).

  Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 34.)

Choosing fixed or variable annuity payments

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 30).

  Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

  Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

.. if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

Assumed investment rate

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:

.. the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

.. the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

.. Option A:  "life annuity with 5 years guaranteed" and

.. Option B:  "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

  The funds must pay investment management fees and other operating expenses. These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is shown in the table.

  The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2003, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

DISTRIBUTIONS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract in the following box:



-------------------------------------------------------------------------------
 IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE
 BEGUN:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner. In that case:

   (1) we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and

   (2) your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount of your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

   (1) paid out in full within five years of your death or

   (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 . the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.

 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
-------------------------------------------------------------------------------

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

.. the rights of any assignees of record and

.. certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

  If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

  At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the

Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

Surrenders, withdrawals and death benefits

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

  All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

  Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

Penalty for premature withdrawals

  The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

Puerto Rico annuity contracts not purchased to fund a tax qualified plan

  Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

  Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

  The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

Tax-free rollovers

  For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

.. a traditional IRA to another traditional IRA,

.. a traditional IRA to another tax-qualified plan, including a Section 403(b) plan

.. any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

.. any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

.. a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

.. a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

  In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

Traditional IRAs

  Annual contribution limit. A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

.. 100% of compensation includable in your gross income, or

.. the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  Catch-Up Contributions. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

  Deductibility of contributions. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

  The amount of your deduction is based on the following factors:

.. whether you or your spouse is an active participant in an employer sponsored retirement plan,

.. your federal income tax filing status, and

.. your "Modified Adjusted Gross Income."

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  Distributions. In general, all amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

Roth IRAs

  Annual contribution limit. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  Catch-Up Contributions. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

  Distributions. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

.. after you reach age 59 1/2,

.. on your death or disability, or

.. to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

  Conversion to a Roth IRA. You can convert a traditional IRA to a Roth IRA, unless

.. you have adjusted gross income over $100,000, or

.. you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

  Catch-Up Contributions. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

  Distributions. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

  Distributions. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

  Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

  Catch-Up Contributions. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

.. on the employee's separation from service, death, or disability,

.. with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

.. transfers and exchanges to other products that qualify under Section 403(b).

  Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

Pension and profit sharing plans qualified under Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

"Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

Section 457 deferred compensation plans

  Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

.. a state,

.. a political subdivision of a state,

.. an agency or instrumentality or a state or political subdivision of a state, or

.. a tax-exempt organization.

  As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

  The deferred compensation plan must satisfy several conditions, including the following:

.. the plan must not permit distributions prior to your separation from service
  (except in the case of an unforeseen emergency), and

.. all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

  Annual contribution limit. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

  Catch-Up Contributions. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

Elective Deferral Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

Elective Catch-up Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

 Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate and gift tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

  Total return at the Account level is the percentage change between:

.. the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

.. the value at the end of such period.

  At the Account level, total return reflects adjustments for:

.. the mortality and expense risk charges, and

.. the annual contract fee.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option.

  Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax charge or any charge for optional benefit riders.

REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

VOTING PRIVILEGES

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

.. to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

.. to add or delete variable investment options,

.. to change the underlying investment vehicles,

.. to operate the Account in any form permitted by law, and

.. to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

.. the size of the initial premium payment,

.. the size of the group or class,

.. the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

.. the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

.. the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

.. the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

  Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 197 Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John Hancock.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

  Signator representatives may receive additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by JHVLICO From time to time, Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

  Ernst & Young LLP have audited the consolidated financial statements of John Hancock Variable Life Insurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2003 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements of JHVLICO and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

     ---------------------------------------------------------------------
                                                               PAGE OF SAI
     DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . .      2

     CALCULATION OF PERFORMANCE  DATA. . . . . . . . . . . . .      2

     OTHER PERFORMANCE INFORMATION . . . . . . . . . . . . . .      3

     CALCULATION OF ANNUITY PAYMENTS . . . . . . . . . . . . .      4

     ADDITIONAL INFORMATION ABOUT DETERMINING UNIT VALUES. . .      5

     PURCHASES AND REDEMPTIONS OF FUND SHARES. . . . . . . . .      6

     THE ACCOUNT . . . . . . . . . . . . . . . . . . . . . . .      6

     DELAY OF CERTAIN PAYMENTS . . . . . . . . . . . . . . . .      7

     LIABILITY FOR TELEPHONE TRANSFERS . . . . . . . . . . . .      7

     VOTING PRIVILEGES . . . . . . . . . . . . . . . . . . . .      7

     FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . .      9
     ---------------------------------------------------------------------

                         CONDENSED FINANCIAL INFORMATION


                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

  The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.

                                                                                     PERIOD FROM
                           YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                          DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                              2003          2002          2001          2000             1999
                          ------------  ------------  ------------  ------------  ------------------
EQUITY INDEX
Accumulation share
 value:
 Beginning of period. . .    $13.49         $17.58        $20.22        $22.54          $10.00
 End of period. . . . . .    $17.10         $13.49        $17.58        $20.22          $22.54
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    85,894         86,077       804,600       507,320          76,098
LARGE CAP VALUE
Accumulation share
 value:
 Beginning of period
   (Note 3) . . . . . . .     $9.75         $11.38        $10.00            --              --
 End of period. . . . . .    $12.08          $9.75        $11.38            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    91,386         50,708       334,667            --              --
FUNDAMENTAL VALUE B
 (formerly "Large Cap
 Value CORE (SM)")
Accumulation share
 value:
 Beginning of period. . .     $8.13         $10.07        $10.71        $10.31          $10.00
 End of period. . . . . .    $10.35          $8.13        $10.07        $10.71          $10.31
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    71,994         80,764     1,056,790       520,128          92,493
LARGE CAP GROWTH
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . .     $5.79          $8.13        $10.00            --              --
 End of period. . . . . .     $7.19          $5.79         $8.13            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    49,259         10,413        77,662            --              --
LARGE CAP GROWTH B
 (formerly "Large Cap
 Aggressive Growth")
Accumulation share
 value:
 Beginning of period. . .     $5.48          $8.09         $9.60        $11.97          $10.00
 End of period. . . . . .     $7.13          $5.48         $8.09         $9.60          $11.97
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    45,760         78,966     1,205,414     1,040,129         178,388
GROWTH & INCOME
Accumulation share
 value:
 Beginning of period
  (Note 2). . . . . . . .     $5.66          $7.36         $8.82        $10.00              --
 End of period. . . . . .     $6.95          $5.66         $7.36         $8.82              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .   160,565        126,954     1,817,947        12,749              --
FUNDAMENTAL VALUE
Accumulation share
 value:
 Beginning of period. . .     $8.75         $10.73        $11.68        $10.43          $10.00
 End of period. . . . . .    $11.12          $8.75        $10.73        $11.68          $10.43
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    78,791         85,139       802,605       347,760          64,904
EARNINGS GROWTH
Accumulation share
 value:
 Beginning of period
  (Note 1). . . . . . . .     $2.96          $4.43         $7.11        $10.00              --
 End of period. . . . . .     $3.65          $2.96         $4.43         $7.11              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .   129,095        154,964     1,636,323       629,910              --
FUNDAMENTAL GROWTH
Accumulation share
 value:
 Beginning of period. . .     $6.79          $9.86        $14.74        $15.39          $10.00
 End of period. . . . . .     $8.84          $6.79         $9.86        $14.74          $15.39
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    49,535         66,283       589,572       525,081          38,912
MID CAP VALUE B
 (formerly "Small/Mid
 Cap CORE(SM)")
Accumulation share
 value:
 Beginning of period. . .    $10.94         $13.06        $13.16        $12.73          $11.00
 End of period. . . . . .    $15.68         $10.94        $13.06        $13.16          $12.73
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    39,919         41,956       220,092       114,891           9,532

                                                                                        PERIOD FROM
                              YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                             DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                                 2003          2002          2001          2000             1999
                             ------------  ------------  ------------  ------------  ------------------
MID CAP GROWTH
 (formerly "Small/Mid
 Cap Growth")
Accumulation share
 value:
 Beginning of period. . . .     $16.19         $20.79        $20.47        $18.98          $18.07
 End of period. . . . . . .     $23.49         $16.19        $20.79        $20.47          $18.98
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .     29,359         29,475       242,085       136,439          14,779
SMALL CAP EMERGING
 GROWTH
Accumulation share
 value:
 Beginning of period
  (Note 2). . . . . . . . .      $5.60          $7.90         $8.30        $10.00              --
 End of period. . . . . . .      $8.23          $5.60         $7.90         $8.30              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .     12,351          8,332        79,406           535              --
SMALL CAP VALUE
Accumulation share
 value:
 Beginning of period. . . .     $15.07         $16.31        $13.87        $10.46          $10.00
 End of period. . . . . . .     $20.54         $15.07        $16.31        $13.87          $10.46
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .     79,351         81,318       546,648       241,338              --
SMALL CAP GROWTH
Accumulation share
 value:
 Beginning of period. . . .      $9.81         $14.19        $16.44        $21.19          $14.27
 End of period. . . . . . .     $12.39          $9.81        $14.19        $16.44          $21.19
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .     41,073         45,628       715,728       608,753          59,529
AIM V.I. PREMIER
 EQUITY
Accumulation share
 value:
 Beginning of period. . . .      $5.90          $8.57         $9.92        $11.77          $10.00
 End of period. . . . . . .      $7.29          $5.90         $8.57         $9.92          $11.77
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .    268,348        230,661     3,090,645     2,548,369         302,772
AIM V.I. CAPITAL
 DEVELOPMENT - SERIES
 II CLASS
Accumulation share
 value:
 Beginning of period
  (Note 4). . . . . . . . .      $7.45         $10.00            --            --              --
 End of period. . . . . . .      $9.93          $7.45            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .      6,387          2,620            --            --              --
FIDELITY VIP
 CONTRAFUND (R) -
 SERVICE CLASS
Accumulation share
 value:
 Beginning of period. . . .      $8.28          $9.25        $10.69        $11.61          $10.00
 End of period. . . . . . .     $10.49          $8.28         $9.25        $10.69          $11.61
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .    179,239        202,789     1,645,859     1,447,471         237,990
FIDELITY VIP GROWTH
Accumulation share
 value:
 Beginning of period. . . .      $5.92          $8.59        $10.57        $12.04          $10.00
 End of period. . . . . . .      $7.76          $5.92         $8.59        $10.57          $12.04
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .    203,487        198,959     2,501,361     1,875,307         205,097
MFS INVESTORS GROWTH
 STOCK - INITIAL CLASS
Accumulation share
 value:
 Beginning of period. . . .      $6.14          $8.58        $11.45        $12.36          $10.00
 End of period. . . . . . .      $7.46          $6.14         $8.58        $11.45          $12.36
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .    132,909        146,522     1,280,675       971,077         158,192
MFS RESEARCH - INITIAL
 CLASS
Accumulation share
 value:
 Beginning of period. . . .      $6.46          $8.67        $11.14        $11.86          $10.00
 End of period. . . . . . .      $7.95          $6.46         $8.67        $11.14          $11.86
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .     49,422         68,797       970,571       672,010          73,452
INTERNATIONAL EQUITY
 INDEX
Accumulation share
 value:
 Beginning of period
  (Note 4). . . . . . . . .      $6.77         $10.00            --            --              --
 End of period. . . . . . .      $9.49          $6.77            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .     31,853            906            --            --              --
OVERSEAS EQUITY B
 (formerly
 "International
 Opportunities")
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . . .      $6.72          $8.33        $10.00            --              --
 End of period. . . . . . .      $8.79          $6.72         $8.33            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .     16,942         18,535        20,457            --              --

                                                                                               PERIOD FROM
                               YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED    AUGUST 10, 1999
                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    TO DECEMBER 31,
                                  2003            2002            2001            2000             1999
                              ------------    ------------    ------------    ------------  ------------------
OVERSEAS EQUITY
Accumulation share value:
 Beginning of period. . . .   $       9.96    $      10.76    $      11.65    $      12.98       $    12.24
 End of period. . . . . . .   $      13.75    $       9.96    $      10.76    $      11.65       $    12.98
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .         35,964          24,431         128,318          63,735            5,361
FIDELITY VIP OVERSEAS
 - SERVICE CLASS
Accumulation share value:
 Beginning of period. . . .   $       6.10    $       7.73    $       9.97    $      12.48       $    10.00
 End of period. . . . . . .   $       8.62    $       6.10    $       7.73    $       9.97       $    12.48
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .        126,285         143,079         960,931       1,107,608           30,517
OVERSEAS EQUITY C
 (formerly "Emerging
 Markets Equity")
Accumulation share value:
 Beginning of period
  (Note 3). . . . . . . . .   $       9.07    $       9.85    $      10.00              --               --
 End of period  . . . . . .   $      14.06    $       9.07    $       9.85              --               --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .          4,792           2,150           7,941              --               --
JANUS ASPEN WORLDWIDE
 GROWTH - SERVICE
 SHARES CLASS
Accumulation share value:
 Beginning of period
  (Note 2). . . . . . . . .   $       5.07    $       6.90    $       9.03    $      10.00               --
 End of period  . . . . . .   $       6.19    $       5.07    $       6.90    $       9.03               --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .         47,215          42,016         322,018         128,709               --
REAL ESTATE EQUITY
Accumulation share value:
 Beginning of period
  (Note 2)    . . . . . . .   $      11.44    $      11.43    $      10.95    $      10.00               --
 End of period  . . . . . .   $      15.47    $      11.44    $      11.43    $      10.95               --
Number of Accumulation
 Shares outstanding at
 end of period  . . . . . .         48,314          48,847         138,332           1,766               --
HEALTH SCIENCES
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . . .   $       7.69    $       9.73    $      10.00              --               --
 End of period  . . . . . .   $      10.00    $       7.69    $       9.73              --               --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .         15,522          15,340         100,786              --               --
FINANCIAL INDUSTRIES
 (NOTE 5)
Accumulation share value:
 Beginning of period. . . .   $      11.60    $      14.58    $      17.90    $      14.25       $    10.00
 End of period. . . . . . .   $      14.43    $      11.60    $      14.58    $      17.90       $    14.25
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .         21,825          49,964         855,100         642,376          113,876
MANAGED
Accumulation share value:
 Beginning of period
  (Note 2). . . . . . . . .   $       8.00    $       9.34    $       9.73    $      10.00               --
 End of period  . . . . . .   $       9.41    $       8.00    $       9.34    $       9.73               --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .         73,227          80,473         868,814              89               --
SHORT TERM BOND
Accumulation share value:
 Beginning of period. . . .   $      14.82    $      14.20    $      13.30    $      12.48       $    12.34
 End of period. . . . . . .   $      15.04    $      14.82    $      14.20    $      13.30       $    12.48
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .        118,364         132,895         440,240         126,421           15,433
 BOND INDEX
Accumulation share value:
 Beginning of period. . . .   $      12.28    $      11.31    $      10.63    $       9.63       $     9.65
 End of period. . . . . . .   $      12.57    $      12.28    $      11.31    $      10.63       $     9.63
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .        105,438         145,149         833,929         327,502           47,232
ACTIVE BOND
Accumulation share value:
 Beginning of period
  (Note 3). . . . . . . . .   $      11.00    $      10.39    $      10.00              --               --
 End of period. . . . . . .   $      11.57    $      11.00    $      10.39              --               --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .        172,975         191,092       1,154,989              --               --
HIGH YIELD BOND
Accumulation share value:
 Beginning of period. . . .   $       8.60    $       9.12    $       9.04    $      10.27       $    10.00
 End of period, . . . . . .   $       9.90    $       8.60    $       9.12    $       9.04       $    10.27
Number of Accumulation
 Shares outstanding at
 end of period. . . . . . .         97,589          77,833         644,021         333,028           48,898

                                                                                     PERIOD FROM
                           YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                          DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                              2003          2002          2001          2000             1999
                          ------------  ------------  ------------  ------------  ------------------
GLOBAL BOND
Accumulation share
 value:
 Beginning of period
  (Note 2). . . . . . . .    $12.10         $10.31        $10.60        $10.00              --
 End of period. . . . . .    $13.85         $12.10        $10.31        $10.60              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    32,488         28,155        71,857            --              --
MONEY MARKET
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . .    $10.15         $10.12        $10.00            --              --
 End of period. . . . . .    $10.12         $10.15        $10.12            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .   346,239      1.018,815     4,289,180            --              --
MID CAP VALUE
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . .    $10.00             --            --            --              --
 End of period. . . . . .    $13.56             --            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .     8,029             --            --            --              --
TOTAL RETURN
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . .    $10.00             --            --            --              --
 End of period. . . . . .    $10.11             --            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    10,515             --            --            --              --
MFS NEW DISCOVERY
 SERIES
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . .     $9.35         $13.85        $14.77        $15.26          $10.00
 End of period. . . . . .    $12.35          $9.35        $13.85        $14.77          $15.26
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .    76,297         83,268       533,377       431,090          36,557
JANUS ASPEN GLOBAL
 TECHNOLOGY
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . . .    $10.04             --            --            --              --
 End of period. . . . . .    $13.67             --            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period. . . . . .     1,101             --            --            --              --

(1)  Values shown for 2000 begin on May 1, 2000.

(2)  Values shown for 2000 begin on November 1, 2000.

(3)  Values shown for 2001 begin on May 1, 2001.

(4)  Values shown for 2002 begin on May 1, 2002.

(5) Values shown for Financial Industries are based on Account holdings of the predecessor fund.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS


INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

  . corporate bonds,

  . mortgages,

  . mortgage-backed and asset-backed securities, and

  . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

.. receive your premium payment,

.. effectuate your transfer, or

.. renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period by a factor expressed by the following formula:

                                     n
                                     --
                      (    1 + g    )12
                      (-------------)   -1
                      (1 + c + 0.005)
  where,

  . G is the guaranteed rate in effect for the current guarantee period.

  . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

   . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

 Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
 Guarantee period                         5 years
-------------------------------------------------------------------------------
 Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                          period
-------------------------------------------------------------------------------
 Guaranteed rate*(g)                      4%
-------------------------------------------------------------------------------
 Guaranteed rate for new 3 year
 guarantee*(c)                            3%
-------------------------------------------------------------------------------
 Remaining guarantee period(n)            36 months
-------------------------------------------------------------------------------

Market value adjustment:


                     [                  36    ]
                     [                  --    ]
                     [(     1 + 0.04   )12    ]
             10,000 x[(----------------)    -1] = 145.63
                     [(1 + 0.03 + 0.005)      ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $145.63 = $10,145.63

*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

 Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
 Guarantee period                         5 years
-------------------------------------------------------------------------------
 Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                          period
-------------------------------------------------------------------------------
 Guaranteed rate*(g)                      4%
-------------------------------------------------------------------------------
 Guaranteed rate for new 3 year
 guarantee*(c)                            5%
-------------------------------------------------------------------------------
 Remaining guarantee period(n)            36 months
-------------------------------------------------------------------------------

Market value adjustment:

                     [                  36    ]
                     [                  --    ]
                     [(     1 + 0.04   )12    ]
             10,000 x[(----------------)    -1] = 145.63
                     [(1 + 0.03 + 0.005)      ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- $420.50 = $9,579.50

*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

    APPENDIX B - EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION

  The following are examples of the optional earnings enhancement death benefit. We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

  Assume:

.. You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

.. At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

.. You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

.. We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

Calculation of Standard Death Benefit

  We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

Calculation of Earnings Enhancement Amount

  Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

  Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0). In this example, the Net Premiums is $100,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

  Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

  The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefore $32,000.

  The total Death Benefit in this example is the standard death benefit ($180,000) plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT, ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

  Assume:

.. You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

.. At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

.. You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

.. On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

.. On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

.. On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of $10,000 at the end of the eighth year of your contract

.. We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

Calculation of Enhanced Death Benefit

  In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

  Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

  Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

  The total value of your contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefore $120,000.

Calculation of Earnings Enhancement Amount

  Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

  Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings. In this example, you withdrew $80,000 at a time when your earnings were $75,000. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

  Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

  The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefore $3,750.

  The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the earnings enhancement amount ($3,750), or $123,750.

                          Prospectus dated May 1, 2004

                                for interests in
                    John Hancock Variable Annuity Account JF
                       Interests are made available under

                   -------------------------------------------
                       REVOLUTION EXTRA VARIABLE ANNUITY
                   -------------------------------------------
      a deferred combination fixed and variable annuity contract issued by

            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

  The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

 VARIABLE INVESTMENT OPTIONS:                               UNDERLYING FUND MANAGED BY:
----------------------------------------------------------------------------------------------------------------------------------
 EQUITY OPTIONS:
  Equity Index . . . . . . . . . . . . . . . . . . . . .    SSgA Funds Management, Inc.
  Large Cap Value  . . . . . . . . . . . . . . . . . . .    T. Rowe Price Associates, Inc.
  Large Cap Growth . . . . . . . . . . . . . . . . . . .    Independence Investment LLC
  Earnings Growth. . . . . . . . . . . . . . . . . . . .    Fidelity Management & Research Company
  Growth & Income  . . . . . . . . . . . . . . . . . . .    Independence Investment LLC and T. Rowe Price Associates, Inc.
  Fundamental Value. . . . . . . . . . . . . . . . . . .    Wellington Management Company, LLP
  Mid Cap Value B. . . . . . . . . . . . . . . . . . . .    T. Rowe Price Associates, Inc.
  Mid Cap Growth . . . . . . . . . . . . . . . . . . . .    Wellington Management Company, LLP
  Small Cap Value  . . . . . . . . . . . . . . . . . . .    T. Rowe Price Associates, Inc. and Wellington Management Company, LLP
  Small Cap Emerging Growth. . . . . . . . . . . . . . .    Wellington Management Company, LLP
  AIM V.I. Capital Development . . . . . . . . . . . . .    A I M Advisors, Inc.
  Fidelity VIP Contrafund(R) . . . . . . . . . . . . . .    Fidelity Management & Research Company
  MFS Investors Growth Stock . . . . . . . . . . . . . .    MFS Investment Management(R)
  International Equity Index . . . . . . . . . . . . . .    SSgA Funds Management, Inc.
  Overseas Equity B. . . . . . . . . . . . . . . . . . .    Capital Guardian Trust Company
  Fidelity VIP Overseas. . . . . . . . . . . . . . . . .    Fidelity Management & Research Company
  Real Estate Equity . . . . . . . . . . . . . . . . . .    RREEF America LLC and Van Kampen (a registered trade name of Morgan
                                                              Stanley Investment Management Inc.)
  Health Sciences. . . . . . . . . . . . . . . . . . . .    Wellington Management Company, LLP
  Financial Industries . . . . . . . . . . . . . . . . .    John Hancock Advisers, LLC
  Large Cap Growth B*. . . . . . . . . . . . . . . . . .    Independence Investment LLC
  Fundamental Growth*. . . . . . . . . . . . . . . . . .    Independence Investment LLC
  Fundamental Value B* . . . . . . . . . . . . . . . . .    Wellington Management Company, LLP
  Mid Cap Value* . . . . . . . . . . . . . . . . . . . .    T. Rowe Price Associates, Inc.
  Small Cap Growth*. . . . . . . . . . . . . . . . . . .    Wellington Management Company, LLP
  AIM V.I. Premier Equity* . . . . . . . . . . . . . . .    A I M Advisors, Inc.
  MFS Research*. . . . . . . . . . . . . . . . . . . . .    MFS Investment Management(R)
  Overseas Equity* . . . . . . . . . . . . . . . . . . .    Capital Guardian Trust Company
  Overseas Equity C* . . . . . . . . . . . . . . . . . .    Capital Guardian Trust Company
  Janus Aspen Worldwide Growth*. . . . . . . . . . . . .    Janus Capital Management, LLC
  Janus Aspen Global Technology* . . . . . . . . . . . .    Janus Capital Management, LLC
  Fidelity VIP Growth* *                                    Fidelity Management & Research Company
  MFS New Discovery* * . . . . . . . . . . . . . . . . .    MFS Investment Management(R)

 BALANCED OPTIONS:
  Managed. . . . . . . . . . . . . . . . . . . . . . . .    Independence Investment LLC and Capital Guardian Trust Company

 BOND & MONEY MARKET OPTIONS:
  Short-Term Bond  . . . . . . . . . . . . . . . . . . .    Independence Investment LLC
  Bond Index . . . . . . . . . . . . . . . . . . . . . .    Standish Mellon Asset Management Company LLC
  Active Bond. . . . . .                                    John Hancock Advisers, LLC, Pacific Investment Management Company LLC
                                                              and Declaration Management & Research Company
  Total Return Bond. . . . . . . . . . . . . . . . . . .    Pacific Investment Management Company LLC
  High Yield Bond  . . . . . . . . . . . . . . . . . . .    Wellington Management Company, LLP
  Global Bond. . . . . . . . . . . . . . . . . . . . . .    Capital Guardian Trust Company
  Money Market . . . . .                                    Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------

  * Not available for contracts issued after April 30, 2004.
* * Not available for contracts issued after April 30, 2003.

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, the "Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

  Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30, 2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

  If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

The Revolution Extra Variable Annuity provides an Extra Credit feature that is described on page 14. Because of this feature, the withdrawal charge applicable to certain withdrawals of contract value may be higher than those imposed under contracts without an "extra credit" or "bonus" feature. The amount of the Extra Credit that we add to your contract may be more than offset by the withdrawal charge that is described on page 18 if you prematurely "surrender" or otherwise withdraw money in excess of the Free Withdrawal Amounts (see page 18) while this charge is in effect.



                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                      -------------------------------------

                                  MAIL DELIVERY
                                  -------------
                                  P.O. Box 772
                                Boston, MA 02117

                               OVERNIGHT DELIVERY
                               ------------------
                      John Hancock Annuity Image Operations
                        27 Dry Dock Avenue, Second floor
                             South Boston, MA 02110

                              PHONE: 1-800-824-0335

                               FAX: 1-617-572-1571



  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.


    ************************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

  This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

  We've also filed with the SEC a "Statement of Additional Information." This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 45.

  The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
--------------------------------------------------------------------------------


                            GUIDE TO THIS PROSPECTUS


  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

   .  The first section contains an "INDEX OF KEY WORDS."

   . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

   . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

   . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

                               INDEX OF KEY WORDS


  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                               PAGE

  Accumulation units...................................   30
  Annuitant............................................   11
  Annuity payments.....................................   14
  Annuity period.......................................   14
  Business day.........................................   12
  Contract year........................................   12
  Date of issue........................................   12
  Date of maturity.....................................   31
  Extra Credits........................................   14
  Free withdrawal amount...............................   18
  Funds................................................    2
  Guarantee period.....................................   13
  Investment options...................................   15
  Market value adjustment..............................   13
  Premium payments.....................................   11
  Surrender............................................   18
  Surrender value......................................   19
  Total value of your contract.........................   13
  Variable investment options..........................cover
  Withdrawal charge....................................   18
  Withdrawal...........................................   18

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING AND SURRENDERING A REVOLUTION EXTRA CONTRACT. THE FIRST TABLE DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

--------------------------------------------------------------------------------------------------------
  CONTRACTOWNER TRANSACTION EXPENSES                                REVOLUTION EXTRA
--------------------------------------------------------------------------------------------------------
 MAXIMUM WITHDRAWAL CHARGE (AS % OF AMOUNT            7% for the first, second, third and fourth years
 WITHDRAWN OR SURRENDERED)/1/                                    6% for the fifth year
                                                                 5% for the sixth year
                                                                4% for the seventh year
                                                                    0 % thereafter
--------------------------------------------------------------------------------------------------------
 MAXIMUM TRANSFER CHARGE /2/                                              $25
--------------------------------------------------------------------------------------------------------

/1/ This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.
/2/ This charge is not currently imposed, but we reserve the right to do so in the contract. If we do, it will be taken upon each transfer into or out of any investment option beyond an annual limit of not less than 12.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND EXPENSES PAID AT THE FUND LEVEL.

----------------------------------------------------------------------------------------------------------------------
                                                                              REVOLUTION EXTRA
----------------------------------------------------------------------------------------------------------------------
 MAXIMUM ANNUAL CONTRACT FEE/3/                                                     $50
----------------------------------------------------------------------------------------------------------------------
 CURRENT ANNUAL CONTRACT FEE/4/                                                     $30
----------------------------------------------------------------------------------------------------------------------
 SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF                              1.25%
 AVERAGE ACCOUNT VALUE)/5/
----------------------------------------------------------------------------------------------------------------------
 OPTIONAL BENEFIT RIDER CHARGES/6/:
----------------------------------------------------------------------------------------------------------------------
 WAIVER OF WITHDRAWAL CHARGE ("CARESOLUTIONS") RIDER         0.10% of that portion of your contract's total value
 ("CARESOLUTIONS") RIDER                                 attributable to premiums that are still subject to surrender charges
----------------------------------------------------------------------------------------------------------------------
 ENHANCED DEATH BENEFIT RIDER/7/                                    0.25% of your contract's total value
----------------------------------------------------------------------------------------------------------------------
 EARNINGS ENHANCEMENT ("BENEFICIARY TAX RELIEF") DEATH              0.25% of your contract's total value
 BENEFIT RIDER
----------------------------------------------------------------------------------------------------------------------
 ACCUMULATED VALUE ENHANCEMENT ("CARESOLUTIONS
 PLUS") RIDER /8/                                                  0.35% of your initial premium payment
----------------------------------------------------------------------------------------------------------------------
 GUARANTEED RETIREMENT INCOME BENEFIT RIDER /9/                     0.30% of your contract's total value
----------------------------------------------------------------------------------------------------------------------

/3/ This charge is not currently imposed, and would only apply to contracts of less than $50,000.

/4/ This charge applies only to contracts of less than $50,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

/5/ This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods.

/6/ Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12/th/ of the annual charge shown in the table.

/7/ In certain states (and for riders issued prior to May 1, 2002), the rate for the Enhanced Death Benefit rider may be lower than the amount shown.

/8/ This rider is available only if you purchase the Waiver of Withdrawal Charge rider as well. We reserve the right to increase the annual charge shown on a uniform basis for all Accumulated Value Enhancement riders issued in the same state.

/9/  Not available for contracts issued after April 30, 2004.

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE FUNDS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN A REVOLUTION EXTRA CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE SERIES FUNDS' PROSPECTUSES.

--------------------------------------------------------------------------------
       Total Annual Fund Operating Expenses            Minimum        Maximum
--------------------------------------------------------------------------------
 Range of expenses that are deducted from fund          0.21%          1.96%
 assets, including management fees, distribution
 and/or service (12b-1) fees, and other expenses
--------------------------------------------------------------------------------

THE NEXT TABLE DESCRIBES FUND LEVEL FEES AND EXPENSES FOR EACH OF THE FUNDS, AS A PERCENTAGE OF THE FUND'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUSES FOR THE SERIES FUNDS.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           TOTAL FUND                   TOTAL FUND
                                                        DISTRIBUTION    OTHER OPERATING    OPERATING                     OPERATING
                                           INVESTMENT        AND           EXPENSES         EXPENSES                      EXPENSES
                                           MANAGEMENT  SERVICE (12B-1)      WITHOUT         WITHOUT        EXPENSE          WITH
FUND NAME                                      FEE          FEES         REIMBURSEMENT   REIMBURSEMENT  REIMBURSEMENT  REIMBURSEMENT
------------------------------------------------------------------------------------------------------------------------------------
JOHN HANCOCK VARIABLE SERIES TRUST I -
 NAV CLASS SHARES (NOTE 1):
------------------------------------------------------------------------------------------------------------------------------------
Equity Index                                 0.13%           N/A             0.08%           0.21%          0.00%          0.21%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Value                              0.75%           N/A             0.07%           0.82%          0.00%          0.82%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth                             0.80%           N/A             0.06%           0.86%          0.00%          0.86%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth B*                          0.89%           N/A             0.10%           0.99%          0.00%          0.99%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Growth                           0.90%           N/A             0.10%           1.00%          0.00%          1.00%
------------------------------------------------------------------------------------------------------------------------------------
Earnings Growth                              0.96%           N/A             0.11%           1.07%          0.01%          1.06%
------------------------------------------------------------------------------------------------------------------------------------
Growth & Income                              0.67%           N/A             0.06%           0.73%          0.00%          0.73%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Value                            0.79%           N/A             0.11%           0.90%          0.01%          0.89%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Value B*                         0.91%           N/A             0.19%           1.10%          0.09%          1.01%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value                                1.10%           N/A             0.37%           1.47%          0.27%          1.20%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value B*                             1.05%           N/A             0.14%           1.19%          0.04%          1.15%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth*                              0.96%           N/A             0.10%           1.06%          0.00%          1.06%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Value                              0.95%           N/A             0.11%           1.06%          0.01%          1.05%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Emerging Growth                    1.01%           N/A             0.20%           1.21%          0.10%          1.11%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth                             1.05%           N/A             0.17%           1.22%          0.07%          1.15%
------------------------------------------------------------------------------------------------------------------------------------
International Equity Index                   0.17%           N/A             0.05%           0.22%          0.00%          0.22%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity                              1.23%           N/A             0.34%           1.57%          0.00%          1.57%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity B*                           1.13%           N/A             0.31%           1.44%          0.00%          1.44%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity C*                           1.21%           N/A             0.75%           1.96%          0.00%          1.96%
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Equity                           0.98%           N/A             0.09%           1.07%          0.00%          1.07%
------------------------------------------------------------------------------------------------------------------------------------
Health Sciences                              1.00%           N/A             0.25%           1.25%          0.00%          1.25%
------------------------------------------------------------------------------------------------------------------------------------
Financial Industries                         0.80%           N/A             0.06%           0.86%          0.00%          0.86%
------------------------------------------------------------------------------------------------------------------------------------
Managed                                      0.68%           N/A             0.06%           0.74%          0.00%          0.74%
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Bond                              0.60%           N/A             0.07%           0.67%          0.00%          0.67%
------------------------------------------------------------------------------------------------------------------------------------
Bond Index                                   0.14%           N/A             0.10%           0.24%          0.00%          0.24%
------------------------------------------------------------------------------------------------------------------------------------
Active Bond                                  0.61%           N/A             0.09%           0.70%          0.00%          0.70%
------------------------------------------------------------------------------------------------------------------------------------
Total Return Bond                            0.70%           N/A             0.07%           0.77%          0.00%          0.77%
------------------------------------------------------------------------------------------------------------------------------------
High Yield Bond                              0.80%           N/A             0.15%           0.95%          0.05%          0.90%
------------------------------------------------------------------------------------------------------------------------------------
Global Bond                                  0.85%           N/A             0.13%           0.98%          0.00%          0.98%
------------------------------------------------------------------------------------------------------------------------------------
Money Market                                 0.25%           N/A             0.06%           0.31%          0.00%          0.31%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           TOTAL FUND                   TOTAL FUND
                                                        DISTRIBUTION    OTHER OPERATING    OPERATING                     OPERATING
                                           INVESTMENT        AND           EXPENSES         EXPENSES                      EXPENSES
                                           MANAGEMENT  SERVICE (12B-1)      WITHOUT         WITHOUT        EXPENSE          WITH
FUND NAME                                      FEE          FEES         REIMBURSEMENT   REIMBURSEMENT  REIMBURSEMENT  REIMBURSEMENT
------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS - SERIES I
 SHARES:
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                 0.61%           N/A             0.24%           0.85%          0.00%          0.85%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS - SERIES II
 SHARES:
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund            0.75%          0.25%            0.38%           1.38%          0.00%          1.38%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
VARIABLE INSURANCE PRODUCTS FUND -
 SERVICE CLASS (NOTE 2):
------------------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Growth                       0.58%          0.10%            0.09%           0.77%          0.00%          0.77%
------------------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Overseas                     0.73%          0.10%            0.17%           1.00%          0.00%          1.00%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
VARIABLE INSURANCE PRODUCTS FUND II -
 SERVICE CLASS (NOTE 2):
------------------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Contrafund                   0.58%          0.10%            0.09%           0.77%          0.00%          0.77%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST -
 INITIAL CLASS SHARES (NOTE 3):
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) Investors Growth Stock                0.75%           N/A             0.13%           0.88%          0.00%          0.88%
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) Research                              0.75%           N/A             0.13%           0.88%          0.00%          0.88%
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) New Discovery                         0.90%           N/A             0.14%           1.04%          0.00%          1.04%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES - SERVICE SHARES CLASS
 (NOTE 4):
------------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Worldwide Growth                 0.65%          0.25%            0.06%           0.96%          0.00%          0.96%
------------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Global Technology                0.65%          0.25%            0.20%           1.10%          0.00%          1.10%
------------------------------------------------------------------------------------------------------------------------------------

(1) Under its current investment management agreements with the John Hancock Variable Series Trust I ("JHVST"), John Hancock Life Insurance Company has contractually agreed to reimburse each JHVST fund (other than the International Equity Index, Overseas Equity, Overseas Equity B, Overseas Equity C, Health Sciences and Global Bond funds) when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets. The agreements will remain in effect until May 1, 2005, and may be renewed each year thereafter by JHVST. Percentages shown for the Fundamental Value B, Overseas Equity, Overseas Equity B, and Overseas Equity C funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2004, were in effect for all of 2003. The percentages shown for the International Equity Index Fund reflect (a) the discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% of the Fund's average daily net assets and (b) the custodian's agreement, effective April 1, 2004, to reduce its fees for this Fund. The percentages shown for the Overseas Equity, Overseas Equity B, Overseas Equity C, Health Sciences and Global Bond funds reflect the discontinuance of John Hancock's agreement to reimburse each of these funds for "other fund expenses" in 2003 that exceeded 0.10% of the Fund's average daily net assets. The percentages shown for the Financial Industries fund are based on the fund's current management fee schedule and include the operating expenses and average daily net assets of the fund's predecessor prior to April 25, 2003.

     * Large Cap Growth B was formerly "Large Cap Aggressive Growth," Fundamental Value B was formerly "Large Cap Value CORE(SM)," Mid Cap Value B was formerly "Small/Mid Cap CORE/SM," Mid Cap Growth was formerly "Small/Mid Cap Growth," Overseas

     Equity B was formerly "International Opportunities" and Overseas Equy C was formerly "Emerging Markets Equity." "CORE(SM)" is a service mark of Goldman, Sachs & Co.

(2) A portion of the brokerage commissions that each of the Fidelity VIP(R) funds pays may be reimbursed and used to reduce that fund's expenses. In addition, through arrangements with the funds' custodian, credits realized as a result of uninvested cash balances are used to reduce the custodian expenses of the Fidelity(R) VIP Overseas Fund and the Fidelity(R) VIP Contrafund. Including the reduction for reimbursed brokerage commissions, the total operating expenses shown for the Service Class of the Fidelity(R) VIP Growth Fund would have been 0.74%. Including the reductions for reimbursed brokerage commissions and custodian credit offsets, the total operating expenses shown for the Service Class of the Fidelity(R) VIP Overseas Fund and Fidelity(R) VIP Contrafund would have been 0.96% and 0.75%, respectively.

(3) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, "Total Fund Operating Expenses" would equal 0.87% for MFS Investors Growth Stock and 1.03% for MFS New Discovery.

(4) All expenses are shown without the effect of any expense offset arrangements.

Examples

THE FOLLOWING TWO EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN A REVOLUTION EXTRA CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES AND FUND FEES AND EXPENSES.

THE FIRST EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN AN "ALL RIDER" CONTRACT WITH THE FOLLOWING OPTIONAL BENEFIT RIDERS: WAIVER OF WITHDRAWAL CHARGE RIDER, ENHANCED DEATH BENEFIT RIDER, EARNINGS ENHANCEMENT DEATH BENEFIT RIDER, ACCUMULATED VALUE ENHANCEMENT RIDER AND GUARANTEED RETIREMENT INCOME BENEFIT RIDER. THE FIRST EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM ANNUAL CONTRACT FEE AND THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Revolution Extra - maximum fund-level total operating expenses

       ----------------------------------------------------------------------------------------------------
                                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
       ----------------------------------------------------------------------------------------------------
        (1) IF YOU SURRENDER YOUR ALL RIDER CONTRACT AT THE END OF   $1,080   $1,988    $2,814     $4,609
        THE APPLICABLE TIME PERIOD:
       ----------------------------------------------------------------------------------------------------
        (2) IF YOU ANNUITIZE YOUR ALL RIDER CONTRACT AT THE END OF   $  450   $1,358    $2,275     $4,609
        THE APPLICABLE TIME PERIOD:
       ----------------------------------------------------------------------------------------------------
        (3) IF YOU DO NOT SURRENDER YOUR ALL RIDER CONTRACT:         $  450   $1,358    $2,275     $4,609
       ----------------------------------------------------------------------------------------------------

THE NEXT EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN A "NO RIDER" CONTRACT WITH NO OPTIONAL BENEFIT RIDERS FOR THE TIME PERIODS INDICATED. THIS EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE AVERAGE ANNUAL CONTRACT FEE WE EXPECT TO RECEIVE FOR THE CONTRACTS AND THE MINIMUM FEES AND EXPENSES OF ANY OF THE FUNDS.

ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Revolution Extra - minimum fund-level total operating expenses

       -----------------------------------------------------------------------------------------------------
                                                                     1 YEAR   3 YEARS   5  YEARS   10 YEARS
       -----------------------------------------------------------------------------------------------------
        (1) IF YOU SURRENDER YOUR NO RIDER CONTRACT AT THE END OF     $781    $1,098     $1,319     $1,768
        THE APPLICABLE TIME PERIOD:
       -----------------------------------------------------------------------------------------------------
        (2) IF YOU ANNUITIZE YOUR NO RIDER CONTRACT AT THE END OF     $151    $  468     $  808     $1,768
        THE APPLICABLE TIME PERIOD:
       -----------------------------------------------------------------------------------------------------
        (3) IF YOU DO NOT SURRENDER YOUR NO RIDER CONTRACT:           $151    $  468     $  808     $1,768
       -----------------------------------------------------------------------------------------------------

                               BASIC INFORMATION


   This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

   QUESTION                                                                               STARTING ON PAGE
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
What is the contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

Who owns the contract? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

Is the owner also the annuitant? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

How can I invest money in a contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

How will the value of my investment in the contract change over time?. . . . . . . . . . . . . . .13

What annuity benefits does the contract provide? . . . . . . . . . . . . . . . . . . . . . . . . .14

To what extent can JHVLICO vary the terms and conditions of the contracts? . . . . . . . . . . . .14

What are the tax consequences of owning a contract?. . . . . . . . . . . . . . . . . . . . . . . .14

How can I change my contract's investment allocations? . . . . . . . . . . . . . . . . . . . . . .15

What fees and charges will be deducted from my contract? . . . . . . . . . . . . . . . . . . . . .17

How can I withdraw money from my contract? . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

What happens if the owner or the annuitant dies before my contract's date of maturity? . . . . . .20

What other benefits can I purchase under a contract? . . . . . . . . . . . . . . . . . . . . . . .23

Can I return my contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

What additional guarantee applies to the guarantee periods under my contract?. . . . . . . . . . .25

What are the terms of the additional guarantee?. . . . . . . . . . . . . . . . . . . . . . . . . .25

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

WHAT IS THE CONTRACT?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

     In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $10,000 initial premium payment to purchase a contract. If you plan to purchase your contract under any of the tax-qualified plans shown on page 37 or if you purchase your contract through the automatic investment program, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Allocation of premium payments

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment. We will not issue a contract if any proposed owner or annuitant is older than age 84. We may also limit your ability to purchase multiple contracts on the same annuitants or owners. We may, however, waive either of these underwriting limits.

     Once we have issued your contract and it becomes effective, we credit any additional premiums to your contract at the close of the business day in which we receive the payment. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. If we receive an additional premium payment after the close of a business day, we will credit it to your contract on the next business day.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

     The total of all new premium payments and transfers that you may allocate to any one variable investment option or guarantee period in any one contract year may not exceed $1,000,000.

     While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

           -------------------------------------------------------------------------------------------
                                                                         YOU MAY NOT MAKE ANY PREMIUM
                                                                         PAYMENTS AFTER THE ANNUITANT
                           IF YOUR CONTRACT IS USED TO FUND                      REACHES AGE
           -------------------------------------------------------------------------------------------
            a "tax qualified plan"*                                                 701/2**
           -------------------------------------------------------------------------------------------
            a non-tax qualified plan                                                85
           -------------------------------------------------------------------------------------------


  * as that term is used in "Tax Information," beginning on page 35.

  ** except for a Roth IRA, which has no age limit.

Ways to make premium payments

     Premium payments made by check or money order should be:

..    drawn on a U.S. bank,

..    drawn in U.S. dollars, and

..    made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

     Premium payments after the initial premium payment should be sent to:

            JOHN HANCOCK ANNUITY SUBSEQUENT PAYMENTS, X-4

                    ----------------------------------------
                                  MAIL DELIVERY
                                  -------------
                               1 John Hancock Way
                                   Suite 1501
                              Boston, MA 02117-1501

                               OVERNIGHT DELIVERY
                               ------------------
                                 529 Main Street
                              Charleston, MA 02129
                    ----------------------------------------

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

     We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.



HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 17.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available guarantee periods with durations for five years, and we may make one or more additional guarantee periods available for contracts issued before September 30, 2002. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This market value adjustment (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 29.

     At any time before the date of maturity, the total value of your contract equals

..    the total amount you invested,

..    plus the amount(s) credited to your contact under the "Extra Credit feature" described below,

..    minus all charges we deduct,

..    minus all withdrawals you have made,

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

..    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

..    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

..    plus the interest we credit to any of your contract's value while it is in a guarantee period.

Extra Credit feature

     Each time you make a premium payment, we will credit an extra amount to the total value of your contract in addition to the amount of the premium payment. If your premium payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the premium payment. If your premium payment is $2.5 million or more, the extra amount will be equal to 5.0% of the premium payment. These extra amounts are referred to as extra credits. Each extra credit will be credited to your contract at the same time the premium payment is credited and will be allocated among the variable investment options and the guarantee periods in the same way that the premium payment is allocated (see "Allocation of premium payments" on page 14). However, each extra credit will be treated for all purposes as "earnings" under your contract, not as a premium payment.

     WE ANTICIPATE THAT A PORTION OF THE WITHDRAWAL CHARGE, AND ANY PROFITS DERIVED FROM OTHER CONTRACT FEES AND CHARGES, WILL BE USED TO HELP RECOVER OUR COST OF PROVIDING THE EXTRA CREDIT FEATURE. (FOR A DESCRIPTION OF THESE FEES AND CHARGES, SEE THE RESPONSE TO THE QUESTION "WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?") UNDER CERTAIN CIRCUMSTANCES (SUCH AS A WITHDRAWAL OF MONEY THAT IS IN EXCESS OF THE FREE WITHDRAWAL AMOUNTS, WHILE A WITHDRAWAL CHARGE IS IN EFFECT) THE COST ASSOCIATED WITH THE EXTRA CREDIT FEATURE MAY EXCEED THE EXTRA CREDIT AMOUNT AND ANY RELATED EARNINGS. YOU SHOULD CONSIDER THIS POSSIBILITY BEFORE PURCHASING THE CONTRACT.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 31, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF ITS CONTRACTS?

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, rates and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

 WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

..    partial withdrawal (including systematic withdrawals)

..    full withdrawal ("surrender")

..    payment of any death benefit proceeds, and

..    periodic payments under one of our annuity payment options.

     In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

     How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

..    the type of the distribution,

..    when the distribution is made,

..    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

..    the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     You may transfer all or part of the assets held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once. You may not make any transfers during the annuity period, however, to or from a guarantee period.

     To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

     The contracts are not designed for professional market timing organizations, or other persons or entities that use programmed or frequent transfers among the investment options. As a consequence, we have reserved the right to impose limits on the number and frequency of transfers into and out of variable investment options and guarantee periods and to impose a charge of up to $25 for any transfer beyond an annual limit (which will not be less than 12). Under our current rules, we impose no charge on transfers (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative). However, we do impose the following restrictions into and out of investment options:

..    No more than 12 such transfer requests will be processed in any contract year. In applying this restriction, any transfer request involving the transfer of assets into or out of multiple variable investment options or guarantee periods will still count as only one request.

..    We will monitor your transfer requests to determine whether you have transferred account value into any variable investment option within 28 calendar days after you transferred account value out of that variable investment option (i.e., effected a "round trip"). If we determine that you have effected a round trip, you will be prohibited from effecting any further round trips with respect to any variable investment option for as long as the contract remains in effect.

If we change any of the above rules relating to transfers, we will notify you of the change. Transfers under our strategic rebalancing or dollar-cost averaging program will not be counted toward any limit or restriction on transfers into and out of variable investment options.

WE RESERVE THE RIGHT TO PROHIBIT A TRANSFER LESS THAN 30 DAYS PRIOR TO THE CONTRACT'S DATE OF MATURITY.

 Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

..    your name,

..    daytime telephone number,

..    contract number,

..    the names of the investment options to and from which assets are being transferred, and

..    the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

   Telephone and facsimile transactions

     If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     As stated earlier in this prospectus, the contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we have imposed restrictions on transfers. However, we also reserve the right to change our telephone and facsimile transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

 Dollar-cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

     The following conditions apply to the dollar-cost averaging program:

..    You may elect the program only if the total value of your contract equals
     $15,000 or more.

..    The amount of each transfer must equal at least $250.

..    You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

..    You may discontinue the program at any time.

..    The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

..    Automatic transfers to or from guarantee periods are not permitted.

..    We reserve the right to suspend or terminate the program at any time.

   Strategic rebalancing

     This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

     This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

     Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

     The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Annual contract fee

     We deduct the annual contract fee shown in the Fee Tables at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your contract's total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Asset-based charge

     We deduct Separate Account expenses daily, as an asset-based charge shown in the Fee Tables, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

     In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. The amount of this charge will depend on the number of years that have passed since we received your premium payments, as shown in the Fee Tables. We use this charge to help defray expenses relating to the Extra Credit feature and to sales of the contracts, including commissions paid and other distribution costs.

   Free withdrawal amounts

     If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

   How we determine and deduct the charge

     If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge shown in the Fee Tables on any amount of the excess that we attribute to premium payments you made within a withdrawal charge period. Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

     We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

   When withdrawal charges don't apply

     We don't assess a withdrawal charge in the following situations:

..    on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

..    on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

..    on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

   How an MVA affects the withdrawal charge

     If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

     We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

..    surrender your contract for a cash payment of its "surrender value," or

..    make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
33. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal:

..    for an amount less than $100, or

..    if the remaining total value of your contract would be less than $1,000.

     We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

     You may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse.

     Under this rider, we will waive withdrawal charges on any withdrawals, if all the following conditions apply to a "covered person":

..    a covered person becomes confined to a nursing home beginning at least 30 days after we issue your contract;

..    such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

..    the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

     In addition, depending on your state, the rider may also provide for a waiver of withdrawal charges if a covered person has been diagnosed with a chronic, critical or terminal illness to the extent so provided in the rider.

     You may not purchase this rider: (1) if either of the covered persons is older than 74 years at application or (2) in most states, if either of the covered persons was confined to a nursing home within the past two years.

     There is a charge for this rider, as set forth in the Fee Tables. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions".

     If you purchase this rider:

..    you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors, and

..    you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 13, and "What fees and charges will be deducted from my contract?" beginning on page 17. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

..    You may elect the plan only if the total value of your contract equals
     $25,000 or more.

..    The amount of each systematic withdrawal must equal at least $100.

..    If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

..    You may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

     We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

 . If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

 . If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

 . If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

 . If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

     If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

     We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 .  proof of death before the contract's date of maturity, and

 .  any required instructions as to method of settlement.

     We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

 . the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 34); or

 . an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page 33.

Standard death benefit

     We will pay a "standard" death benefit, unless you have chosen one of our optional death benefit riders. (We describe these riders below. If you choose one of these riders, we calculate the death benefit under the terms of the rider.) The standard death benefit we pay is the greater of:

 . the total value of your contract, adjusted by any then-applicable market value adjustment, on the date we receive notice of death in proper order, or

 . the total amount of premium payments made (plus any extra credits), less any partial withdrawals.

Optional death benefit riders

     You may elect a death benefit that differs from the standard death benefit by purchasing an optional death benefit rider:

 .  only if the rider is available in your state;

 .  only when you apply for the contract;

 . if you elect the Enhanced Death Benefit rider, only if each owner and each annuitant is under age 80 at the time you apply for the contract; and

 . if you elect the Earnings Enhancement Death Benefit rider, only if each owner and each annuitant is under age 75 at the time you apply for the contract.

We may waive either or both of the last two restrictions for contracts purchased prior to the date a rider was available in your state.

     As long as an optional death benefit rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The rider and its related charges terminates on:

 .  the contract's date of maturity, or

 .  upon your surrendering the contract, or

 . a change of ownership, except where a spousal beneficiary continues the rider after an owner's death (we explain contract continuation by a spouse in "Distributions following death of owner" on page 34).

     In addition, you may terminate the Enhanced Death Benefit rider at any time by providing written notification to us at the John Hancock Annuity Servicing Office shown on page 2. If you purchase an Earnings Enhancement Death Benefit rider, however, you CANNOT request us to terminate the rider and its charges.

ENHANCED DEATH BENEFIT rider - under this rider, we will pay the greatest of:

   (1) the standard death benefit,

   (2) the amount of each premium you have paid (but not including any extra credits), accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

   (3) the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The rider's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The rider's "measuring life" is:

 . the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity Date,

 . the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the Maturity Date,

 . the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the Maturity Date,

 . the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity Date.

If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider.

EARNINGS ENHANCEMENT DEATH BENEFIT rider (not available for contracts issued to tax-qualified plans) - under this rider, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the owners and annuitants when you purchase the rider. In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" rider because any amounts paid under this rider can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this rider, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The earnings enhancement amount is determined as follows:

 . if all of the owners and the annuitant are under age 70 on the date your rider is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

 . if any of the owners or the annuitant is age 70 or older on the date your rider is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

 . if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

"Net Premiums," for purposes of this rider, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS ON PAGE 35 BEFORE SELECTING ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE PARTIAL WITHDRAWALS UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.


WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

     In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available one other optional benefit. You may elect this rider:

 .  only if your state permits;

 .  only when you apply for a contract; and

 .  only if you are under age 75 when you apply for a contract.

This optional benefit is provided under a rider that contains many terms and conditions not set forth below. Therefore, you should refer directly to the rider for more complete information. We will provide you with a copy on request. We may make other riders available in the future.

ACCUMULATED VALUE ENHANCEMENT rider- under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

 .  is receiving certain qualified services described in the rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

     You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page 12 for a general description of other premium limits under the contract).

     You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider as described in the Fee Tables.

     The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

     If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

     In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

     You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider.

     CONTRACTS ISSUED BEFORE MAY 1, 2004 MAY HAVE BEEN ISSUED WITH THE FOLLOWING OPTIONAL BENEFIT RIDER:

     GUARANTEED RETIREMENT INCOME BENEFIT rider - under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

     If your contract was issued with this rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

     If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

     We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each premium you have paid, accumulated at the rate(s) specified in the contract , but adjusted for any partial withdrawals you have taken. The accumulation rates differ between (a) contract value allocated to a guaranteed period or Money Market investment option (currently 4%) and (b) contract value allocated to all other variable investment options (currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of contract value that was reduced by the withdrawal (including any withdrawal charges). After a withdrawal, the accumulation rate(s) will only be applied to the remaining accumulated amount. If your total contract value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.

     There is a monthly charge for this rider as described in the Fee Tables. The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

     In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

 .  JHVLICO at the address shown on page 2, or

 .  the JHVLICO representative who delivered the contract to you.

     In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, minus the extra credit deduction (as defined below), adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. The "extra credit deduction" is equal to the lesser of (1) the portion of the total value of your contract that is attributable to any extra credits and (2) the amount of all extra credits. Thus, you receive any gain and we bear any loss on extra credits if you return your contract within the time period specified above. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

     John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

     Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is A++, the highest, based on the strength its direct parent, John Hancock Life Insurance Company and the capital guarantee that JHFS (John Hancock Life Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's Corporation and Fitch Ratings have assigned financial strength ratings to JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

     The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

     JHFS guarantees your full interest in any guarantee period. This means that, if JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or (b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on JHVLICO as a precondition to making a claim against JHFS under the guarantee.

                             ADDITIONAL INFORMATION

     This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 10 through 25.

  CONTENTS OF THIS SECTION                                              STARTING ON PAGE
  Description of JHVLICO . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

  How to find further information about JHVLICO and JHFS . . . . . . . . . . . .27

  Who should purchase a contract?. . . . . . . . . . . . . . . . . . . . . . . .28

  How we support the variable investment options . . . . . . . . . . . . . . . .28

  How we support the guarantee periods . . . . . . . . . . . . . . . . . . . . .28

  How the guarantee periods work . . . . . . . . . . . . . . . . . . . . . . . .29

  The accumulation period. . . . . . . . . . . . . . . . . . . . . . . . . . . .30

  The annuity period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

  Variable investment option valuation procedures. . . . . . . . . . . . . . . .33

  Description of charges at the fund level . . . . . . . . . . . . . . . . . . .34

  Distributions following death of owner . . . . . . . . . . . . . . . . . . . .34

  Miscellaneous provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .35

  Tax information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35

  Performance information. . . . . . . . . . . . . . . . . . . . . . . . . . . .42

  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

  Voting privileges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

  Certain changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

  Distribution of contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .43

  Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44

  Registration statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

  Condensed Financial Information. . . . . . . . . . . . . . . . . . . . . . . .46

  Appendix A - Details About Our Guarantee Periods . . . . . . . . . . . . . . .50

  Appendix B - Example of Withdrawal Charge Calculation. . . . . . . . . . . . .52

  Appendix C - Examples of Earnings Enhancement Death Benefit Calculation. . . .54

DESCRIPTION OF JHVLICO

     We are JHVLICO, a stock life insurance company chartered in 1979 under Massachusetts law, with its home office at 197 Clarendon Street, Boston, Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

     We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

     We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28, 2003. As a consequence of the merger, John Hancock's ultimate parent is now Manulife Financial Corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. As of December 31, 2003, John Hancock's assets were approximately $96 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

     JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements. JHVLICO and JHFS also file registration statements and other documents with the SEC, in addition to any that they file under the Exchange Act.

     You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS' filings with the SEC are also available to the public at the SEC's "web" site: http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

     These are the following reports and documents, which we "incorporate by reference" into this prospectus:

 .  Form 10-K of JHFS for the year ended December 31, 2003;

 .  Form 8-K of JHFS filed on February 6, 2004 and on February 24, 2004; and

 . All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

WHO SHOULD PURCHASE A CONTRACT?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

 . traditional individual retirement annuity plans ("Traditional IRAs") satisfying the requirements of Section 408 of the Code;

 .  non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
    Section 408A of the Code;

 .  SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

     We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 37.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 .  withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations of five years. For contracts issued before September 30, 2002, however, we may permit you to select different durations.

     If you select any guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

            ---------------------------------------------------------
             We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.
            ---------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 .  death benefits pursuant to your contract,

 .  amounts you apply to an annuity option, and

 .  amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

     Here is how the MVA works:

     -----------------------------------------------------------------------
           We compare:

              . the guaranteed rate of the guarantee period from which the assets are being taken WITH

              . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

           If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

           If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
     -----------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                 ----------------------------------------------
                  dollar amount of transaction
                                     DIVIDED BY
                  value of one accumulation unit for the
                  applicable variable investment option at the
                  time of such transaction
                 ----------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

                -------------------------------------------------
                 number of accumulation units in the variable
                 investment options
                                      TIMES
                 value of one accumulation unit for the
                 applicable variable investment option at that
                 time
                -------------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

..    the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

..    the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

..    the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

..    the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

..    the amount of any charges and fees deducted from that guarantee period,
     PLUS

..    interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

     Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

     Unless we otherwise permit, the date of maturity must be:

..    at least 6 months after the date the first premium payment is applied to your contract, and

..    no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 37.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

     Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 33).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

..    you have not made an election prior to the annuitant's death;

..    the beneficiary is entitled to payment of a death benefit of at least
     $5,000 in a single sum; and

..    the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

..    we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

..    if that actual net investment return exceeds the "assumed investment rate"
     (explained below), the current monthly payment will be larger than the previous one.

..    if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:

..    the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

..    the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

..    Option A: "life annuity with 5 years guaranteed" and

..    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

     The funds must pay investment management fees and other operating expenses. These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is shown in the table.

     The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2003, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

DISTRIBUTIONS FOLLOWING DEATH OF OWNER

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract in the following box:


          ----------------------------------------------------------------------
          IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE BEGUN:

          . if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner. In that case:

               (1) we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and

               (2) your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount of your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.

          . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

               (1)  paid out in full within five years of your death or

               (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

          . the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.

          IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

          . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
          ----------------------------------------------------------------------

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

..    the rights of any assignees of record and

..    certain other conditions referenced in the contract.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

     If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

     At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders, withdrawals and death benefits

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

     All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

     Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

   Penalty for premature withdrawals

     The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Puerto Rico annuity contracts not purchased to fund a tax qualified plan

     Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

     Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

     The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

     The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

   Tax-free rollovers

     For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

..    a traditional IRA to another traditional IRA,

..    a traditional IRA to another tax-qualified plan, including a Section 403(b)
     plan

..    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

..    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

..    a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

..    a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

     In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

   Traditional IRAs

     Annual contribution limit. A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

..    100% of compensation includable in your gross income, or

..    the IRA annual limit for that tax year. For tax years beginning in 2002,
     2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     Catch-Up Contributions. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

     Deductibility of contributions. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

     The amount of your deduction is based on the following factors:

..    whether you or your spouse is an active participant in an employer sponsored retirement plan,

..    your federal income tax filing status, and

..    your "Modified Adjusted Gross Income."

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     Distributions. In general, all amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Roth IRAs

     Annual contribution limit. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     Catch-Up Contributions. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

     Distributions. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

..    after you reach age 59 1/2,

..    on your death or disability, or

..    to qualified first-time home buyers (not to exceed a lifetime limitation of
     $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

     Conversion to a Roth IRA. You can convert a traditional IRA to a Roth IRA, unless

..    you have adjusted gross income over $100,000, or

..    you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

     Catch-Up Contributions. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

     Distributions. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

   Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

     Distributions. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

   Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

     Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

     Catch-Up Contributions. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

..    on the employee's separation from service, death, or disability,

..    with respect to distributions of assets held under a 403(b) contract as of
     December 31, 1988, and

..    transfers and exchanges to other products that qualify under Section
     403(b).

     Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   Pension and profit sharing plans qualified under Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

   "Top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Section 457 deferred compensation plans

     Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or instrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

     As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

     The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
   (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

     Annual contribution limit. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

     Catch-Up Contributions. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

 Elective Deferral Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

 Elective Catch-up Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

 Withholding on rollover distributions

     The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

 Puerto Rico annuity contracts purchased to fund a tax-qualified plan

     The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

     The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate tax and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

     We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

     Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

     At the Account level, total return reflects adjustments for:

 . the mortality and expense risk charges,

 . the annual contract fee, and

 . any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

     We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

     We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

     Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

     Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

     At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

VOTING PRIVILEGES

     At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

Changes to the Account

     We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

     Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

     We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

     The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

     We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

     Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities

Dealers, Inc. Signator's address is 197 Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John Hancock.

     You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

     Signator representatives may receive additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by JHVLICO From time to time, Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.



EXPERTS

     Ernst & Young LLP have audited the consolidated financial statements of John Hancock Variable Life Insurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2003 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements of JHVLICO and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

     This prospectus omits certain information contained in the registration statement that we filed with the SEC. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

     Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                         page of SAI

            DISTRIBUTION ......................................... 2
            CALCULATION OF PERFORMANCE DATA ...................... 2
            OTHER PERFORMANCE INFORMATION ........................ 3
            CALCULATION OF ANNUITY PAYMENTS ...................... 4
            ADDITIONAL INFORMATION ABOUT DETERMINING UNIT VALUES . 5
            PURCHASES AND REDEMPTIONS OF FUND SHARES ............. 6
            THE ACCOUNT .......................................... 6
            DELAY OF CERTAIN PAYMENTS ............................ 7
            LIABILITY FOR TELEPHONE TRANSFERS .................... 7
            VOTING PRIVILEGES .................................... 7
            FINANCIAL STATEMENTS ................................. 9

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.

                                                                                                                   PERIOD FROM
                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                                                            2003          2002          2001          2000             1999
                                                        ------------  ------------  ------------  ------------  ------------------
EQUITY INDEX
Accumulation share value:
 Beginning of period ..............................      $  13.49       $  17.58    $    20.22    $    22.54        $  10.00
 End of period ....................................      $  17.10       $  13.49    $    17.58    $    20.22        $  22.54
Number of Accumulation Shares outstanding at end
 of period ........................................       164.996        154,223       804,600       507,320          76,098
LARGE CAP VALUE
Accumulation share value:
 Beginning of period (Note 3) .....................      $   9.75       $  11.38    $    10.00            --              --
 End of period ....................................      $  12.08       $   9.75    $    11.38            --              --
Number of Accumulation Shares outstanding at end
 of period ........................................       155,358         97,450       334,667            --              --
FUNDAMENTAL VALUE B (formerly "Large Cap Value
 CORE/SM/")
Accumulation share value:
 Beginning of period ..............................      $   8.13       $  10.07    $    10.71    $    10.31        $  10.00
 End of period ....................................      $  10.35       $   8.13    $    10.07    $    10.71        $  10.31
Number of Accumulation Shares outstanding at end
 of period ........................................       204,107        195,857     1,056,790       520,128          92,493
LARGE CAP GROWTH
Accumulation share value:
 Beginning of period (Note 3) .....................      $   5.79       $   8.13    $    10.00            --              --
 End of period ....................................      $   7.19       $   5.79    $     8.13            --              --
Number of Accumulation Shares outstanding at end
 of period ........................................       128,549         20,683        77,662            --              --
LARGE CAP GROWTH B
 (formerly "Large Cap Aggressive Growth")
Accumulation share value:
 Beginning of period ..............................      $   5.48       $   8.09    $     9.60    $    11.97        $  10.00
 End of period ....................................      $   7.13       $   5.48    $     8.09    $     9.60        $  11.97
Number of Accumulation Shares outstanding at end
 of period ........................................       294,010        322,673     1,205,414     1,040,129         178,388
GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 2) .....................      $   5.66       $   7.36    $     8.82        $10.00              --
 End of period ....................................      $   6.95       $   5.66    $     7.36         $8.82              --
Number of Accumulation Shares outstanding at end
 of period ........................................       802,120        416,961     1,817,947        12,749              --
FUNDAMENTAL VALUE
Accumulation share value:
 Beginning of period ..............................      $   8.75       $  10.73    $    11.68    $    10.43        $  10.00
 End of period ....................................      $  11.12       $   8.75    $    10.73    $    11.68        $  10.43
Number of Accumulation Shares outstanding at end
 of period ........................................       210,263        177,846       802,605       347,760          64,904
EARNINGS GROWTH
Accumulation share value:
 Beginning of period (Note 1) .....................      $   2.96       $   4.43    $     7.11    $    10.00              --
 End of period ....................................      $   3.65       $   2.96    $     4.43    $     7.11              --
Number of Accumulation Shares outstanding at end
 of period  .......................................       227,056        239,167     1,636,323       629,910              --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period ..............................      $   2.96       $   9.86    $    14.74    $    15.39        $  10.00
 End of period ....................................      $   8.84       $   2.96    $     9.86    $    14.74        $  15.39
Number of Accumulation Shares outstanding at end
 of period ........................................       135,376        123,943       589,572       525,081          38,912
MID CAP VALUE B
 (formerly "Small/Mid Cap CORE/SM/")
Accumulation share value:
 Beginning of period ..............................      $  10.94       $  13.06    $    13.16    $    12.73        $  11.00
 End of period ....................................      $  15.68       $  10.94    $    13.06    $    13.16        $  12.73
Number of Accumulation Shares outstanding at end
 of period ........................................        70,945         67,848       220,092       114,891           9,532

                                                                                                                   PERIOD FROM
                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                                                            2003          2002          2001          2000             1999
                                                        ------------  ------------  ------------  ------------  ------------------
MID CAP GROWTH (fomerly "Small/Mid Cap Growth")
Accumulation share value:
 Beginning of period .............................       $  16.19       $  20.79    $    20.47    $    18.98        $  18.07
 End of period ...................................       $  23.49       $  16.19    $    20.79    $    20.47        $  18.98
Number of Accumulation Shares outstanding at
 end of period ...................................         67,961         57,788       242,085       136,439          14,779
SMALL CAP EMERGING GROWTH
Accumulation share value:
 Beginning of period (Note 2) ....................       $   5.60       $   7.90    $     8.30    $    10.00              --
 End of period ...................................       $   8.23       $   5.60    $     7.90    $     8.30              --
Number of Accumulation Shares outstanding at
 end of period ...................................         28,761         30,007        79,406           535              --
SMALL CAP VALUE
Accumulation share value:
 Beginning of period .............................       $  15.07       $  16.31    $    13.87    $    10.46        $  10.00
 End of period ...................................       $  20.54       $  15.07    $    16.31    $    13.87        $  10.46
Number of Accumulation
 Shares outstanding at end of period .............        137,936        128,046       546,648       241,338              --
SMALL CAP GROWTH
Accumulation share value:
 Beginning of period .............................       $   9.81       $  14.19    $    16.44    $    21.19        $  14.27
 End of period ...................................       $  12.39       $   9.81    $    14.19    $    16.44        $  21.19
Number of Accumulation Shares outstanding at
 end of period ...................................        143,040        134,266       715,728       608,753          59,529
AIM V.I. PREMIER EQUITY
Accumulation share value:
 Beginning of period .............................       $   5.90       $   8.57    $     9.92    $    11.77        $  10.00
 End of period ...................................       $   7.29       $   5.90    $     8.57    $     9.92        $  11.77
Number of Accumulation Shares outstanding at
 end of period ...................................        791,576        646,051     3,090,645     2,548,369         302,772
AIM V.I. CAPITAL DEVELOPMENT - SERIES II CLASS
Accumulation share value:
 Beginning of period (Note 4) ....................       $   7.45       $  10.00            --            --              --
 End of period ...................................       $   9.93       $   7.45            --            --              --
Number of Accumulation Shares outstanding at
 end of period ...................................          4,066             --            --            --              --
FIDELITY VIP CONTRAFUND(R) - SERVICE CLASS
Accumulation share value:
 Beginning of period .............................       $   8.28       $   9.25    $    10.69    $    11.61        $  10.00
 End of period ...................................       $  10.49       $   8.28    $     9.25    $    10.69        $  11.61
Number of Accumulation Shares outstanding at
 end of period ...................................        386,807        377,519     1,645,859     1,447,471         237,990
FIDELITY VIP GROWTH
Accumulation share value:
 Beginning of period .............................       $   5.92       $   8.59    $    10.57    $    12.04        $  10.00
 End of period  ..................................       $   7.76       $   5.92    $     8.59    $    10.57        $  12.04
Number of Accumulation Shares outstanding at
 end of period ...................................        480,716        507,521     2,501,361     1,875,307         205,097
MFS INVESTORS GROWTH STOCK - INITIAL CLASS
Accumulation share value:
 Beginning of period .............................       $   6.14       $   8.58    $    11.45    $    12.36        $  10.00
 End of period ...................................       $   7.46       $   6.14    $     8.58    $    11.45        $  12.36
Number of Accumulation Shares outstanding at
 end of period ...................................        281,892        331,636     1,280,675       971,077         158,192
MFS RESEARCH - INITIAL CLASS
Accumulation share value:
 Beginning of period .............................       $   6.46       $   8.67    $    11.14    $    11.86        $  10.00
 End of period ...................................       $   7.95       $   6.46    $     8.67    $    11.14        $  11.86
Number of Accumulation Shares outstanding at
 end of period ...................................        183,241        177,806       970,571       672,010          73,452
INTERNATIONAL EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 4) ....................       $   6.77       $  10.00            --            --              --
 End of period ...................................       $   9.49       $   6.77            --            --              --
Number of Accumulation Shares outstanding at
 end of period ...................................        101,328          4,383            --            --              --
OVERSEAS EQUITY B (formerly "International
 Opportunities")
Accumulation share value:
 Beginning of period (Note 3) ....................       $   6.72       $   8.33    $    10.00            --              --
 End of period ...................................       $   8.79       $   6.72    $     8.33            --              --
Number of Accumulation Shares outstanding at
 end of period ...................................        137,661         75,514        20,457            --              --

                                                                                                                   PERIOD FROM
                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                                                            2003          2002          2001          2000             1999
                                                        ------------  ------------  ------------  ------------  ------------------
OVERSEAS EQUITY
Accumulation share value:
 Beginning of period ...............................    $    9.96      $   10.76     $    11.65      $    12.98    $    12.24
 End of period .....................................    $   13.75      $    9.96     $    10.76      $    11.65    $    12.98
Number of Accumulation Shares outstanding at
 end of period .....................................       41,367         28,672        128,318          63,735         5,361
FIDELITY VIP OVERSEAS - SERVICE CLASS
Accumulation share value:
 Beginning of period                                    $    6.10      $    7.73     $     9.97      $    12.48    $    10.00
 End of period .....................................    $    8.62      $    6.10     $     7.73      $     9.97    $    12.48
Number of Accumulation Shares outstanding at
 end of period .....................................      170,854        193,599        960,931       1,107,608        30,517
OVERSEAS EQUITY C (formerly "Emerging
 Markets Equity")
Accumulation share value:
 Beginning of period (Note 3) ......................    $    9.07      $   9.85      $    10.00      $       --    $       --
 End of period .....................................    $   14.06      $   9.07      $     9.85      $       --    $       --
Number of Accumulation Shares outstanding at
 end of period .....................................       20,573          7,320          7,941              --            --
JANUS ASPEN WORLDWIDE GROWTH - SERVICE
 SHARES CLASS
Accumulation share value: ..........................
 Beginning of period (Note 2) ......................    $    5.07      $    6.90     $     9.03      $    10.00    $       --
 End of period .....................................    $    6.19      $    5.07     $     6.90      $     9.03    $       --
Number of Accumulation Shares outstanding at
 end of period .....................................       53,367         51,239        322,018         128,709            --
REAL ESTATE EQUITY
Accumulation share value:
 Beginning of period (Note 2) ......................    $   11.44      $   11.43     $    10.95      $    10.00    $       --
 End of period .....................................    $   15.47      $   11.44     $    11.43      $    10.95    $       --
Number of Accumulation Shares outstanding at
 end of period .....................................       86,358         68,106        138,332           1,766            --
HEALTH SCIENCES
Accumulation share value:
 Beginning of period (Note 3) ......................    $    7.69      $    9.73     $    10.00      $      --     $       --
 End of period .....................................    $   10.00      $    7.69     $     9.73      $      --     $       --
Number of Accumulation Shares outstanding at
 end of period .....................................       60,627         33,411        100,786             --             --
FINANCIAL INDUSTRIES (NOTE 5)
Accumulation share value:
 Beginning of period ...............................    $   11.60      $   14.58     $    17.90      $   14.25      $   10.00
 End of period .....................................    $   14.43      $   11.60     $    14.58      $   17.90      $   14.25
Number of Accumulation
 Shares outstanding at .............................
 end of period .....................................      132,174        145,392        855,100        642,376        113,876
MANAGED ............................................
Accumulation share value:
 Beginning of period (Note 2) ......................    $    8.00      $    9.34     $     9.73      $   10.00      $      --
 End of period .....................................    $    9.41      $    8.00     $     9.34      $    9.73      $      --
Number of Accumulation Shares outstanding at
 end of period .....................................      185,973        154,757        868,814             89             --
SHORT TERM BOND ....................................
Accumulation share value:
 Beginning of period ...............................    $   14.82      $   14.20     $    13.30      $   12.48      $   12.34
 End of period .....................................    $   15.04      $   14.82     $    14.20      $   13.30      $   12.48
Number of Accumulation Shares outstanding at
 end of period .....................................      185,025        158,441        440,240        126,421         15,433
BOND INDEX
Accumulation share value:
 Beginning of period ...............................    $   12.28      $   11.31     $    10.63      $    9.63      $    9.65
 End of period .....................................    $   12.57      $   12.28     $    11.31      $   10.63      $    9.63
Number of Accumulation Shares outstanding at
 end of period .....................................      215,193        232,070        833,929        327,502         47,232
ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 3) ......................    $   11.00      $   10.39     $    10.00     $      --      $       --
 End of period .....................................    $   11.57      $   11.00     $    10.39     $      --      $       --
Number of Accumulation Shares outstanding at
 end of period .....................................     561,305         391,520      1,154,989            --              --
HIGH YIELD BOND
Accumulation share value:
 Beginning of period. ..............................    $    8.60      $    9.12     $     9.04     $   10.27      $    10.00
 End of period .....................................    $    9.90      $    8.60     $     9.12     $    9.04      $    10.27
Number of Accumulation Shares outstanding at
 end of period .....................................       234,126         149,911      644,021       333,028          48,898

                                                                                                                   PERIOD FROM
                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                                                            2003          2002          2001          2000             1999
                                                        ------------  ------------  ------------  ------------  ------------------
GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 2) ....................        $  12.10     $    10.31    $     10.60      $  10.00              --
 End of period ...................................        $  13.85     $    12.10    $     10.31      $  10.60              --
Number of Accumulation Shares outstanding at
 end of period ...................................          87,529         39,131         71,857            --              --
MONEY MARKET
Accumulation share value:
 Beginning of period (Note 3)                             $  10.15     $    10.12    $     10.00            --              --
 End of period ...................................        $  10.12     $    10.15    $     10.12            --              --
Number of Accumulation Shares outstanding at
 end of period ...................................         837,553      1,371,649      4,289,180            --              --
MID CAP VALUE
Accumulation share value:
 Beginning of period (Note 3) ....................        $  10.00             --             --            --              --
 End of period ...................................        $  13.56             --             --            --              --
Number of Accumulation Shares outstanding at
 end of period ...................................          32,051                                          --              --
TOTAL RETURN
Accumulation share value:
 Beginning of period (Note 3) ....................        $  10.00             --             --            --              --
 End of period ...................................        $  10.11             --             --            --              --
Number of Accumulation Shares outstanding at
 end of period ...................................          61,613             --             --            --              --
MFS NEW DISCOVERY SERIES
Accumulation share value:
 Beginning of period (Note 3) ....................        $   9.35     $    13.85    $     14.77      $  15.26         $ 10.00
 End of period ...................................        $  12.35     $     9.35    $     13.85      $  14.77         $ 15.26
Number of Accumulation Shares outstanding at
 end of period ...................................         117,145        144,140        533,377       431,090          36,557
JANUS ASPEN GLOBAL TECHNOLOGY
Accumulation share value:
 Beginning of period (Note 3) ....................        $  10.00             --             --            --              --
 End of period ...................................        $  13.67             --             --            --              --
Number of Accumulation Shares outstanding at
 end of period ...................................           2,704             --             --            --              --

(1)  Values shown for 2000 begin on May 1, 2000.

(2)  Values shown for 2000 begin on November 1, 2000.

(3)  Values shown for 2001 begin on May 1, 2001.

(4)  Values shown for 2002 begin on May 1, 2002.

(5) Values shown for Financial Industries are based on Account holdings of the predecessor fund.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                          n
                                         ---
                                          12
                         (     1 + g   )
                         (-------------)    -1
                         (1 + c + 0.005)

     where,

     .    G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

--------------------------------------------------------------------------------
 Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
 Guarantee period                         5 years
-------------------------------------------------------------------------------
 Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                          period
-------------------------------------------------------------------------------
 Guaranteed rate* (g)                     4%
-------------------------------------------------------------------------------
 Guaranteed rate for new 3 year           3%
 guarantee* (c)
-------------------------------------------------------------------------------
 Remaining guarantee period (n)           36 months
-------------------------------------------------------------------------------

Market value adjustment:

                                             36
                                             --
                                             12
               10,000 x [(     1 + 0.04   )      ]
                        [(----------------)    -1]=-145.63
                        [(1 + 0.03 + 0.005)      ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $145.63 = $10,145.63

*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

--------------------------------------------------------------------------------
 Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
 Guarantee period                         5 years
-------------------------------------------------------------------------------
 Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                          period
-------------------------------------------------------------------------------
 Guaranteed rate* (g)                     4%
-------------------------------------------------------------------------------
 Guaranteed rate for new 3 year           5%
 guarantee* (c)
-------------------------------------------------------------------------------
 Remaining guarantee period(n)            36 months
-------------------------------------------------------------------------------

Market value adjustment:

                                             36
                                             --
                                             12
               10,000 x [(     1 + 0.04   )      ]
                        [(----------------)    -1]=-420.50
                        [(1 + 0.05 + 0.005)      ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- $420.50 = $9,579.50

*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION


ASSUME THE FOLLOWING FACTS:

.. On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.

..  On January 1, 2002, you make a $1,000 premium payment.

..  On January 1, 2003, you make a $1,000 premium payment.

.. On January 1, 2004, the total value of your contract is $7,500 because of the extra credits and favorable investment earnings.

     Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $474.19. We withdraw a total of $7,474.19 from your contract.

        $ 7,000.00  -- withdrawal request payable to you
        +   474.19  -- withdrawal charge payable to us
          --------
        $ 7,474.19  -- total amount withdrawn from your contract

THERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

(1) We FIRST distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

(2) Next we repay to you the $5,000 premium you paid in 2001 Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $336 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

        $5,000
        -  200 -- free withdrawal amount (payable to you)
         -----
        $4,800
        x  .07
         -----
        $  336 -- withdrawal charge on 2001 premium payment (payable to us)

        $4,800
        -  336
         -----
        $4,464 -- part of withdrawal request payable to you

(3) We next deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $70 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $930 to you as a part of your withdrawal request.

        $1,000
        x  .07
         -----
        $   70 --   withdrawal charge on 2002 premium payment (payable to us)

        $1,000
        -   70
         -----
        $  930  --   part of withdrawal request payable to you

(4) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,464 from your 2001 premium payment under paragraph 2, and $930 from your 2003 premium payment under paragraph 3. Therefore, $906 is needed to reach $7,000.

        $7,000 -- total withdrawal amount requested
        -  500 -- profit
        -  200 -- free withdrawal amount
        -4,464 -- payment deemed from initial premium payment
        -  930 -- payment deemed from 2002 premium payment
         -----
        $  906 -- additional payment to you needed to reach $7,000

     We know that the withdrawal charge percentage for this remaining amount is 7%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

     Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]
        $906      =  x - [.07x]
        $906      =  .93x
        $906/.93  =  x
        $974.19   =  x

        $974.19  --  deemed withdrawn from 2003 premium payment
        $906.00  --  part of withdrawal request payable to you
        -------
        $68.19   --  withdrawal charge on 2003 premium deemed withdrawn (payable to us)

     APPENDIX C - EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION

     The following are examples of the optional earnings enhancement death benefit. We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

     Assume:

..    You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

..    At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

..    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

..    We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

Calculation of Standard Death Benefit

     We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

Calculation of Earnings Enhancement Amount

     Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

     Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Premiums is $100,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

     Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

     The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefore $32,000.

     The total Death Benefit in this example is the standard death benefit ($180,000) plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT, ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

     Assume:

..    You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

..    At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

..    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

..    On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

..    On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

..    On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of $10,000 at the end of the eighth year of your contract

..    We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

Calculation of Enhanced Death Benefit

     In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

     Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

     Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

     The total value of your contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefore $120,000.

Calculation of Earnings Enhancement Amount

     Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

     Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

     Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

     The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefore $3,750.

     The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the earnings enhancement amount ($3,750), or $123,750.

                          Prospectus dated May 1, 2004
                                for interests in
                    John Hancock Variable Annuity Account JF
                       Interests are made available under

                        REVOLUTION VALUE VARIABLE ANNUITY
      a deferred combination fixed and variable annuity contract issued by

            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

-------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS:  UNDERLYING FUND MANAGED BY:
 ----------------------------  ---------------------------
-------------------------------------------------------------------------------
 EQUITY OPTIONS:
  Equity Index . . . . . .     SSgA Funds Management, Inc.
  Large Cap Value  . . . .     T. Rowe Price Associates, Inc.
  Large Cap Growth . . . .     Independence Investment LLC
  Earnings Growth. . . . .     Fidelity Management & Research Company
  Growth & Income  . . . .     Independence Investment LLC and T. Rowe Price
                                Associates, Inc.
  Fundamental Value. . . .     Wellington Management Company, LLP
  Mid Cap Value B. . . . .     T. Rowe Price Associates, Inc.
  Mid Cap Growth . . . . .     Wellington Management Company, LLP
  Small Cap Value  . . . .     T. Rowe Price Associates, Inc. and Wellington
                                Management Company, LLP
  Small Cap Emerging           Wellington Management Company, LLP
    Growth . . . . . . . .
  AIM V.I. Capital             A I M Advisors, Inc.
    Development. . . . . .
  Fidelity VIP                 Fidelity Management & Research Company
    Contrafund(R). . . . .
  MFS Investors Growth         MFS Investment Management(R)
    Stock. . . . . . . . .
  International Equity         SSgA Funds Management, Inc.
    Index. . . . . . . . .
  Overseas Equity B. . . .     Capital Guardian Trust Company
  Fidelity VIP Overseas. .     Fidelity Management & Research Company
  Real Estate Equity . . .     RREEF America LLC and Van Kampen (a registered
                                trade name of Morgan Stanley Investment
                                Management Inc.)
  Health Sciences. . . . .     Wellington Management Company, LLP
  Financial Industries . .     John Hancock Advisers, LLC
  Large Cap Growth B*. . .     Independence Investment LLC
  Fundamental Growth*. . .     Independence Investment LLC
  Fundamental Value B* . .     Wellington Management Company, LLP
  Mid Cap Value* . . . . .     T. Rowe Price Associates, Inc.
  Small Cap Growth*. . . .     Wellington Management Company, LLP
  AIM V.I. Premier             A I M Advisors, Inc.
    Equity*. . . . . . . .
  MFS Research*. . . . . .     MFS Investment Management(R)
  Overseas Equity* . . . .     Capital Guardian Trust Company
  Overseas Equity C* . . .     Capital Guardian Trust Company
  Janus Aspen Worldwide        Janus Capital Management, LLC
    Growth*. . . . . . . .
  Janus Aspen Global           Janus Capital Management, LLC
    Technology*. . . . . .
  Fidelity VIP Growth* *       Fidelity Management & Research Company
  MFS New Discovery* * . .     MFS Investment Management(R)

 BALANCED OPTIONS:
  Managed. . . . . . . . .     Independence Investment LLC and Capital Guardian
                                Trust Company

 BOND & MONEY MARKET
  OPTIONS:
  Short-Term Bond  . . . .     Independence Investment LLC
  Bond Index . . . . . . .     Standish Mellon Asset Management Company LLC
  Active Bond. . . . . . .     John Hancock Advisers, LLC, Pacific Investment
                                Management Company LLC and Declaration Management
                                & Research Company
  Total Return Bond. . . .     Pacific Investment Management Company LLC
  High Yield Bond  . . . .     Wellington Management Company, LLP
  Global Bond. . . . . . .     Capital Guardian Trust Company
  Money Market . . . . . .     Wellington Management Company, LLP
----------------------------------------------------------------------------------

  * Not available for contracts issued after April 30, 2004.
* * Not available for contracts issued after April 30, 2003.

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, the "Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."


  Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30, 2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

  If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

                      JOHN HANCOCK ANNUITY SERVICING OFFICE

                                  MAIL DELIVERY
                                  P.O. Box 772
                                Boston, MA 02117

                               OVERNIGHT DELIVERY
                      John Hancock Annuity Image Operations
                        27 Dry Dock Avenue, Second floor
                             South Boston, MA 02110

                              PHONE: 1-800-824-0335

                               FAX: 1-617-572-1571



  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.


    ************************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information." This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 45.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
--------------------------------------------------------------------------------


                            GUIDE TO THIS PROSPECTUS


  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

   . The first section contains an "INDEX OF KEY WORDS."

   . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

   . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

   . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

                               INDEX OF KEY WORDS


  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                              PAGE

  Accumulation units...................................  30
  Annuitant............................................  11
  Annuity payments.....................................  14
  Annuity period.......................................  14
  Business day.........................................  12
  Contract year........................................  12
  Date of issue........................................  12
  Date of maturity.....................................  31
  Free withdrawal amount...............................  18
  Funds................................................  2
  Guarantee period.....................................  13
  Investment options...................................  15
  Market value adjustment..............................  13
  Premium payments.....................................  11
  Surrender............................................  18
  Surrender value......................................  19
  Total value of your contract.........................  13
  Variable investment options..........................  cover
  Withdrawal charge....................................  18
  Withdrawal...........................................  19

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING AND SURRENDERING A REVOLUTION VALUE CONTRACT. THE FIRST TABLE DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

-------------------------------------------------------------------------------
  CONTRACTOWNER TRANSACTION EXPENSES                REVOLUTION VALUE
-------------------------------------------------------------------------------
 MAXIMUM WITHDRAWAL CHARGE (AS % OF                7% for the first year
 AMOUNT WITHDRAWN OR SURRENDERED)/1/               6% for the second year
                                                   5% for the third year
                                                   4% for the fourth year
                                                   3% for the fifth year
                                                   2% for the sixth year
                                                  1% for the seventh year
                                                       0% thereafter
-------------------------------------------------------------------------------
 MAXIMUM TRANSFER CHARGE/2/                          $25
-------------------------------------------------------------------------------


     /1/ This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

    /2/ This charge is not currently imposed, but we reserve the right to do so in the contract. If we do, it will be taken upon each transfer into or out of any investment option beyond an annual limit of not less than 12.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND EXPENSES PAID AT THE FUND LEVEL.

-------------------------------------------------------------------------------
                                                REVOLUTION VALUE
-------------------------------------------------------------------------------
 MAXIMUM ANNUAL CONTRACT FEE/3/                       $50
-------------------------------------------------------------------------------
 CURRENT ANNUAL CONTRACT FEE/4/                       $30
-------------------------------------------------------------------------------
 SEPARATE ACCOUNT ANNUAL EXPENSES                    1.25%
 (AS A PERCENTAGE OF AVERAGE
 ACCOUNT VALUE)/5/
-------------------------------------------------------------------------------
 OPTIONAL BENEFIT RIDER CHARGES/6/:
-------------------------------------------------------------------------------
 WAIVER OF WITHDRAWAL CHARGE         0.10% of that portion of your contract's
 ("CARESOLUTIONS") RIDER             total value attributable to premiums that
                                      are still subject to surrender charges
-------------------------------------------------------------------------------
 ENHANCED DEATH BENEFIT RIDER/7/       0.25% of your contract's total value
-------------------------------------------------------------------------------
 EARNINGS ENHANCEMENT                  0.25% of your contract's total value
 ("BENEFICIARY TAX RELIEF") DEATH
 BENEFIT RIDER
-------------------------------------------------------------------------------
 ACCUMULATED VALUE ENHANCEMENT
 ("CARESOLUTIONS PLUS") RIDER/8/       0.35% of your initial premium payment
-------------------------------------------------------------------------------
 GUARANTEED RETIREMENT INCOME          0.30% of your contract's total value
 BENEFIT RIDER/9/
-------------------------------------------------------------------------------


     /3/ This charge is not currently imposed, and would only apply to contracts of less than $50,000.

     /4/ This charge applies only to contracts of less than $50,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

     /5/ This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods or in the guarantee rate account under our dollar-cost averaging value program.

     /6/ Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12/th/ of the annual charge shown in the table.

     /7/ In certain states (and for riders issued prior to May 1, 2002), the rate for the Enhanced Death Benefit rider may be lower than the amount shown.

     /8/ This rider is available only if you purchase the Waiver of Withdrawal Charge rider as well. We reserve the right to increase the annual charge shown on a uniform basis for all Accumulated Value Enhancement riders issued in the same state.

     /9/  This rider is not available for contracts issued after April 30, 2004.

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE FUNDS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN A REVOLUTION VALUE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE SERIES FUNDS' PROSPECTUSES.

-------------------------------------------------------------------------------
       Total Annual Fund Operating Expenses            Minimum       Maximum
-------------------------------------------------------------------------------
 Range of expenses that are deducted from fund          0.21%         1.96%
 assets, including management fees, distribution
 and/or service (12b-1) fees, and other expenses
-------------------------------------------------------------------------------

THE NEXT TABLE DESCRIBES FUND LEVEL FEES AND EXPENSES FOR EACH OF THE FUNDS, AS A PERCENTAGE OF THE FUND'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUSES FOR THE SERIES FUNDS.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL FUND                TOTAL FUND
                                                               DISTRIBUTION   OTHER OPERATING   OPERATING                 OPERATING
                                                   INVESTMENT       AND          EXPENSES        EXPENSES                 EXPENSES
                                                   MANAGEMENT SERVICE (12B-1)     WITHOUT        WITHOUT       EXPENSE       WITH
FUND NAME                                              FEE         FEES        REIMBURSEMENT  REIMBURSEMENT REIMBURSEMENT REIMBURSE
------------------------------------------------------------------------------------------------------------------------------------
JOHN HANCOCK VARIABLE SERIES TRUST I - NAV
 CLASS SHARES (NOTE 1):
------------------------------------------------------------------------------------------------------------------------------------
Equity Index                                         0.13%          N/A            0.08%          0.21%         0.00%      0.21%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Value                                      0.75%          N/A            0.07%          0.82%         0.00%      0.82%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth                                     0.80%          N/A            0.06%          0.86%         0.00%      0.86%
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth B*                                  0.89%          N/A            0.10%          0.99%         0.00%      0.99%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Growth                                   0.90%          N/A            0.10%          1.00%         0.00%      1.00%
------------------------------------------------------------------------------------------------------------------------------------
Earnings Growth                                      0.96%          N/A            0.11%          1.07%         0.01%      1.06%
------------------------------------------------------------------------------------------------------------------------------------
Growth & Income                                      0.67%          N/A            0.06%          0.73%         0.00%      0.73%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Value                                    0.79%          N/A            0.11%          0.90%         0.01%      0.89%
------------------------------------------------------------------------------------------------------------------------------------
Fundamental Value B*                                 0.91%          N/A            0.19%          1.10%         0.09%      1.01%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value                                        1.10%          N/A            0.37%          1.47%         0.27%      1.20%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value B*                                     1.05%          N/A            0.14%          1.19%         0.04%      1.15%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth*                                      0.96%          N/A            0.10%          1.06%         0.00%      1.06%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Value                                      0.95%          N/A            0.11%          1.06%         0.01%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Emerging Growth                            1.01%          N/A            0.20%          1.21%         0.10%      1.11%
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth                                     1.05%          N/A            0.17%          1.22%         0.07%      1.15%
------------------------------------------------------------------------------------------------------------------------------------
International Equity Index                           0.17%          N/A            0.05%          0.22%         0.00%      0.22%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity                                      1.23%          N/A            0.34%          1.57%         0.00%      1.57%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity B*                                   1.13%          N/A            0.31%          1.44%         0.00%      1.44%
------------------------------------------------------------------------------------------------------------------------------------
Overseas Equity C*                                   1.21%          N/A            0.75%          1.96%         0.00%      1.96%
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Equity                                   0.98%          N/A            0.09%          1.07%         0.00%      1.07%
------------------------------------------------------------------------------------------------------------------------------------
Health Sciences                                      1.00%          N/A            0.25%          1.25%         0.00%      1.25%
------------------------------------------------------------------------------------------------------------------------------------
Financial Industries                                 0.80%          N/A            0.06%          0.86%         0.00%      0.86%
------------------------------------------------------------------------------------------------------------------------------------
Managed                                              0.68%          N/A            0.06%          0.74%         0.00%      0.74%
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Bond                                      0.60%          N/A            0.07%          0.67%         0.00%      0.67%
------------------------------------------------------------------------------------------------------------------------------------
Bond Index                                           0.14%          N/A            0.10%          0.24%         0.00%      0.24%
------------------------------------------------------------------------------------------------------------------------------------
Active Bond                                          0.61%          N/A            0.09%          0.70%         0.00%      0.70%
------------------------------------------------------------------------------------------------------------------------------------
Total Return Bond                                    0.70%          N/A            0.07%          0.77%         0.00%      0.77%
------------------------------------------------------------------------------------------------------------------------------------
High Yield Bond                                      0.80%          N/A            0.15%          0.95%         0.05%      0.90%
------------------------------------------------------------------------------------------------------------------------------------
Global Bond                                          0.85%          N/A            0.13%          0.98%         0.00%      0.98%
------------------------------------------------------------------------------------------------------------------------------------
Money Market                                         0.25%          N/A            0.06%          0.31%         0.00%      0.31%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL FUND                TOTAL FUND
                                                               DISTRIBUTION   OTHER OPERATING   OPERATING                 OPERATING
                                                   INVESTMENT       AND          EXPENSES        EXPENSES                 EXPENSES
                                                   MANAGEMENT SERVICE (12B-1)     WITHOUT        WITHOUT       EXPENSE       WITH
FUND NAME                                              FEE         FEES        REIMBURSEMENT  REIMBURSEMENT REIMBURSEMENT REIMBURSE
------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS - SERIES I SHARES:
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                         0.61%          N/A            0.24%          0.85%         0.00%      0.85%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS - SERIES II SHARES:
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund                    0.75%         0.25%           0.38%          1.38%         0.00%      1.38%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
VARIABLE INSURANCE PRODUCTS FUND - SERVICE CLASS
(NOTE 2):
------------------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Growth                               0.58%         0.10%           0.09%          0.77%         0.00%      0.77%
------------------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Overseas                             0.73%         0.10%           0.17%          1.00%         0.00%      1.00%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
VARIABLE INSURANCE PRODUCTS FUND II - SERVICE
 CLASS
(NOTE 2):
------------------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Contrafund                           0.58%         0.10%           0.09%          0.77%         0.00%      0.77%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST - INITIAL CLASS
 SHARES (NOTE 3):
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) Investors Growth Stock                        0.75%          N/A            0.13%          0.88%         0.00%      0.88%
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) Research                                      0.75%          N/A            0.13%          0.88%         0.00%      0.88%
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) New Discovery                                 0.90%          N/A            0.14%          1.04%         0.00%      1.04%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES - SERVICE SHARES CLASS (NOTE
 4):
------------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Worldwide Growth                         0.65%         0.25%           0.06%          0.96%         0.00%      0.96%
------------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Global Technology                        0.65%         0.25%           0.20%          1.10%         0.00%      1.10%
------------------------------------------------------------------------------------------------------------------------------------

(1) Under its current investment management agreements with the John Hancock Variable Series Trust I ("JHVST"), John Hancock Life Insurance Company has contractually agreed to reimburse each JHVST fund (other than the International Equity Index, Overseas Equity, Overseas Equity B, Overseas Equity C, Health Sciences and Global Bond funds) when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets. The agreements will remain in effect until May 1, 2005, and may be renewed each year thereafter by JHVST. Percentages shown for the Fundamental Value B, Overseas Equity, Overseas Equity B, and Overseas Equity C funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2004, were in effect for all of 2003. The percentages shown for the International Equity Index Fund reflect (a) the discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% of the Fund's average daily net assets and (b) the custodian's agreement, effective April 1, 2004, to reduce its fees for this Fund. The percentages shown for the Overseas Equity, Overseas Equity B, Overseas Equity C, Health Sciences and Global Bond funds reflect the discontinuance of John Hancock's agreement to reimburse each of these funds for "other fund expenses" in 2003 that exceeded 0.10% of the Fund's average daily net assets. The percentages shown for the Financial Industries fund are based on the fund's current management fee schedule and include the operating expenses and average daily net assets of the fund's predecessor prior to April 25, 2003.

     * Large Cap Growth B was formerly "Large Cap Aggressive Growth," Fundamental Value B was formerly "Large Cap Value CORE(SM)," Mid Cap Value B was formerly "Small/Mid Cap CORE(SM)," Mid Cap Growth was formerly "Small/Mid Cap Growth,"

     Overseas Equity B was formerly "International Opportunities" and Overseas Equity C was formerly "Emerging Markets Equity." "CORE(SM)" is a service mark of Goldman, Sachs & Co.

(2) A portion of the brokerage commissions that each of the Fidelity VIP(R) funds pays may be reimbursed and used to reduce that fund's expenses. In addition, through arrangements with the funds' custodian, credits realized as a result of uninvested cash balances are used to reduce the custodian expenses of the Fidelity(R) VIP Overseas Fund and the Fidelity(R) VIP Contrafund. Including the reduction for reimbursed brokerage commissions, the total operating expenses shown for the Service Class of the Fidelity(R) VIP Growth Fund would have been 0.74%. Including the reductions for reimbursed brokerage commissions and custodian credit offsets, the total operating expenses shown for the Service Class of the Fidelity(R) VIP Overseas Fund and Fidelity(R) VIP Contrafund would have been 0.96% and 0.75%, respectively.

(3) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, "Total Fund Operating Expenses" would equal 0.87% for MFS Investors Growth Stock and 1.03% for MFS New Discovery.

(4) All expenses are shown without the effect of any expense offset arrangements.

Examples

THE FOLLOWING TWO EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN A REVOLUTION VALUE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES AND FUND FEES AND EXPENSES.

THE FIRST EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN AN "ALL RIDER" CONTRACT WITH THE FOLLOWING OPTIONAL BENEFIT RIDERS: WAIVER OF WITHDRAWAL CHARGE RIDER, ENHANCED DEATH BENEFIT RIDER, EARNINGS ENHANCEMENT DEATH BENEFIT RIDER, ACCUMULATED VALUE ENHANCEMENT RIDER AND GUARANTEED RETIREMENT INCOME BENEFIT RIDER. THE FIRST EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM ANNUAL CONTRACT FEE AND THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Revolution Value - maximum fund-level total operating expenses

---------------------------------------------------------------------------------------------------
                                                              1 YEAR  3 YEARS  5 YEARS    10 YEARS
---------------------------------------------------------------------------------------------------
 (1) IF YOU SURRENDER YOUR ALL RIDER CONTRACT AT THE END OF   $1080    $1808    $2545      $4609
 THE APPLICABLE TIME PERIOD:
---------------------------------------------------------------------------------------------------
 (2) IF YOU ANNUITIZE YOUR ALL RIDER CONTRACT AT THE END OF   $ 450    $1358    $2275      $4609
 THE APPLICABLE TIME PERIOD:
---------------------------------------------------------------------------------------------------
 (3) IF YOU DO NOT SURRENDER YOUR ALL RIDER CONTRACT:         $ 450    $1358    $2275      $4609
---------------------------------------------------------------------------------------------------

THE NEXT EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN A "NO RIDER" CONTRACT WITH NO OPTIONAL BENEFIT RIDERS FOR THE TIME PERIODS INDICATED. THIS EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE AVERAGE ANNUAL CONTRACT FEE WE EXPECT TO RECEIVE FOR THE CONTRACTS AND THE MINIMUM FEES AND EXPENSES OF ANY OF THE FUNDS.

ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Revolution Value - minimum fund-level total operating expenses

---------------------------------------------------------------------------------------------------
                                                              1 YEAR  3 YEARS  5 YEARS    10 YEARS
---------------------------------------------------------------------------------------------------
 (1) IF YOU SURRENDER YOUR NO RIDER CONTRACT AT THE END OF     $781    $918     $1063      $1768
 THE APPLICABLE TIME PERIOD:
---------------------------------------------------------------------------------------------------
 (2) IF YOU ANNUITIZE YOUR NO RIDER CONTRACT AT THE END OF     $151    $468     $ 808      $1768
 THE APPLICABLE TIME PERIOD:
---------------------------------------------------------------------------------------------------
 (3) IF YOU DO NOT SURRENDER YOUR NO RIDER CONTRACT:           $151    $468     $ 808      $1768
---------------------------------------------------------------------------------------------------

                                BASIC INFORMATION


  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                                   STARTING ON PAGE
  --------                                                                   ----------------
What is the contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

Who owns the contract? . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

Is the owner also the annuitant? . . . . . . . . . . . . . . . . . . . . . .       11

How can I invest money in a contract?. . . . . . . . . . . . . . . . . . . .       11

How will the value of my investment in the contract change over time?. . . .       13

What annuity benefits does the contract provide? . . . . . . . . . . . . . .       14

To what extent can JHVLICO vary the terms and conditions of the contracts? .       14

What are the tax consequences of owning a contract?. . . . . . . . . . . . .       14

How can I change my contract's investment allocations? . . . . . . . . . . .       15

What fees and charges will be deducted from my contract? . . . . . . . . . .       18

How can I withdraw money from my contract? . . . . . . . . . . . . . . . . .       19

What happens if the owner or the annuitant dies before my contract's date
of maturity? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21

What other benefits can I purchase under a contract? . . . . . . . . . . . .       23

Can I return my contract?. . . . . . . . . . . . . . . . . . . . . . . . . .       25

What additional guarantee applies to the guarantee periods under my
contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25

What are the terms of the additional guarantee?. . . . . . . . . . . . . . .       25

WHAT IS THE CONTRACT?

  The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

  In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract premiums or premium payments. In general, you need at least a $5,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 28 or if you purchase your contract through the automatic investment program, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Allocation of premium payments

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment. We will not issue a contract if any proposed owner or annuitant is older than age 84. We may also limit your ability to purchase multiple contracts on the same annuitants or owners. We may, however, waive either of these underwriting limits.

  Once we have issued your contract and it becomes effective, we credit any additional premiums to your contract at the close of the business day in which we receive the payment. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. If we receive an additional premium payment after the close of a business day, we will credit it to your contract on the next business day.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

  The total of all new premium payments and transfers that you may allocate to any one variable investment option or guarantee period in any one contract year may not exceed $1,000,000.

  While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

     --------------------------------------------------------------------
                                            YOU MAY NOT MAKE ANY PREMIUM
                                            PAYMENTS AFTER THE ANNUITANT
       IF YOUR CONTRACT IS USED TO FUND              REACHES AGE
     --------------------------------------------------------------------
      a "tax qualified plan"*                          70 1/2**
     --------------------------------------------------------------------
      a non-tax qualified plan                         85
     --------------------------------------------------------------------

   *  as that term is used in "Tax Information," beginning on page 35.

   ** except for a Roth IRA, which has no age limit.

Ways to make premium payments

  Premium payments made by check or money order should be:

 . drawn on a U.S. bank,

 . drawn in U.S. dollars, and

 . made payable to "John Hancock."

  We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

  Premium payments after the initial premium payment should be sent to:

           -----------------------------------------------------------
                  JOHN HANCOCK ANNUITY SUBSEQUENT PAYMENTS, X-4

                                  MAIL DELIVERY
                               1 John Hancock Way
                                   Suite 1501
                              Boston, MA 02117-1501

                               OVERNIGHT DELIVERY
                                 529 Main Street
                              Charleston, MA 02129
           -----------------------------------------------------------

  We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

   . issue a contract;

   . accept premium payments; or

   . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

  Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 18.

  The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available guarantee periods with durations for five years, and we may make one or more additional guarantee periods available for contracts issued before September 30, 2002. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 29.

At any time before the date of maturity, the total value of your contract equals:

 . the total amount you invested,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period or in the guarantee rate account (see "Dollar-cost averaging value program" on page 16).

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 31, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

State law insurance requirements

  Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

  We may vary the charges, guarantee periods, rates and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals),

 . full withdrawal ("surrender"),

 . payment of any death benefit proceeds, and

 . periodic payments under one of our annuity payment options.

  In addition, if you elect the Accumulated Value Enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

  How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee periods that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  You may transfer all or part of the assets held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once. You may not make any transfers during the annuity period, however, to or from a guarantee period.

  To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

  The contracts are not designed for professional market timing organizations, or other persons or entities that use programmed or frequent transfers among the investment options. As a consequence, we have reserved the right to impose limits on the number and frequency of transfers into and out of variable investment options and guarantee periods and to impose a charge of up to $25 for any transfer beyond an annual limit (which will not be less than 12). Under our current rules, we impose no charge on transfers (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative). However, we do impose the following restrictions into and out of investment options:

 . No more than 12 such transfer requests will be processed in any contract year. In applying this restriction, any transfer request involving the transfer of assets into or out of multiple variable investment options or guarantee periods will still count as only one request.

 . We will monitor your transfer requests to determine whether you have transferred account value into any variable investment option within 28 calendar days after you transferred account value out of that variable investment option (i.e., effected a "round trip"). If we determine that you have effected a round trip, you will be prohibited from effecting any further round trips with respect to any variable investment option for as long as the contract remains in effect.

If we change any of the above rules relating to transfers, we will notify you of the change. Transfers under our strategic rebalancing or dollar-cost averaging program will not be counted toward any limit or restriction on transfers into and out of variable investment options.

WE ALSO RESERVE THE RIGHT TO PROHIBIT A TRANSFER LESS THAN 30 DAYS PRIOR TO THE CONTRACT'S DATE OF MATURITY.

 Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options to and from which assets are being transferred, and

 . the amount of each transfer.

  The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office. If we receive your request after our business day ends (usually 4:00 p.m. Eastern time), however, it will become effective on our next business day.

 Telephone and facsimile transactions

  If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  As stated earlier in this prospectus, the contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we have imposed restrictions on transfers. However, we also reserve the right to change our telephone and facsimile transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

 Dollar-cost averaging ("DCA") programs

  Under our DOLLAR-COST AVERAGING VALUE PROGRAM, you may elect to deposit any new premium payment of $5,000 or more in a guarantee rate account that we call the "DCA rate account." For contracts issued after April 30, 2004, your deposits under this program will be depleted over a 6 month period. For contracts issued prior to May 1, 2004, the assets in this account

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

attributable to a new premium payment will be transferred automatically to one or more variable investment options over a period that is equal in length (i.e., either 6 months or 12 months) to the period you initially selected. A new period will begin on the date each new premium is deposited in the DCA rate account program with respect to that premium. At the time of each deposit into this program, you must tell us in writing:

 . that your deposit should be allocated to this program; and

 . the variable investment options to which assets will be transferred; and

 . the percentage amount to be transferred to each such variable investment option.

  Transfers to the guarantee periods are not permitted under this program, and transfers of your account value from a variable investment option are not currently permitted to initiate the program. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.)

  Your participation in the dollar-cost averaging value program will end if you request a partial withdrawal from the DCA rate account, or if you request a transfer from the DCA rate account that is in addition to the automatic transfers.

  Under our STANDARD DOLLAR-COST AVERAGING PROGRAM, you may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar-cost averaging program:

 . You may elect the program only if the total value of your contract equals
   $15,000 or more.

 . The amount of each transfer must equal at least $250.

 . You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 . You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

 . You may discontinue the program at any time.

 . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 . Automatic transfers to or from guarantee periods are not permitted under this program.

  We reserve the right to suspend or terminate the program at any time.

 Strategic rebalancing

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance. Automatic transfers to or from guarantee periods or the DCA rate account are not permitted under this program.

  This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

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WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Annual contract fee

  We deduct the annual contract fee shown in the Fee Tables at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your contract's total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Asset-based charge

  We deduct Separate Account expenses daily, as an asset-based charge shown in the Fee Tables, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

  In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

  If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. The amount of this charge will depend on the number of years that have passed since we received your premium payments, as shown in the Fee Tables. We use this charge to help defray expenses relating to the Extra Credit feature and to sales of the contracts, including commissions paid and other distribution costs.

 Free withdrawal amounts

  If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

 How we determine and deduct the charge

  If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge shown in the Fee Tables on any amount of the excess that we attribute to premium payments you made within a withdrawal charge period. Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until

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

all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

  We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

  You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

 When withdrawal charges don't apply

  We don't assess a withdrawal charge in the following situations:

 . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

 . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

 How an MVA affects the withdrawal charge

  If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

  We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

  The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the John Hancock Annuity Servicing Office.

  Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
35. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

  We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal:

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

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

  We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

  You may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse.

  Under this rider, we will waive withdrawal charges on any withdrawals, if all the following conditions apply to a "covered person":

 . a covered person becomes confined to a nursing home beginning at least 30 days after we issue your contract;

 . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

 . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

  In addition, depending on your state, the rider may also provide for a waiver of withdrawal charges if a covered person has been diagnosed with a chronic, critical or terminal illness to the extent so provided in the rider.

  You may not purchase this rider: (1) if either of the covered persons is older than 74 years at application or (2) in most states, if either of the covered persons was confined to a nursing home within the past two years.

  There is a charge for this rider, as set forth in the Fee Tables. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions".

  If you purchase this rider:

 . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors, and

 . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 13, and "What fees and charges will be deducted from my contract?" beginning on page 18. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals
   $25,000 or more.

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

 . The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 . You may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

  We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

 . If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

 . If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

 . If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

 . If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

  We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 . proof of death before the contract's date of maturity, and

 . any required instructions as to method of settlement.

  We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

 . the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 34); or

 . an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page 33.

 Standard death benefit

  We will pay a "standard" death benefit, unless you have chosen one of our optional death benefit riders. (We describe these riders below. If you choose one of these riders, we calculate the death benefit under the terms of the rider.) The standard death benefit we pay is the greater of:

 . the total value of your contract, adjusted by any then-applicable market value adjustment, on the date we receive notice of death in proper order, or

 . the total amount of premium payments made, less any partial withdrawals.

 Optional death benefit riders

  You may elect a death benefit that differs from the standard death benefit by purchasing an optional death benefit rider:

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

 . only if the rider is available in your state;

 . only when you apply for the contract;

 . if you elect the Enhanced Death Benefit rider, only if each owner and each annuitant is under age 80 at the time you apply for the contract; and

 . if you elect the Earnings Enhancement Death Benefit rider, only if each owner and each annuitant is under age 75 at the time you apply for the contract.

We may waive either or both of the last two restrictions for contracts purchased prior to the date a rider was available in your state.

  As long as an optional death benefit rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The rider and its related charges terminates on:

 . the contract's date of maturity, or

 . upon your surrendering the contract, or

 . a change of ownership, except where a spousal beneficiary continues the rider after an owner's death (we explain contract continuation by a spouse in "Distributions following death of owner" on page 34).

  In addition, you may terminate the Enhanced Death Benefit rider at any time by providing written notification to us at the John Hancock Annuity Servicing Office shown on page 2. If you purchase an Earnings Enhancement Death Benefit rider, however, you CANNOT request us to terminate the rider and its charges.

ENHANCED DEATH BENEFIT rider - under this rider, we will pay the greatest of:

  (1) the standard death benefit,

  (2) the amount of each premium you have paid, accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

  (3) the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The rider's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The rider's "measuring life" is:

 . the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity Date,

 . the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the Maturity Date,

 . the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the Maturity Date,

 . the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity Date.

If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider.

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

EARNINGS ENHANCEMENT DEATH BENEFIT rider (not available for contracts issued to tax-qualified plans) - under this rider, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the owners and annuitants when you purchase the rider. In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" rider because any amounts paid under this rider can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this rider, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The earnings enhancement amount is determined as follows:

 . if all of the owners and the annuitant are under age 70 on the date your rider is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

 . if any of the owners or the annuitant is age 70 or older on the date your rider is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

 . if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

"Net Premiums," for purposes of this rider, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS ON PAGE 35 BEFORE SELECTING ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE PARTIAL WITHDRAWALS UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.

WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available one other optional benefit. You may elect this rider:

 . only if your state permits;

 . only when you apply for a contract; and

 . only if you are under age 75 when you apply for a contract.

This optional benefit is provided under a rider that contains many terms and conditions not set forth below. Therefore, you should refer directly to the rider for more complete information. We will provide you with a copy on request. We may make other riders available in the future.

ACCUMULATED VALUE ENHANCEMENT rider- under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

 . is receiving certain qualified services described in the rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

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

  You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page 12 for a general description of other premium limits under the contract).

  You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider as described in the Fee Tables.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

  If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

  In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

  You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider.

  CONTRACTS ISSUED BEFORE MAY 1, 2004 MAY HAVE BEEN ISSUED WITH THE FOLLOWING OPTIONAL BENEFIT RIDER:

  GUARANTEED RETIREMENT INCOME BENEFIT rider - under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

  If your contract was issued with this rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each premium you have paid, accumulated at the rate(s) specified in the contract , but adjusted for any partial withdrawals you have taken. The accumulation rates differ between (a) contract value allocated to a guaranteed period or Money Market investment option (currently 4%) and (b) contract value allocated to all other variable investment options (currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of contract value that was reduced by the withdrawal (including any withdrawal charges). After a withdrawal, the accumulation rate(s) will only be applied to the remaining accumulated amount. If your total contract value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.

  There is a monthly charge for this rider as described in the Fee Tables. The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

  In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

   . JHVLICO at the address shown on page 2, or

   . the JHVLICO representative who delivered the contract to you.

  In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

  John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

  Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is A++, the highest, based on the strength its direct parent, John Hancock Life Insurance Company and the capital guarantee that JHFS (John Hancock Life Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's Corporation and Fitch Ratings have assigned financial strength ratings to JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

  The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

  JHFS guarantees your full interest in any guarantee period. This means that, if JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or (b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on JHVLICO as a precondition to making a claim against JHFS under the guarantee.

                             ADDITIONAL INFORMATION


  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 10 through 25.

  CONTENTS OF THIS SECTION                                      STARTING ON PAGE

  Description of JHVLICO. . . . . . . . . . . . . . . . . . .         27

  How to find further information about JHVLICO and JHFS. . .         27

  Who should purchase a contract? . . . . . . . . . . . . . .         28

  How we support the variable investment options. . . . . . .         28

  How we support the guarantee periods. . . . . . . . . . . .         29

  How the guarantee periods work. . . . . . . . . . . . . . .         29

  The accumulation period . . . . . . . . . . . . . . . . . .         30

  The annuity period. . . . . . . . . . . . . . . . . . . . .         31

  Variable investment option valuation procedures . . . . . .         34

  Description of charges at the fund level. . . . . . . . . .         34

  Distributions following death of owner. . . . . . . . . . .         34

  Miscellaneous provisions. . . . . . . . . . . . . . . . . .         35

  Tax information . . . . . . . . . . . . . . . . . . . . . .         35

  Performance information . . . . . . . . . . . . . . . . . .         42

  Reports . . . . . . . . . . . . . . . . . . . . . . . . . .         43

  Voting privileges . . . . . . . . . . . . . . . . . . . . .         43

  Certain changes . . . . . . . . . . . . . . . . . . . . . .         43

  Distribution of contracts . . . . . . . . . . . . . . . . .         44

  Experts . . . . . . . . . . . . . . . . . . . . . . . . . .         44

  Registration statement. . . . . . . . . . . . . . . . . . .         45

  Condensed Financial Information . . . . . . . . . . . . . .         46

  Appendix A - Details About Our Guarantee Periods. . . . . .         50

  Appendix B - Example of Withdrawal Charge Calculation . . .         52

  Appendix C - Examples of Earnings Enhancement Death Benefit
     Calculation. . . . . . . . . . . . . . . . . . . . . . .         54

DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company chartered in 1979 under Massachusetts law, with its home office at 197 Clarendon Street, Boston, Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

  We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

  We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28, 2003. As a consequence of the merger, John Hancock's ultimate parent is now Manulife Financial Corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. As of December 31, 2003, John Hancock's assets were approximately $96 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

  JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements. JHVLICO and JHFS also file registration statements and other documents with the SEC, in addition to any that they file under the Exchange Act.

  You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS' filings with the SEC are also available to the public at the SEC's "web" site: http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

  These are the following reports and documents, which we "incorporate by reference" into this prospectus:

 . Form 10-K of JHFS for the year ended December 31, 2003;

 . Form 8-K of JHFS filed on February 6, 2004 and on February 24, 2004; and

 . All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

 . traditional individual retirement annuity plans ("Traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of Section
   408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

  We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 35.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations of five years. For contracts issued before September 30, 2002, however, we may permit you to select different durations.

  If you select any guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

        -----------------------------------------------------------
          We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.
        -----------------------------------------------------------

   You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

   If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

   Here is how the MVA works:

    ------------------------------------------------------------------
      We compare:

          . the guaranteed rate of the guarantee period from which the assets are being taken WITH

          . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

     If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

     If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
    ------------------------------------------------------------------

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

           -------------------------------------------------
             dollar amount of transaction
                            DIVIDED BY
             value of one accumulation unit for the
             applicable variable investment option at the
             time of such transaction
           -------------------------------------------------

  The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

           -------------------------------------------------
             number of accumulation units in the variable
             investment options
                              TIMES
             value of one accumulation unit for the
             applicable variable investment option at that
             time
           -------------------------------------------------

Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

 . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

 . the amount of any charges and fees deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

  Unless we otherwise permit, the date of maturity must be:

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age 95).

  Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 37.)

Choosing fixed or variable annuity payments

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 33).

  Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

  Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

 Assumed investment rate

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 . Option A: "life annuity with 5 years guaranteed" and

 . Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

  The funds must pay investment management fees and other operating expenses. These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is shown in the table.

  The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2003, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

DISTRIBUTIONS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract in the following box:

--------------------------------------------------------------------------------
 IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE
 BEGUN:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner. In that case:

   (1) we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and

   (2) your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount of your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

   (1) paid out in full within five years of your death or

   (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 . the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
-------------------------------------------------------------------------------

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

  If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

  At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

 Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

 Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

 Surrenders, withdrawals and death benefits

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

  All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

  Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

 Penalty for premature withdrawals

  The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

 Puerto Rico annuity contracts not purchased to fund a tax qualified plan

  Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

  Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

  The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

 Tax-free rollovers

  For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . a traditional IRA to another tax-qualified plan, including a Section 403(b) plan

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

 . a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

 . a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

  In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

 Traditional IRAs

  Annual contribution limit. A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  Catch-Up Contributions. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

  Deductibility of contributions. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

  The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  Distributions. In general, all amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

 Roth IRAs

  Annual contribution limit. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  Catch-Up Contributions. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

  Distributions. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

  Conversion to a Roth IRA. You can convert a traditional IRA to a Roth IRA, unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

 SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

  Catch-Up Contributions. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

  Distributions. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

 Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

  Distributions. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

 Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

  Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

  Catch-Up Contributions. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

  Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

 Pension and profit sharing plans qualified under Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

 "Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

 Section 457 deferred compensation plans

  Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or instrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

  As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

  The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
   (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

  Annual contribution limit. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

  Catch-Up Contributions. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

 Elective Deferral Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

 Elective Catch-up Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

 Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

 Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate tax and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

  Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

  At the Account level, total return reflects adjustments for:

 . the mortality and expense risk charges,

 . the annual contract fee, and

 . any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

VOTING PRIVILEGES

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

  Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 197 Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John Hancock.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

  Signator representatives may receive additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by JHVLICO From time to time, Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

  Ernst & Young LLP have audited the consolidated financial statements of John Hancock Variable Life Insurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2003 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements of JHVLICO and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                              PAGE OF SAI
          DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .     2
          CALCULATION OF PERFORMANCE  DATA . . . . . . . . . . .     2
          OTHER PERFORMANCE INFORMATION. . . . . . . . . . . . .     3
          CALCULATION OF ANNUITY PAYMENTS. . . . . . . . . . . .     4
          ADDITIONAL INFORMATION ABOUT DETERMINING UNIT VALUES .     5
          PURCHASES AND REDEMPTIONS OF FUND SHARES . . . . . . .     6
          THE ACCOUNT. . . . . . . . . . . . . . . . . . . . . .     6
          DELAY OF CERTAIN PAYMENTS  . . . . . . . . . . . . . .     7
          LIABILITY FOR TELEPHONE TRANSFERS. . . . . . . . . . .     7
          VOTING PRIVILEGES. . . . . . . . . . . . . . . . . . .     7
          FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .     9

                         CONDENSED FINANCIAL INFORMATION


                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


  The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.

                                                                                      PERIOD FROM
                            YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                           DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                               2003          2002          2001          2000             1999
                           ------------  ------------  ------------  ------------   ----------------
EQUITY INDEX
Accumulation share
 value:
 Beginning of period. .    $    13.49    $    17.58    $    20.22    $    22.54        $  10.00
 End of period  . . . .    $    17.10    $    13.49    $    17.58    $    20.22        $  22.54
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       728,312       673,856       804,600       507,320          76,098
LARGE CAP VALUE
Accumulation share
 value:
 Beginning of period
   (Note 3) . . . . . .    $     9.75    $    11.38    $    10.00            --              --
 End of period  . . . .    $    12.08    $     9.75    $    11.38            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       601,394       483,868       334,667            --              --
FUNDAMENTAL VALUE B
 (formerly "Large Cap
 Value CORE(SM)")
Accumulation share
 value:
 Beginning of period. .    $     8.13    $    10.07    $    10.71    $    10.31        $  10.00
 End of period  . . . .    $    10.35    $     8.13    $    10.07    $    10.71        $  10.31
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       816,510       826,588     1,056,790       520,128          92,493
LARGE CAP GROWTH
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . .    $     5.79    $     8.13    $    10.00            --              --
 End of period  . . . .    $     7.19    $     5.79    $     8.13            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       540,715       167,749        77,662            --              --
LARGE CAP GROWTH B
 (formerly "Large Cap
 Aggressive Growth")
Accumulation share
 value:
 Beginning of period. .    $     5.48    $     8.09    $     9.60    $    11.97        $  10.00
 End of period  . . . .    $     7.13    $     5.48    $     8.09    $     9.60        $  11.97
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       609,843       681,954     1,205,414     1,040,129         178,388
GROWTH & INCOME
Accumulation share
 value:
 Beginning of period
  (Note 2)    . . . . .    $     5.66    $     7.36    $     8.82    $    10.00              --
 End of period  . . . .    $     6.95    $     5.66    $     7.36    $     8.82              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .     2,127,364     1,293,111     1,817,947        12,749              --
FUNDAMENTAL VALUE
Accumulation share
 value:
 Beginning of period. .    $     8.75    $    10.73    $    11.68    $    10.43        $  10.00
 End of period  . . . .    $    11.12    $     8.75    $    10.73    $    11.68        $  10.43
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       603,015       569,649       802,605       347,760          64,904
EARNINGS GROWTH
Accumulation share
 value:
 Beginning of period
  (Note 1). . . . . . .    $     2.96    $     4.43    $     7.11    $    10.00              --
 End of period  . . . .    $     3.65    $     2.96    $     4.43    $     7.11              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .     1,209,120     1,222,455     1,636,323       629,910              --
FUNDAMENTAL GROWTH
Accumulation share
 value:
 Beginning of period. .    $     6.79    $     9.86    $    14.74    $    15.39        $  10.00
 End of period  . . . .    $     8.84    $     6.79    $     9.86    $    14.74        $  15.39
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       328,022       337,037       589,572       525,081          38,912
MID CAP VALUE B
 (formerly "Small/Mid
 Cap CORE(SM)")
Accumulation share
 value:
 Beginning of period. .    $    10.94    $    13.06    $    13.16    $    12.73        $  11.00
 End of period  . . . .    $    15.68    $    10.94    $    13.06    $    13.16        $  12.73
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       231,918       215,620       220,092       114,891           9,532

                                                                                   PERIOD FROM
                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                            2003          2002          2001          2000             1999
                        ------------  ------------  ------------  ------------   ----------------
MID CAP GROWTH
 (formerly "Small/Mid
 Cap Growth")
Accumulation share
 value:
 Beginning of period. .   $    16.19    $    20.79    $    20.47    $    18.98        $  18.07
 End of period  . . . .   $    23.49    $    16.19    $    20.79    $    20.47        $  18.98
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      228,854       200,020       242,085       136,439          14,779
SMALL CAP EMERGING
 GROWTH
Accumulation share
 value:
 Beginning of period
  (Note 2)    . . . . .   $     5.60    $     7.90    $     8.30    $    10.00              --
 End of period  . . . .   $     8.23    $     5.60    $     7.90    $     8.30              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      116,428       110,281        79,406           535              --
SMALL CAP VALUE
Accumulation share
 value:
 Beginning of period. .   $    15.07    $    16.31    $    13.87    $    10.46        $  10.00
 End of period  . . . .   $    20.54    $    15.07    $    16.31    $    13.87        $  10.46
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      467,842       467,201       546,648       241,338              --
SMALL CAP GROWTH
Accumulation share
 value:
 Beginning of period. .   $     9.81    $    14.19    $    16.44    $    21.19        $  14.27
 End of period  . . . .   $    12.39    $     9.81    $    14.19    $    16.44        $  21.19
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      428,036       448,285       715,728       608,753          59,529
AIM V.I. PREMIER
 EQUITY
Accumulation share
 value:
 Beginning of period. .   $     5.90    $     8.57    $     9.92    $    11.77        $  10.00
 End of period  . . . .   $     7.29    $     5.90    $     8.57    $     9.92        $  11.77
Number of Accumulation
 Shares outstanding at
 end of period. . . . .    2,169,567     1,779,003     3,090,645     2,548,369         302,772
AIM V.I. CAPITAL
 DEVELOPMENT - SERIES
 II CLASS
Accumulation share
 value:
 Beginning of period
  (Note 4)    . . . . .   $     7.45    $    10.00            --            --              --
 End of period  . . . .   $     9.93    $     7.45            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       37,054        11,177            --            --              --
FIDELITY VIP
 CONTRAFUND(R) -
 SERVICE CLASS
Accumulation share
 value:
 Beginning of period. .   $     8.28    $     9.25    $    10.69    $    11.61        $  10.00
 End of period  . . . .   $    10.49    $     8.28    $     9.25    $    10.69        $  11.61
Number of Accumulation
 Shares outstanding at
 end of period  . . . .    1,230,521     1,168,106     1,645,859     1,447,471         237,990
FIDELITY VIP GROWTH -
 SERVICE CLASS
Accumulation share
 value:
 Beginning of period. .   $     5.92    $     8.59    $    10.57    $    12.04        $  10.00
 End of period  . . . .   $     7.76    $     5.92    $     8.59    $    10.57        $  12.04
Number of Accumulation
 Shares outstanding at
 end of period  . . . .    1,601,890       133,140     2,501,361     1,875,307         205,097
MFS INVESTORS GROWTH
 STOCK - INITIAL CLASS
Accumulation share
 value:
 Beginning of period. .   $     6.14    $     8.58    $    11.45    $    12.36        $  10.00
 End of period  . . .     $     7.46    $     6.14    $     8.58    $    11.45        $  12.36
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      715,159       723,032     1,280,675       971,077         158,192
MFS RESEARCH - INITIAL
 CLASS
Accumulation share
 value:
 Beginning of period. .   $     6.46    $     8.67    $    11.14    $    11.86        $   10.00
 End of period  . . . .   $     7.95    $     6.46    $     8.67    $    11.14        $  11.86
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      578,045       621,468       970,571       672,010          73,452
INTERNATIONAL EQUITY
 INDEX
Accumulation share
 value:
 Beginning of period
  (Note 4)    . . . . .   $     6.77    $    10.00            --            --              --
 End of period  . . . .   $     9.49    $     6.77            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      206,714         9,558            --            --              --
OVERSEAS EQUITY B
 (fomerly
 "International
 Opportunities")
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . .   $     6.72    $     8.33    $    10.00            --              --
 End of period  . . . .   $     8.79    $     6.72    $     8.33            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .      301,848       190,914        20,457            --              --

                                                                                      PERIOD FROM
                            YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                           DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                               2003          2002          2001          2000             1999
                           ------------  ------------  ------------  ------------   ----------------
OVERSEAS EQUITY
Accumulation share
 value:
 Beginning of period. .    $     9.96    $    10.76    $    11.65    $    12.98        $  12.24
 End of period  . . . .    $    13.75    $     9.96    $    10.76    $    11.65        $  12.98
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       201,570       174,540       128,318        63,735           5,361
FIDELITY VIP OVERSEAS
 - SERVICE CLASS
Accumulation share
 value:
 Beginning of period. .    $     6.10    $     7.73    $     9.97    $    12.48        $  10.00
 End of period  . . . .    $     8.62    $     6.10    $     7.73    $     9.97        $  12.48
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       501,964       523,589       960,931     1,107,608          30,517
OVERSEAS EQUITY C
 (formerly "Emerging
 Markets Equity")
Accumulation share
 value:
 Beginning of period
  (Note 3)    . . . . .    $     9.07    $     9.85    $    10.00            --              --
 End of period  . . . .    $    14.06    $     9.07    $     9.85            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .        33,986        17,395         7,941            --              --
JANUS ASPEN WORLDWIDE
 GROWTH - SERVICE
 SHARES CLASS
Accumulation share
 value:
 Beginning of period
  (Note 2)    . . . . .    $     5.07    $     6.90    $     9.04    $    10.00              --
 End of period  . . . .    $     6.19    $     5.07    $     6.90    $     9.04              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       214,502       229,005       322,018       128,709              --
REAL ESTATE EQUITY
Accumulation share
 value:
 Beginning of period
  (Note 2)    . . . . .    $    11.44    $    11.43    $    10.95    $    10.00              --
 End of period  . . . .    $    15.47    $    11.44    $    11.43    $    10.95              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       267,781       217,276       138,332         1,766              --
HEALTH SCIENCES
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . .    $     7.69    $     9.73    $    10.00            --              --
 End of period  . . . .    $    10.00    $     7.69    $     9.73            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       138,303       129,645       100,786            --              --
FINANCIAL INDUSTRIES
 (NOTE 5)
Accumulation share
 value:
 Beginning of period. .    $    11.60    $    14.58    $    17.90    $    14.25        $  10.00
 End of period  . . . .    $    14.43    $    11.60    $    14.58    $    17.90        $  14.25
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       488,871       542,851       855,100       642,376         113,876
MANAGED
Accumulation share
 value:
 Beginning of period
  (Note 2)    . . . . .    $     8.00    $     9.34    $     9.73    $    10.00              --
 End of period  . . . .    $     9.41    $     8.00    $     9.34    $     9.73              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .     1,277,365     1,159,355       868,814            89              --
SHORT-TERM BOND
Accumulation share
 value:
 Beginning of period. .    $    14.82    $    14.20    $    13.30    $    12.48        $  12.34
 End of period  . . . .    $    15.04    $    14.82    $    14.20    $    13.30        $  12.48
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       884,537       621,051       440,240       126,421          15,433
 BOND INDEX
Accumulation share
 value:
 Beginning of period. .    $    12.28    $    11.31    $    10.63    $     9.63        $   9.65
 End of period  . . . .    $    12.57    $    12.28    $    11.31    $    10.63        $   9.63
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       911,341       737,019       833,929       327,502          47,232
ACTIVE BOND
Accumulation share
 value:
 Beginning of period
  (Note 3). . . . . . .    $    11.00    $    10.39    $    10.00            --              --
 End of period  . . . .    $    11.57    $    11.00    $    10.39            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . . .     1,767,167     1,018,456     1,154,989            --              --
HIGH YIELD BOND
Accumulation share
 value:
 Beginning of period. .    $     8.60    $     9.12    $     9.04    $    10.27        $  10.00
 End of period  . . . .    $     9.90    $     8.60    $     9.12    $     9.04        $  10.27
Number of Accumulation
 Shares outstanding at
 end of period  . . . .       626,689       477,166       644,021       333,028          48,898

                                                                                   PERIOD FROM
                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    AUGUST 10, 1999
                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,    TO DECEMBER 31,
                            2003          2002          2001          2000             1999
                        ------------  ------------  ------------  ------------   ----------------
GLOBAL BOND
Accumulation share
 value:
 Beginning of period
  (Note 2)    . . . .   $    12.10    $    10.31    $    10.60      $  10.00              --
 End of period  . . .   $    13.85    $    12.10    $    10.31      $  10.60              --
Number of Accumulation
 Shares outstanding at
 end of period  . . .      180,511       141,303        71,857            --              --
MONEY MARKET
Accumulation share
 value:
 Beginning of period
  (Note 3)    . . . .   $    10.15    $    10.12    $    10.00            --              --
 End of period  . . .   $    10.12    $    10.15    $    10.12            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . .    2,054,260     2,479,251     4,289,180            --              --
MID CAP VALUE
Accumulation share
 value:
 Beginning of period
  (Note 6)    . . . .   $    10.00            --            --            --              --
 End of period  . . .   $    13.56            --            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . .       27,470            --            --            --              --
TOTAL RETURN BOND
Accumulation share
 value:
 Beginning of period
  (Note 6)    . . . .   $    10.00            --            --            --              --
 End of period  . . .   $    10.11            --            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . .       85,139            --            --            --              --
MFS NEW DISCOVERY
 SERIES
Accumulation share
 value:
 Beginning of period
  (Note 3)    . . . .   $     9.35    $    13.85    $    14.77      $  15.26         $ 10.00
 End of period  . . .   $    12.35    $     9.35    $    13.85      $  14.77         $ 15.26
Number of Accumulation
 Shares outstanding at
 end of period  . . .      256,805       277,963       533,377       431.090          36,557
JANUS ASPEN GLOBAL
 TECHNOLOGY
Accumulation share
 value:
 Beginning of period
  (Note 6)    . . . .   $    10.04            --            --            --              --
 End of period  . . .   $    13.67            --            --            --              --
Number of Accumulation
 Shares outstanding at
 end of period  . . .       18,973            --            --            --              --

(1) Values shown for 2000 begin on May 1, 2000.

(2) Values shown for 2000 begin on November 1, 2000.

(3) Values shown for 2001 begin on May 1, 2001.

(4) Values shown for 2002 begin on May 1, 2002.

(5) Values shown for Financial Industries are based on Account holdings of the predecessor fund.

(6) Values shown for 2003 begin on May 1, 2003.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS


INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

   . corporate bonds,

   . mortgages,

   . mortgage-backed and asset-backed securities, and

   . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

 . receive your premium payment,

 . effectuate your transfer, or

 . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                                 n
                                                 --
                                 (     1 + g   ) 12
                                 (-------------)      -1
                                 (1 + c + 0.005)

  where,

   . G is the guaranteed rate in effect for the current guarantee period.

   . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

   . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

-------------------------------------------------------------------------------
 Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
 Guarantee period                         5 years
-------------------------------------------------------------------------------
 Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                          period
-------------------------------------------------------------------------------
 Guaranteed rate* (g)                     4%
-------------------------------------------------------------------------------
 Guaranteed rate for new 3 year           3%
 guarantee* (c)
-------------------------------------------------------------------------------
 Remaining guarantee period (n)           36 months
-------------------------------------------------------------------------------

Market value adjustment:

                                             36
                                             --
                         [(     1 + 0.04   ) 12       ]
                10,000 x [(----------------)        -1] = 145.63
                         [(1 + 0.03 + 0.005)          ]

Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 + $145.63 = $10,145.63

*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------
 Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
 Guarantee period                         5 years
-------------------------------------------------------------------------------
 Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                          period
-------------------------------------------------------------------------------
 Guaranteed rate* (g)                     4%
-------------------------------------------------------------------------------
 Guaranteed rate for new 3 year           5%
 guarantee* (c)
-------------------------------------------------------------------------------
 Remaining guarantee period(n)            36 months
-------------------------------------------------------------------------------

Market value adjustment:

                                             36
                                             --
                         [(     1 + 0.04   ) 12       ]
                10,000 x [(----------------)        -1] = 420.50
                         [(1 + 0.05 + 0.005)          ]

Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 - $420.50 = $9,579.50

*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION


ASSUME THE FOLLOWING FACTS:

   . On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.

   . On January 1, 2002, you make a $1,000 premium payment.

   . On January 1, 2003, you make a $1,000 premium payment.

   . On January 1, 2004, the total value of your contract is $7,500 because of favorable investment earnings.

  Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $289.36. We withdraw a total of $7,289.36 from your contract.

        $7,000.00  -- withdrawal request payable to you
        +  289.36  -- withdrawal charge payable to us
         --------
        $7,289.36  -- total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

  (1) We FIRST distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

  (2) Next we repay to you the $5,000 premium you paid in 2001. Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

        $5,000
        -  200  -- free withdrawal amount (payable to you)
         -----
        $4,800
        x  .04
         -----
        $  192  -- withdrawal charge on 2001 premium payment (payable to us)

        $4,800
        -  192
         -----
        $4,608  -- part of withdrawal request payable to you

  (3) We NEXT deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

        $1,000
        x  .05
         -----
        $   50 -- withdrawal charge on 2002 premium payment (payable to us)

        $1,000
        -   50
         -----
        $  950 -- part of withdrawal request payable to you

  (4) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

        $7,000 -- total withdrawal amount requested
        -  500 -- profit
        -  200 -- free withdrawal amount
        -4,608 -- payment deemed from initial premium payment
        -  950 -- payment deemed from 2002 premium payment
         -----
        $  742 -- additional payment to you needed to reach $7,000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

        $742.00      =  x - [.06x]
        $742.00      =  .94x
        $742.00/.94  =  x
        $789.36      =  x

        $789.36     --  deemed withdrawn from 2003 premium payment
        $742.00     --  part of withdrawal request payable to you
         ------
        $ 47.36     --  withdrawal charge on 2003 premium deemed withdrawn
                        (payable to us)

     APPENDIX C - EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION


  The following are examples of the optional earnings enhancement death benefit. We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

  Assume:

 . You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

 . At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

 . You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

 . We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

Calculation of Standard Death Benefit

  We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

Calculation of Earnings Enhancement Amount

  Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

  Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Premiums is $100,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

  Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

  The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefore $32,000.

  The total Death Benefit in this example is the standard death benefit ($180,000) plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT, ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

  Assume:

 . You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

 . At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

 . You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

 . On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

 . On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

 . On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of $10,000 at the end of the eighth year of your contract

 . We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

Calculation of Enhanced Death Benefit

  In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

  Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

  Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

  The total value of your contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefore $120,000.

Calculation of Earnings Enhancement Amount

  Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

  Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

  Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

  The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefore $3,750.

  The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the earnings enhancement amount ($3,750), or $123,750.

                          Prospectus dated May 1, 2004
                                for interests in
                    John Hancock Variable Annuity Account JF
                       Interests are made available under

--------------------------------------------------------------------------------
                          DECLARATION VARIABLE ANNUITY
--------------------------------------------------------------------------------

      a deferred combination fixed and variable annuity contract issued by

            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")
The contract enables you to earn fixed rates of interest that we declare under our fixed investment option and investment-based returns in the following variable investment options:

--------------------------------------------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS:                UNDERLYING FUND MANAGED BY:
 ----------------------------                ---------------------------
 EQUITY OPTIONS:
  Equity Index . . . . . . . . . . . .       SSgA Funds Management, Inc.
  Growth & Income. . . . . . . . . . .       Independence Investment LLC and T. Rowe Price Associates, Inc.
  Fundamental Growth*. . . . . . . . .       Independence Investment LLC
  Small Cap Growth . . . . . . . . . .       Wellington Management Company, LLP
  Overseas Equity B. . . . . . . . . .       Capital Guardian Trust Company
  Financial Industries . . . . . . . .       John Hancock Advisers, LLC


 BOND & MONEY MARKET OPTIONS:
  Active Bond. . . . . . . . . . . . .       John Hancock Advisers, LLC, Pacific Investment Management Company LLC
                                                and Declaration Management & Research Company
  Money Market . . . . . . . . . . . .       Wellington Management Company, LLP

--------------------------------------------------------------------------------------------------------------------

 *Not available for contracts issued after April 30, 2004.

     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of the John Hancock Variable Series Trust I ("the Series Fund"). In this prospectus, the investment options of the Series Fund are referred to as funds. In the prospectuses for the Series Fund, the investment options may also be referred to as "funds," "portfolios" or "series."

     The Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for the Series Fund. The Series Fund prospectus contains detailed information about each available fund. Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can allocate to the fixed investment option if permitted in your local jurisdiction. We invest the assets allocated to the fixed investment option in our general account and they earn interest at a fixed rate, declared by us, subject to a 3% minimum. Neither our general account nor any interests in our general account are registered with the SEC or subject to the Federal securities laws.

     We refer to the variable investment options and the fixed investment option together as investment options.

                            ANNUITY SERVICING CENTER
                            ------------------------

                                 MAIL DELIVERY
                                 -------------
                                  P.O. Box 772
                                Boston, MA 02117




                             PHONE: 1-800-824-0335



                              FAX: 1-617-886-3048

 ******************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS


   This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

      .  The first section contains an "INDEX OF KEY WORDS."

      . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

      . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

      . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

      . "CONDENSED FINANCIAL INFORMATION" follows the "Additional Information." This gives some basic information about the size and past performance of the variable investment options.

The Series Fund's prospectus is attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

  This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

  We've also filed with the SEC a "Statement of Additional Information." This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 40.

  The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
  ------------------------------------------------------------------------------

                               INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                                                 PAGE

  Accumulation units . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Annuitant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
  Annuity payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Annuity period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Contract year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
  Date of issue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
  Date of maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  Free withdrawal amount . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
  Guarantee periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
  Investment options . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  Market value adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Premium payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
  Surrender value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  Variable investment options  . . . . . . . . . . . . . . . . . . . . . .cover
  Withdrawal charge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                   FEE TABLES


THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING AND SURRENDERING A DECLARATION VARIABLE ANNUITY CONTRACT. THE FIRST TABLE DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

-----------------------------------------------------------------------------------------------
     CONTRACTOWNER TRANSACTION EXPENSES                 DECLARATION VARIABLE ANNUITY
-----------------------------------------------------------------------------------------------
 Maximum Withdrawal Charge (as % of amount            6% for the first and second years
 withdrawn or surrendered)/1/                         5% for the third and fourth years
                                                         4% for the fifth year
                                                         3% for the sixth year
                                                        2% for the seventh year
                                                            0% thereafter
-----------------------------------------------------------------------------------------------

1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND EXPENSES PAID AT THE FUND LEVEL.

-----------------------------------------------------------------------------------------------
                                                        DECLARATION VARIABLE ANNUITY
-----------------------------------------------------------------------------------------------
 Maximum Annual Contract Fee/2/                                     $50
-----------------------------------------------------------------------------------------------
 Current Annual Contract Fee/3/                                     $30
-----------------------------------------------------------------------------------------------
 Separate Account Annual Expenses (as a
 percentage of average account value)/4/
 Contracts with initial premium payment
 less than $250,000:
 Mortality and Expense Risk Charge                                 0.90%
 Administrative Services Charge                                    0.35%
                                                                   -----
 Total Separate Account Annual Expenses                            1.25%
-----------------------------------------------------------------------------------------------
 Contracts with initial premium payment of
 $250,000 or more:
  Mortality and Expense Risk Charge                                0.90%
  Administrative Services Charge                                   0.10%
                                                                   -----
 Total Separate Account Annual Expenses                            1.00%
-----------------------------------------------------------------------------------------------
 Optional Benefit Rider Charges/5/:
-----------------------------------------------------------------------------------------------
 Enhanced "Stepped-Up" Death Benefit Rider          0.15% of your contract's total value
-----------------------------------------------------------------------------------------------
 Accidental Death Benefit Rider                     0.10% of your contract's total value
-----------------------------------------------------------------------------------------------
 Nursing Home Waiver                            0.05% of that portion of your contract's total
                                                value attributable to premiums that are still
                                                       subject to withdrawal charges
-----------------------------------------------------------------------------------------------

2) This charge is not currently imposed, and would only apply to contracts of less than $10,000.

3) This charge applies only to contracts of less than $10,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

4) This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods.

5) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE FUNDS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN A DECLARATION VARIABLE ANNUITY CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE SERIES FUND'S PROSPECTUS.

-------------------------------------------------------------------------------
       TOTAL ANNUAL FUND OPERATING EXPENSES           MINIMUM       MAXIMUM
-------------------------------------------------------------------------------
 Range of expenses that are deducted from fund         0.21%         1.44%
 assets, including management fees, distribution
 and/or service (12b-1) fees, and other expenses
-------------------------------------------------------------------------------

THE NEXT TABLE DESCRIBES FUND LEVEL FEES AND EXPENSES FOR EACH OF THE FUNDS, AS A PERCENTAGE OF THE FUND'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR THE SERIES FUND.

--------------------------------------------------------------------------------------------------------------------------
                                                                              TOTAL FUND                     TOTAL FUND
                                            DISTRIBUTION    OTHER OPERATING    OPERATING                      OPERATING
                               INVESTMENT        AND           EXPENSES         EXPENSES                       EXPENSES
                               MANAGEMENT  SERVICE (12B-1)      WITHOUT         WITHOUT        EXPENSE          WITH
FUND NAME                          FEE          FEES         REIMBURSEMENT   REIMBURSEMENT  REIMBURSEMENT   REIMBURSEMENT
--------------------------------------------------------------------------------------------------------------------------
JOHN HANCOCK VARIABLE SERIES
 TRUST I - NAV CLASS SHARES
 (NOTE 1):
--------------------------------------------------------------------------------------------------------------------------
 Equity Index                    0.13%           N/A             0.08%           0.21%          0.00%           0.21%
--------------------------------------------------------------------------------------------------------------------------
 Fundamental Growth              0.90%           N/A             0.10%           1.00%          0.00%           1.00%
--------------------------------------------------------------------------------------------------------------------------
 Growth & Income                 0.67%           N/A             0.06%           0.73%          0.00%           0.73%
--------------------------------------------------------------------------------------------------------------------------
 Small Cap Growth                1.05%           N/A             0.17%           1.22%          0.07%           1.15%
--------------------------------------------------------------------------------------------------------------------------
 Overseas Equity B*              1.13%           N/A             0.31%           1.44%          0.00%           1.44%
--------------------------------------------------------------------------------------------------------------------------
 Financial Industries            0.80%           N/A             0.06%           0.86%          0.00%           0.86%
--------------------------------------------------------------------------------------------------------------------------
 Active Bond                     0.61%           N/A             0.09%           0.70%          0.00%           0.70%
--------------------------------------------------------------------------------------------------------------------------
 Money Market                    0.25%           N/A             0.06%           0.31%          0.00%           0.31%
--------------------------------------------------------------------------------------------------------------------------

Note 1. Under its current investment management agreements with the John Hancock Variable Series Trust I ("JHVST"), John Hancock Life Insurance Company has contractually agreed to reimburse each JHVST fund (other than the Overseas Equity B Fund) when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets. The agreements will remain in effect until May 1, 2005, and may be renewed each year thereafter by JHVST. Percentages shown for the Overseas Equity B Fund reflect the discontinuance of John Hancock's agreement to reimburse the fund for "other fund expenses" in 2003 that exceeded 0.10% of the fund's average daily net assets. The percentages shown for the Financial Industries fund are based on the fund's current management fee schedule and include the operating expenses and average daily net assets of the fund's predecessor prior to April 25, 2003.

        * Overseas Equity B was formerly "International Opportunities."

Examples

THE FOLLOWING TWO EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN A DECLARATION VARIABLE ANNUITY CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES AND FUND FEES AND EXPENSES.

THE FIRST EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN AN "ALL RIDER" CONTRACT WITH THE FOLLOWING OPTIONAL BENEFIT RIDERS: ENHANCED "STEPPED-UP"DEATH BENEFIT RIDER, ACCIDENTAL DEATH BENEFIT RIDER AND NURSING HOME WAIVER RIDER. THE FIRST EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM ANNUAL CONTACT FEE AND THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Declaration Variable Annuity - maximum fund-level total operating expenses

                                         1 YEAR  3 YEARS  5 YEARS   10 YEARS
-----------------------------------------------------------------------------
 (1) IF YOU SURRENDER YOUR ALL RIDER
 CONTRACT AT THE END OF THE APPLICABLE    $860    $1426    $2016     $3476
 TIME PERIOD:
-----------------------------------------------------------------------------
 (2) IF YOU ANNUITIZE YOUR ALL RIDER
 CONTRACT AT THE END OF THE APPLICABLE    $320    $ 977    $1659     $3476
 TIME PERIOD:
-----------------------------------------------------------------------------
 (3) IF YOU DO NOT SURRENDER YOUR ALL     $320    $ 977    $1659     $3476
 RIDER CONTRACT:
-----------------------------------------------------------------------------

THE NEXT EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN A "NO RIDER" CONTRACT WITH NO OPTIONAL BENEFIT RIDERS FOR THE TIME PERIODS INDICATED. THIS EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE AVERAGE ANNUAL CONTRACT FEE WE EXPECT TO RECEIVE FOR THE CONTRACTS AND THE MINIMUM FEES AND EXPENSES OF ANY OF THE FUNDS.

ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Declaration Variable Annuity - minimum fund-level total operating expenses

                                         1 YEAR  3 YEARS  5 YEARS   10 YEARS
-----------------------------------------------------------------------------
 (1) IF YOU SURRENDER YOUR NO RIDER
 CONTRACT AT THE END OF THE APPLICABLE    $692    $921     $1154     $1779
 TIME PERIOD:
-----------------------------------------------------------------------------
 (2) IF YOU ANNUITIZE YOUR NO RIDER
 CONTRACT AT THE END OF THE APPLICABLE    $152    $471     $ 813     $1779
 TIME PERIOD:
-----------------------------------------------------------------------------
 (3) IF YOU DO NOT SURRENDER YOUR NO      $152    $471     $ 813     $1779
 RIDER CONTRACT:
-----------------------------------------------------------------------------

                               BASIC INFORMATION


     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                                      STARTING ON PAGE
  --------                                                                      ----------------
What is the contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Who owns the contract? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Is the owner also the annuitant? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

How can I invest money in a contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

How will the value of my investment in the contract change over time?. . . . . . . . . . . . 11

What annuity benefits does the contract provide? . . . . . . . . . . . . . . . . . . . . . . 11

To what extent can JHVLICO vary the terms and conditions of the contracts? . . . . . . . . . 12

What are the tax consequences of owning a contract?. . . . . . . . . . . . . . . . . . . . . 12

How can I change my contract's investment allocations? . . . . . . . . . . . . . . . . . . . 13

What fees and charges will be deducted from my contract? . . . . . . . . . . . . . . . . . . 14

How can I withdraw money from my contract? . . . . . . . . . . . . . . . . . . . . . . . . . 16

What happens if the annuitant dies before my contract's date of maturity?. . . . . . . . . . 17

What additional guarantee applies to the guarantee periods under my contract?. . . . . . . . 19

What are the terms of the additional guarantee?. . . . . . . . . . . . . . . . . . . . . . . 19

WHAT IS THE CONTRACT?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

IS THE OWNER ALSO THE ANNUITANT?

     In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution, but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

--------------------------------------------------------------------------------
                                            YOU MAY NOT MAKE ANY PREMIUM
                                            PAYMENTS AFTER THE ANNUITANT
     IF YOUR CONTRACT IS USED TO FUND               REACHES AGE
--------------------------------------------------------------------------------
  a "tax qualified plan"*                              701/2**
--------------------------------------------------------------------------------
  a non-tax qualified plan                             841/2
--------------------------------------------------------------------------------

         * as that term is used in "Tax Information," beginning on page 29. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84. We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order should be:

 .  drawn on a U.S. bank,

 .  drawn in U.S. dollars, and

 .  made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements. Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your JHVLICO representative or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 .  issue a contract;

 .  accept premium payments; or

 .  allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 14.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to five years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 22.

     At any time before the date of maturity, the total value of your contract equals:

 .  the total amount you invested,

 .  minus all charges we deduct,

 .  minus all withdrawals you have made,

 . plus or minus any positive or negative MVA's that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 25, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 .  partial withdrawal (including systematic withdrawals),

 .  full withdrawal ("surrender"),

 .  payment of any death benefit proceeds, and

 .  periodic payments under one of our annuity payment options.

How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

 .  the type of the distribution,

 .  when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 .  the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     You may transfer all or part of the assets held in one investment option to any other investment option within 30 days prior to the contract's date of maturity, up to the above-mentioned maximum of 18 investment options. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once. You may not make any transfers during the annuity period, however, to or from a fixed investment option.

     To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

     The contracts are not designed for professional market timing organizations, or other persons or entities that use programmed or frequent transfers among the investment options. As a consequence, we have reserved the right to impose limits on the number and frequency of transfers into and out of variable investment options and guarantee periods. Under our current rules, we impose no charge on transfers (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative). However, we do impose the following restrictions into and out of investment options:

 . No more than 12 such transfer requests will be processed in any contract year. In applying this restriction, any transfer request involving the transfer of assets into or out of multiple variable investment options or guarantee periods will still count as only one request.

 . We will monitor your transfer requests to determine whether you have transferred account value into any variable investment option within 28 calendar days after you transferred account value out of that variable investment option (i.e., effected a "round trip"). If we determine that you have effected a round trip, you will be prohibited from effecting any further round trips with respect to any variable investment option for as long as the contract remains in effect.

If we change any of the above rules relating to transfers, we will notify you of the change. Transfers under our dollar-cost averaging program will not be counted toward any limit or restriction on transfers into and out of variable investment options.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the address shown on page 2. Your request should include:

 .  your name,

 .  daytime telephone number,

 .  contract number,

 .  the names of the investment options being transferred to and from each, and

 .  the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone and facsimile transactions

     If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     As stated earlier in this prospectus, the contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we have imposed restrictions on transfers. However, we also reserve the right to change our telephone and facsimile transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

Dollar cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

 . you may elect the program only if the total value of your contract equals $15,000 or more,

 .  the amount of each transfer must equal at least $250,

 . you may change your dollar cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

 .  you may discontinue the program at any time,

 . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

 .  automatic transfers to or from guarantee periods are not permitted.

We reserve the right to suspend or terminate the program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Mortality and expense risk charge

     We deduct the Separate Account charge shown in the Fee Tables on a daily basis to compensate us primarily for mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

     In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

Administrative services charge

     We deduct the Separate Account charge shown in the Fee Tables on a daily basis for administrative and clerical services that the contracts require us to provide. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct the annual contract fee shown in the Fee Tables. We deduct this annual contract fee at the beginning of each contract year after the first. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some money from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

     Here's how we determine the charge: In any contract year, you may withdraw up to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the "free withdrawal amount." However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as shown in the Fee Tables.

     Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

     The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a "Growth" variable investment option and 40% from a money market variable investment option, then we will deduct 60% of the withdrawal charge from the "Growth" option and 40% from the money market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply:

     We don't assess a withdrawal charge in the following situations:

 . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

 . on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

Other charges

     We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

 .  surrender your contract for a cash payment of its "surrender value," or

 .  make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
29. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal:

       .  for an amount less than $100, or

       . if the remaining total value of your contract would be less than $1,000.

If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

     If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive the withdrawal charges on any withdrawals, provided all the following conditions apply:

 . you become confined to a nursing home beginning at least 90 days after we issue your contract.

 . you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

 . we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

 .  your confinement is prescribed by a doctor and medically necessary.

You may not purchase this rider if (1) you are older than 75 years at application or (2) in most states, if you were confined to a nursing home within the past two years.

     You should carefully review the tax considerations for optional benefit riders on page 29 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless you request otherwise and we agree, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 10, and "What fees and charges will be deducted from my contract?" beginning on page 14. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

 . you may elect the plan only if the total value of your contract equals $15,000 or more,

 .  the amount of each systematic withdrawal must equal at least $10,

 . if the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you,

 .  you may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

Standard death benefit

     If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider.

     The standard death benefit is the greater of:

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

     We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 .  proof of the annuitant's death, and

 .  any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 27.

Enhanced death benefit riders

      "Stepped-up" death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

 . the standard death benefit (described above) or

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 81.

     You may elect this rider ONLY when you apply for the contract and ONLY if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables.

     You should carefully review the tax considerations for optional benefit riders on page 29 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

      Accidental death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

 . the contract's date of maturity, and

 . the annuitant's 80/th/ birthday.

     Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

 . proof of the annuitant's death, and

 . any required instructions as to method of settlement.

     You may elect this rider ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables.

     You should carefully review the tax considerations for optional benefit riders on page 29 before selecting this optional benefit rider. For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

 WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

     John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

     Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is A++, the highest, based on the strength its direct parent, John Hancock Life Insurance Company and the capital guarantee that JHFS (John Hancock Life Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's Corporation and Fitch Ratings have assigned financial strength ratings to JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

     The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the Securities and Exchange Commission ("SEC"). JHFS is a publicly reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

 WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

     JHFS guarantees your full interest in any guarantee period. This means that, if JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or (b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on JHVLICO as a precondition to making a claim against JHFS under the guarantee.

                             ADDITIONAL INFORMATION

  CONTENTS OF THIS SECTION                                      STARTING ON PAGE

  Description of JHVLICO. . . . . . . . . . . . . . . . . . . . . . . . .21

  How to find additional information about JHVLICO and JHFS . . . . . . .21

  Who should purchase a contract. . . . . . . . . . . . . . . . . . . . .22

  How we support the variable investment options. . . . . . . . . . . . .22

  Description of charges at the fund level. . . . . . . . . . . . . . . .23

  How we support the guarantee periods. . . . . . . . . . . . . . . . . .23

  How the guarantee periods work. . . . . . . . . . . . . . . . . . . . .23

  The accumulation period . . . . . . . . . . . . . . . . . . . . . . . .24

  The annuity period. . . . . . . . . . . . . . . . . . . . . . . . . . .25

  Variable investment option valuation procedures . . . . . . . . . . . .28

  Distribution requirements following death of owner. . . . . . . . . . .29

  Tax information . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

  Performance information . . . . . . . . . . . . . . . . . . . . . . . .37

  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

  Voting privileges . . . . . . . . . . . . . . . . . . . . . . . . . . .37

  Certain changes . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

  Distribution of contracts . . . . . . . . . . . . . . . . . . . . . . .38

  Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

  Registration statement. . . . . . . . . . . . . . . . . . . . . . . . .40

  Condensed financial information . . . . . . . . . . . . . . . . . . . .41

  Appendix A - Details About Our Guarantee Periods. . . . . . . . . . . .43

  Appendix B - Examples of Withdrawal Charge Calculation. . . . . . . . .45

DESCRIPTION OF JHVLICO

     We are JHVLICO, a stock life insurance company chartered in 1979 under Massachusetts law, with its home office at 197 Clarendon Street, Boston, Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

     We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

     We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28, 2003. As a consequence of the merger, John Hancock's ultimate parent is now Manulife Financial Corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. As of December 31, 2003, John Hancock's assets were approximately $96 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

 HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

     JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements. JHVLICO and JHFS also file registration statements and other documents with the SEC, in addition to any that they file under the Exchange Act.

     You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS' filings with the SEC are also available to the public at the SEC's "web" site: http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

     These are the following reports and documents, which we "incorporate by reference" into this prospectus:

 .  Form 10-K of JHFS for the year ended December 31, 2003;

 .  Form 8-K of JHFS filed on February 6, 2004 and on February 24, 2004; and

 . All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

WHO SHOULD PURCHASE A CONTRACT?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

 . traditional individual retirement annuity plans ("traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

     We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 31.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

 HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including each Series Fund's shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

     The funds must pay investment management fees and other operating expenses. These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

     The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2003, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

 HOW WE SUPPORT THE GUARANTEE PERIODS

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

 HOW THE GUARANTEE PERIODS WORK

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to a money market variable investment option under your contract, unless you elect to:

 .  withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to five years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

       ------------------------------------------------------------------
         We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guaranteed periods.
       ------------------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment.

     A market value adjustment also generally applies to:

 .  death benefits pursuant to your contract,

 .  amounts you apply to an annuity option, and

 .  amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

     Here is how the MVA works:

      --------------------------------------------------------------------
        We compare:

        . the guaranteed rate of the guarantee period from which the assets are being taken WITH

        . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains in the guarantee period from which the assets are being taken.

        If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

       If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
      --------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

 THE ACCUMULATION PERIOD

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

               -------------------------------------------------
                dollar amount of transaction
                                   DIVIDED BY
                value of one accumulation unit for the
                applicable variable investment option at the
                time of such transaction
               -------------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

                  --------------------------------------------
                     number of accumulation units in the
                     variable investment options
                                        TIMES
                     value of one accumulation unit for the
                     applicable variable investment option at
                     that time
                  --------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

 . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

 .  the amount of any charges and fees deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

 THE ANNUITY PERIOD

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

 . at least 6 months after the date the first premium payment is applied to your contract, and

 .  no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 31.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option.

     Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 28).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 .  you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

     Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000. We then multiply the result by the greater of:

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available:

 .  Option A: "life annuity with 5 years guaranteed" and

 .  Option B: "life annuity without further payment on the death of payee."

 VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

 DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

-------------------------------------------------------------------------------
 IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

   (1) paid out in full within five years of your death or

   (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

   If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

 . the surrender value if paid out in full within five years of your death, or

 . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
-------------------------------------------------------------------------------

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

TAX INFORMATION


Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge of such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

   If you have elected the optional stepped-up death benefit rider or accidental death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with the rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a Contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

   At present, the IRS has not provided guidance as to the tax effect of adding an optional nursing home waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with these riders is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals.

   We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

 Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

 Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

 Surrenders, withdrawals and death benefits

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by us or our affiliates to the owner within the same calendar year will be treated as if we issued a single contract.

     All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

     Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution requirements following death of owner."

 Penalty for premature withdrawals

     The taxable portion of any withdrawal, single sum payment and certain death benefit payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

 Puerto Rico annuity contracts not purchased to fund a tax qualified plan

     Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

     Each of the funds of the Series Fund intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

     The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

     The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

 Tax-free rollovers

     For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

 .  a traditional IRA to another traditional IRA,

 . a traditional IRA to another tax-qualified plan, including a Section 403(b) plan

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

 . a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

 . a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

     In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

 Traditional IRAs

     Annual contribution limit. A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 .  100% of compensation includable in your gross income, or

 . the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     Catch-Up Contributions. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

     Deductibility of contributions. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

     The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 .  your federal income tax filing status, and

 .  your "Modified Adjusted Gross Income."

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     Distributions. In general, all amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

 Roth IRAs

     Annual contribution limit. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     Catch-Up Contributions. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

     Distributions. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 .  after you reach age 59 1/2,

 .  on your death or disability, or

 . to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

     Conversion to a Roth IRA. You can convert a traditional IRA to a Roth IRA, unless

 .  you have adjusted gross income over $100,000, or

 .  you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

 SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

     Catch-Up Contributions. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

     Distributions. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

 Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

     Distributions. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

 Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

     Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

     Catch-Up Contributions. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section
   403(b).

     Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

 Pension and profit sharing plans qualified under Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

 "Top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Section 457 deferred compensation plans

     Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 .  a state,

 .  a political subdivision of a state,

 . an agency or instrumentality or a state or political subdivision of a state, or

 .  a tax-exempt organization.

     As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

     The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

     Annual contribution limit. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

     Catch-Up Contributions. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

 Elective Deferral Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

 Elective Catch-up Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

   Withholding on rollover distributions

     The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

 Puerto Rico annuity contracts purchased to fund a tax-qualified plan

     The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

     The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

     We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

   Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 .  the value at the end of such period.

 At the Account level, total return reflects adjustments for:

 .  the mortality and expense risk charges,

 .  the administrative charge,

 .  the annual contract fee, and

 . any withdrawal payable if the owner surrender his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

     We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

     We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

     Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

     Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

 REPORTS

     At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

 VOTING PRIVILEGES

     At meetings of the Series Fund's shareholders, we will generally vote all the shares of each fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

 CERTAIN CHANGES

Changes to the Account

     We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 .  to add or delete variable investment options,

 .  to change the underlying investment vehicles,

 .  to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 .  the size of the initial premium payment,

 .  the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

     We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

 DISTRIBUTION OF CONTRACTS

     Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 197 Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John Hancock Life Insurance Company.

     You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 7.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

     Signator representatives may receive additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by us. From time to time, Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the policies, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

     Ernst & Young LLP have audited the consolidated financial statements of John Hancock Variable Life Insurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2003 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements of JHVLICO and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                         PAGE OF SAI
            DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . 2
            CALCULATION OF PERFORMANCE DATA. . . . . . . . . . . . 2
            OTHER PERFORMANCE INFORMATION. . . . . . . . . . . . . 3
            CALCULATION OF ANNUITY PAYMENTS. . . . . . . . . . . . 4
            ADDITIONAL INFORMATION
             ABOUT DETERMINING UNIT VALUES . . . . . . . . . . . . 5
            PURCHASES AND
              REDEMPTIONS OF FUND SHARES . . . . . . . . . . . . . 6
            THE ACCOUNT. . . . . . . . . . . . . . . . . . . . . . 6
            DELAY OF CERTAIN PAYMENTS  . . . . . . . . . . . . . . 7
            LIABILITY FOR TELEPHONE TRANSFERS. . . . . . . . . . . 7
            VOTING PRIVILEGES. . . . . . . . . . . . . . . . . . . 7
            FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . 9

                        CONDENSED FINANCIAL INFORMATION

                  FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                         Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended    Year Ended
                                        December 31, December 31, December 31, December 31, December 31, December 31,  December 31,
                                            2003         2002         2001         2000         1999         1998          1997
                                        ------------ ------------ ------------ ------------ ------------ ------------ --------------
EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 1). . . . . .      $13.49       $17.58       $10.00           --           --           --           --
 End of period . . . . . . . . . . . . .      $17.10       $13.49       $17.58           --           --           --           --
Number of Accumulation Shares
 outstanding at end of period. . . . . .     352,181      366,608      447,352           --           --           --           --
GROWTH & INCOME
Accumulation share value:
 Beginning of period  (Note 1) . . . . .       $5.66        $7.36       $10.00           --           --           --           --
 End of period . . . . . . . . . . . . .       $6.95        $5.66        $7.36           --           --           --           --
Number of Accumulation Shares
 outstanding at end of period. . . . . .   2,463,202    1,034,165    1,326,556           --           --           --           --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period  (Note 1) . . . . .       $6.79        $9.86       $10.00           --           --           --           --
 End of period . . . . . . . . . . . . .       $8.84        $6.79        $9.86           --           --           --           --
Number of Accumulation Shares
 outstanding at end of period. . . . . .     117,743      114,921      167,698           --           --           --           --
SMALL CAP GROWTH
Accumulation share value:
 Beginning of period  (Note 1) . . . . .       $9.81       $14.19       $10.00           --           --           --           --
 End of period . . . . . . . . . . . . .      $12.39        $9.81       $14.19           --           --           --           --
Number of Accumulation Shares
 outstanding at end of period. . . . . .     250,519      270,532      334,521           --           --           --           --
OVERSEAS EQUITY B (formerly
 "International Opportunities")
Accumulation share value:
 Beginning of period . . . . . . . . . .       $6.72       $10.00           --           --           --           --           --
 End of period . . . . . . . . . . . . .       $8.79        $6.72           --           --           --           --           --
Number of Accumulation Shares
 outstanding at end of period. . . . . .     102,807      103,370           --           --           --           --           --
FINANCIAL INDUSTRIES (NOTE 2)
Accumulation share value:
 Beginning of period . . . . . . . . . .      $11.60       $14.58       $17.90       $14.25       $14.36       $13.39       $10.00
 End of period . . . . . . . . . . . . .      $14.43       $11.60       $14.58       $17.90       $14.25       $14.36       $13.39
Number of Accumulation Shares
 outstanding at end of period. . . . . .     791,313      946,719    1,210,792    1,113,582    1,506,906    1,826,652      645,730
ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 1). . . . . .      $11.00       $10.39       $10.00           --           --           --           --
 End of period . . . . . . . . . . . . .      $11.57       $11.00       $10.39           --           --           --           --
Number of Accumulation Shares
 outstanding at end of period. . . . . .     670,444      400,122      341,607           --           --           --           --
MONEY MARKET
Accumulation share value:
 Beginning of period (Note 1). . . . . .      $10.15       $10.12       $10.00           --           --           --           --
 End of period . . . . . . . . . . . . .      $10.12       $10.15       $10.12           --           --           --           --
Number of Accumulation Shares
 outstanding at end of period. . . . . .     412,229      552,435      457,386           --           --           --           --

(1)  Values shown for 2001 begin on November 15, 2001.

(2) Values shown for Financial Industries are based on Account holdings of the predecessor fund and begin on April 30, 1997.

     The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                         Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended    Year Ended
                                        December 31, December 31, December 31, December 31, December 31, December 31,  December 31,
                                            2003         2002         2001         2000         1999         1998          1997
                                        ------------ ------------ ------------ ------------ ------------ ------------ --------------
EQUITY INDEX
Accumulation share value:
 Beginning of period  (Note 1) . . . . .   $11.20       $14.56       $10.00           --           --           --            --
 End of period . . . . . . . . . . . . .   $14.24       $11.20       $14.56           --           --           --            --
Number of Accumulation Shares
 outstanding at end of period. . . . . .   52,830       59,634       75,420           --           --           --            --
GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 1). . . . . .    $9.99       $12.97       $10.00           --           --           --            --
 End of period . . . . . . . . . . . . .   $12.30        $9.99       $12.97           --           --           --            --
Number of Accumulation Shares
 outstanding at end of period. . . . . .  145,833       26,987       92,665           --           --           --            --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 1). . . . . .    $7.20       $10.43       $10.00           --           --           --            --
 End of period . . . . . . . . . . . . .    $9.39        $7.20       $10.43           --           --           --            --
Number of Accumulation Shares
 outstanding at end of period. . . . . .   46,190       33,826       64,187           --           --           --            --
SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 1). . . . . .   $11.49       $16.57       $10.00           --           --           --            --
 End of period . . . . . . . . . . . . .   $14.55       $11.49       $16.57           --           --           --            --
Number of Accumulation Shares
 outstanding at end of period. . . . . .   24,095       29,369       50,072
OVERSEAS EQUITY B (formerly
 "International Opportunities")
Accumulation share value:
 Beginning of period (Note 1). . . . . .    $6.79       $10.00                        --           --           --            --
 End of period . . . . . . . . . . . . .    $8.90        $6.79           --           --           --           --            --
Number of Accumulation Shares
 outstanding at end of period. . . . . .    7,752        7,963           --           --           --           --            --
FINANCIAL INDUSTRIES (NOTE 2)
Accumulation share value:
 Beginning of period   . . . . . . . . .   $11.76       $14.74       $18.06       $14.35       $14.42       $13.41        $10.00
 End of period . . . . . . . . . . . . .   $14.67       $11.76       $14.74       $18.06       $14.35       $14.42        $13.41
Number of Accumulation Shares
 outstanding at end of period. . . . . .   88,045       95,524      155,926      115,989       93,950      149,851        73,106
ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 1). . . . . .   $14.02       $13.20       $10.00           --           --           --            --
 End of period . . . . . . . . . . . . .   $14.78       $14.02       $13.20           --           --           --            --
Number of Accumulation Shares
 outstanding at end of period. . . . . .   36,530        8,785        9,232           --           --           --            --
MONEY MARKET
Accumulation share value:
 Beginning of period (Note 1). . . . . .   $12.17       $12.11       $10.00           --           --           --            --
 End of period . . . . . . . . . . . . .   $12.16       $12.17       $12.11           --           --           --            --
Number of Accumulation Shares
 outstanding at end of period. . . . . .   23,367       28,641       20,225

(1)  Values shown for 2001 begin on November 15, 2001.

(2) Values shown for Financial Industries begin on April 30, 1997 and are based on Account holdings of the predecessor fund.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

       .  corporate bonds,

       .  mortgages,

       .  mortgage-backed and asset-backed securities, and

       .  government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

       .  receive your premium payment,

       .  effectuate your transfer, or

       .  renew your guarantee period.

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                                 n
                                                --
                                                12
                                 (    1 + g    )
                                 (-------------)
                                 (1 + c + 0.005)

     where,

   . G is the guaranteed rate in effect for the current guarantee period.

   . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

   . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
--------------------------------------------------------------------------------
Guarantee period                         5 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
--------------------------------------------------------------------------------
Guaranteed rate (g)                      4%
--------------------------------------------------------------------------------
Guaranteed rate for new 3 year           3%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period (n)           36 months
--------------------------------------------------------------------------------

Market value adjustment:

                                                    36
                                                    --
                                                    12
                                [(    1 + 0.04    )     ]
                       10,000 x [(----------------)   -1] = 145.63
                                [(1 + 0.03 + 0.005)     ]

 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $145.63 = $10,145.63

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
--------------------------------------------------------------------------------
Guarantee period                         5 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
--------------------------------------------------------------------------------
Guaranteed rate (g)                      4%
--------------------------------------------------------------------------------
Guaranteed rate for new 3 year           5%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period(n)            36 months
--------------------------------------------------------------------------------

Market value adjustment:

                                                    36
                                                    --
                                                    12
                                [(    1 + 0.04    )     ]
                       10,000 x [(----------------)   -1] = -420.50
                                [(1 + 0.05 + 0.005)     ]

 Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 420.50 = $9,579.50

  ________________________________________________________________________

*All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

 . On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.

 .  On January 1, 1998, you make a $1000 premium payment.

 .  On January 1, 1999, you make a $1000 premium payment.

 . On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

     Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

        $6,000.00  --   withdrawal request payable to you
        +  272.23  --   withdrawal charge payable to us
        ---------
        $6,272.23  --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

  (1) We FIRST reduce your $5,000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

        $5,000
        -   30  --   1998 contract fee payable to us
        -   30  --   1999 contract fee payable to us
        -   30  --   2000 contract fee payable to us
        ------
                     amount of your initial premium payment we would
        $4,910  --   consider to be withdrawn

     Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

        $4,910.00
        -     900  --   free withdrawal amount (payable to you)
        ---------
        $   4,010
        x     .05
        ---------
                   --   withdrawal charge on initial premium payment
        $  200.50       (payable to us)

        $4,010.00
        -  200.50
        ---------
        $3,809.50  --   part of withdrawal request payable to you

  (2) We NEXT deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

        $1,000
        x  .05
         -----
        $   50  --   withdrawal charge on 1998 premium payment (payable to us)

        $1,000
        -   50
         -----
        $  950  --   part of withdrawal request payable to you


  (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1998 premium payment. Therefore, $340.50 is needed to reach $6000.

        $6,000.00  --   total withdrawal amount requested
        -  900.00  --   free withdrawal amount
        -3,809.50  --   payment deemed from initial premium payment
        -  950.00  --   payment deemed from 1998 premium payment
        ---------
        $  340.50  --   additional payment to you needed to reach $6000


  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you   =      Withdrawal needed - [applicable withdrawal
charge percentage times withdrawal needed]

        $340.50  =    x - [.06x]
        $340.50  =    .94x
        $340.50
         ------
           0.94  =    x
        $362.23  =    x

        $362.23  --   deemed withdrawn from 1999 premium payment
        $340.50  --   part of withdrawal request payable to you
         ------
                      withdrawal charge on 1999 premium deemed withdrawn
        $ 21.73  --   (payable to us)

        $200.50  --   withdrawal charge on the INITIAL PREMIUM PAYMENT
        $ 50.00  --   withdrawal charge on the 1998 PREMIUM PAYMENT
        $ 21.73  --   withdrawal charge on the 1999 PREMIUM PAYMENT
         ------
        $272.23  --   Total withdrawal charge

                          Prospectus dated May 1, 2004

                                for interests in
                    John Hancock Variable Annuity Account JF

                       Interests are made available under

--------------------------------------------------------------------------------
                            PATRIOT VARIABLE ANNUITY
--------------------------------------------------------------------------------

      a deferred combination fixed and variable annuity contract issued by

     JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO") The contract enables you to earn fixed rates of interest that we declare under our fixed investment option and investment-based returns in the following variable investment options:

VARIABLE INVESTMENT OPTIONS:       UNDERLYING FUND MANAGED BY:
---------------------------        ---------------------------
EQUITY OPTIONS:
  Equity Index . . . . . . . . .   SSgA Funds Management, Inc.
  Large Cap Value  . . . . . . .   T. Rowe Price Associates, Inc.
  Large Cap Growth . . . . . . .   Independence Investment LLC
  Fundamental Growth*. . . . . .   Independence Investment LLC
  Earnings Growth  . . . . . . .   Fidelity Management & Research Company
  Growth & Income  . . . . . . .   Independence Investment LLC and T. Rowe Price Associates, Inc.
  Fundamental Value. . . . . . .   Wellington Management Company, LLP
  Mid Cap Value B. . . . . . . .   T. Rowe Price Associates, Inc.
  Small Cap Emerging Growth. . .   Wellington Management Company, LLP
  Small Cap Growth*. . . . . . .   Wellington Management Company, LLP
  International Equity Index . .   SSgA Funds Management, Inc.
  Overseas Equity* . . . . . . .   Capital Guardian Trust Company
  Overseas Equity B. . . . . . .   Capital Guardian Trust Company
  Overseas Equity C* . . . . . .   Capital Guardian Trust Company
  Real Estate Equity . . . . . .   RREEF America LLC and Van Kampen (a registered trade name of
                                     Morgan Stanley Investment Management Inc.)
  Financial Industries . . . . .   John Hancock Advisers, LLC

 BALANCED OPTIONS:
  Managed. . . . . . . . . . . .   Independence Investment LLC and Capital Guardian Trust Company

 BOND & MONEY MARKET OPTIONS:
  Short-Term Bond  . . . . . . .   Independence Investment LLC
  Bond Index . . . . . . . . . .   Standish Mellon Asset Management Company LLC
  Active Bond  . . . . . . . . .   John Hancock Advisers, LLC, Pacific Investment
                                     Management Company LLC and Declaration Management &
                                     Research Company
  High Yield Bond  . . . . . . .   Wellington Management Company, LLP
  Global Bond  . . . . . . . . .   Capital Guardian Trust Company
  Money Market . . . . . . . . .   Wellington Management Company, LLP

 *Not available for contracts issued after April 30, 2004.

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of the John Hancock Variable Series Trust I (the " Series Fund"). In this prospectus, the investment options of the Series Fund are referred to as "funds." In the prospectus for the Series Fund, the investment options may also be referred to as "funds," "portfolios" or "series."

  The Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for the Series Fund. The Series Fund prospectus contains detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

   For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30, 2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

   If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

  The annuity described in this prospectus may be sold on a group basis. If you purchase the annuity under a group contract, you will be issued a group certificate. If that is the case, the word "contract" as used in this prospectus should be interpreted as meaning the certificate issued to you under the group contract.


                      JOHN HANCOCK ANNUITY SERVICING OFFICE

                                  MAIL DELIVERY
                                  P.O. Box 772
                                Boston, MA 02117

                               OVERNIGHT DELIVERY

                      John Hancock Annuity Image Operations
                        27 Dry Dock Avenue, Second floor
                             South Boston, MA 02110

                              PHONE: 1-800-824-0335

                               FAX: 1-617-572-1571

  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

     . "CONDENSED FINANCIAL INFORMATION" follows the "Additional Information."
       This gives some basic information about the size and past performance of the variable investment options.

 The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.


                                IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

  We've also filed with the SEC a "Statement of Additional Information." This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 39.

  The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                               INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                               PAGE

  Accumulation units . . . . . . . . . . . . . . . . .     24
  Annuitant. . . . . . . . . . . . . . . . . . . . . .      9
  Annuity payments . . . . . . . . . . . . . . . . . .     11
  Annuity period . . . . . . . . . . . . . . . . . . .     12
  Contract year. . . . . . . . . . . . . . . . . . . .      9
  Date of issue. . . . . . . . . . . . . . . . . . . .      9
  Date of maturity . . . . . . . . . . . . . . . . . .     25
  Free withdrawal amount . . . . . . . . . . . . . . .     15
  Funds. . . . . . . . . . . . . . . . . . . . . . . .      2
  Guarantee periods. . . . . . . . . . . . . . . . . .      2
  Investment options . . . . . . . . . . . . . . . . .     13
  Market value adjustment. . . . . . . . . . . . . . .     11
  Premium payments . . . . . . . . . . . . . . . . . .      9
  Surrender. . . . . . . . . . . . . . . . . . . . . .     16
  Surrender value. . . . . . . . . . . . . . . . . . .     16
  Variable investment options. . . . . . . . . . . . .  cover
  Withdrawal . . . . . . . . . . . . . . . . . . . . .     15
  Withdrawal charge. . . . . . . . . . . . . . . . . .     15

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING AND SURRENDERING A PATRIOT VARIABLE ANNUITY CONTRACT. THE FIRST TABLE DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

----------------------------------------------------------------------------------
     CONTRACTOWNER TRANSACTION EXPENSES           PATRIOT VARIABLE ANNUITY
----------------------------------------------------------------------------------
 Maximum Withdrawal Charge (as % of amount       6% for the first and second years
 withdrawn or surrendered)/1/                    5% for the third and fourth years
                                                      4% for the fifth year
                                                      3% for the sixth year
                                                     2% for the seventh year
                                                          0% thereafter
-------------------------------------------------------------------------------

1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND EXPENSES PAID AT THE FUND LEVEL.

--------------------------------------------------------------------------------
                                                  PATRIOT VARIABLE ANNUITY
--------------------------------------------------------------------------------
 Maximum Annual Contract Fee/2/                               $50
--------------------------------------------------------------------------------
 Current Annual Contract Fee/3/                               $30
--------------------------------------------------------------------------------
 Separate Account Annual Expenses (as a
 percentage of average account value)/4/

  Contracts with initial premium payment
  less than $250,000:

  Mortality and Expense Risk Charge                          0.90%

  Administrative Services Charge                             0.35%
                                                             -----
  Total Separate Account Annual Expenses                     1.25%
--------------------------------------------------------------------------------
  Contracts with initial premium payment
  of $250,000 or more:

  Mortality and Expense Risk Charge                          0.90%

  Administrative Services Charge                             0.10%
                                                            -----
  Total Separate Account Annual Expenses                     1.00%
--------------------------------------------------------------------------------
  Optional Benefit Rider Charges/5/
-------------------------------------------------------------------------------
  Enhanced "Stepped-Up" Death Benefit Rider        0.15% of your contract's
                                                           total value
-------------------------------------------------------------------------------
  Accidental Death Benefit Rider                   0.10% of your contract's
                                                           total value
-------------------------------------------------------------------------------
  Nursing Home Waiver                             0.05% of that portion of your
                                                     contract's total value
                                                  attributable to premiums that
                                                      are still subject to
                                                        withdrawal charges
-------------------------------------------------------------------------------

2) This charge is not currently imposed, and would only apply to contracts of less than $10,000.

3) This charge applies only to contracts of less than $10,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

4) This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods.

5) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE FUNDS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN A PATRIOT VARIABLE ANNUITY CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE SERIES FUND'S PROSPECTUS.


       TOTAL ANNUAL FUND OPERATING EXPENSES           MINIMUM       MAXIMUM
-------------------------------------------------------------------------------
 Range of expenses that are deducted from fund         0.21%         1.96%
 assets, including management fees, distribution
 and/or service (12b-1) fees, and other expenses
-------------------------------------------------------------------------------

THE NEXT TABLE DESCRIBES FUND LEVEL FEES AND EXPENSES FOR EACH OF THE FUNDS, AS A PERCENTAGE OF THE FUND'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR THE SERIES FUND.


                                                                              TOTAL FUND                     TOTAL FUND
                                            DISTRIBUTION    OTHER OPERATING    OPERATING                      OPERATING
                               INVESTMENT        AND           EXPENSES         EXPENSES                       EXPENSES
                               MANAGEMENT  SERVICE (12B-1)      WITHOUT         WITHOUT        EXPENSE          WITH
FUND NAME                          FEE          FEES         REIMBURSEMENT   REIMBURSEMENT  REIMBURSEMENT   REIMBURSEMENT
--------------------------------------------------------------------------------------------------------------------------
JOHN HANCOCK VARIABLE SERIES
 TRUST I - NAV CLASS SHARES
 (NOTE 1):
--------------------------------------------------------------------------------------------------------------------------
Equity Index                     0.13%           N/A             0.08%           0.21%          0.00%           0.21%
--------------------------------------------------------------------------------------------------------------------------
Large Cap Value                  0.75%           N/A             0.07%           0.82%          0.00%           0.82%
--------------------------------------------------------------------------------------------------------------------------
Large Cap Growth                 0.80%           N/A             0.06%           0.86%          0.00%           0.86%
--------------------------------------------------------------------------------------------------------------------------
Fundamental Growth               0.90%           N/A             0.10%           1.00%          0.00%           1.00%
--------------------------------------------------------------------------------------------------------------------------
Earnings Growth                  0.96%           N/A             0.11%           1.07%          0.01%           1.06%
--------------------------------------------------------------------------------------------------------------------------
Growth & Income                  0.67%           N/A             0.06%           0.73%          0.00%           0.73%
--------------------------------------------------------------------------------------------------------------------------
Fundamental Value                0.79%           N/A             0.11%           0.90%          0.01%           0.89%
--------------------------------------------------------------------------------------------------------------------------
Mid Cap Value B*                 1.05%           N/A             0.14%           1.19%          0.04%           1.15%
--------------------------------------------------------------------------------------------------------------------------
Small Cap Emerging Growth        1.01%           N/A             0.20%           1.21%          0.10%           1.11%
--------------------------------------------------------------------------------------------------------------------------
Small Cap Growth                 1.05%           N/A             0.17%           1.22%          0.07%           1.15%
--------------------------------------------------------------------------------------------------------------------------
International Equity Index       0.17%           N/A             0.05%           0.22%          0.00%           0.22%
--------------------------------------------------------------------------------------------------------------------------
Overseas Equity                  1.23%           N/A             0.34%           1.57%          0.00%           1.57%
--------------------------------------------------------------------------------------------------------------------------
Overseas Equity B*               1.13%           N/A             0.31%           1.44%          0.00%           1.44%
--------------------------------------------------------------------------------------------------------------------------
Overseas Equity C*               1.21%           N/A             0.75%           1.96%          0.00%           1.96%
--------------------------------------------------------------------------------------------------------------------------
Real Estate Equity               0.98%           N/A             0.09%           1.07%          0.00%           1.07%
--------------------------------------------------------------------------------------------------------------------------
Financial Industries             0.80%           N/A             0.06%           0.86%          0.00%           0.86%
--------------------------------------------------------------------------------------------------------------------------
Managed                          0.68%           N/A             0.06%           0.74%          0.00%           0.74%
--------------------------------------------------------------------------------------------------------------------------
Short-Term Bond                  0.60%           N/A             0.07%           0.67%          0.00%           0.67%
--------------------------------------------------------------------------------------------------------------------------
Bond Index                       0.14%           N/A             0.10%           0.24%          0.00%           0.24%
--------------------------------------------------------------------------------------------------------------------------
Active Bond                      0.61%           N/A             0.09%           0.70%          0.00%           0.70%
--------------------------------------------------------------------------------------------------------------------------
High Yield Bond                  0.80%           N/A             0.15%           0.95%          0.05%           0.90%
--------------------------------------------------------------------------------------------------------------------------
Global Bond                      0.85%           N/A             0.13%           0.98%          0.00%           0.98%
--------------------------------------------------------------------------------------------------------------------------
Money Market                     0.25%           N/A             0.06%           0.31%          0.00%           0.31%
--------------------------------------------------------------------------------------------------------------------------

Note 1. Under its current investment management agreements with the John
        Hancock Variable Series Trust I ("JHVST"), John Hancock Life Insurance Company has contractually agreed to reimburse each JHVST fund (other than the International Equity Index, Overseas Equity, Overseas Equity B, Overseas Equity C and Global Bond funds) when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets. Percentages shown for the Overseas Equity, Overseas Equity B, and Overseas Equity C funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2004, were in effect for all of 2003. The percentages shown for the International Equity Index Fund reflect (a) the discontinuance of John Hancock's agreement to reimburse the fund for "other fund expenses" in 2003 that exceeded 0.10% of the fund's average daily net assets and (b) the custodian's agreement, effective April 1, 2004, to reduce its fees for this fund. The percentages shown for the Overseas Equity, Overseas Equity B,
                                        6

        Overseas Equity C and Global Bond funds reflect the discontinuance of John Hancock's agreement to reimburse each of these funds for "other fund expenses" in 2003 that exceeded 0.10% of the fund's average daily net assets. The percentages shown for the Financial Industries fund are based on the fund's current management fee schedule and include the operating expenses and average daily net assets of the fund's predecessor prior to April 25, 2003.

        * Mid Cap Value B was formerly "Small/Mid Cap CORE/SM/," Overseas Equity B was formerly "International Opportunities" and Overseas Equity C was formerly "Emerging Markets Equity." "CORE/SM/" is a service mark of Goldman, Sachs & Co.

Examples

THE FOLLOWING TWO EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN A PATRIOT VARIABLE ANNUITY CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES AND FUND FEES AND EXPENSES.

THE FIRST EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN AN "ALL RIDER" CONTRACT WITH THE FOLLOWING OPTIONAL BENEFIT RIDERS: ENHANCED "STEPPED-UP"DEATH BENEFIT RIDER, ACCIDENTAL DEATH BENEFIT RIDER AND NURSING HOME WAIVER RIDER. THE FIRST EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM ANNUAL CONTACT FEE AND THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Patriot Variable Annuity - maximum fund-level total operating expenses

                                              1 YEAR  3 YEARS  5 YEARS   10 YEARS
-----------------------------------------------------------------------------------
     (1) IF YOU SURRENDER YOUR ALL RIDER
     CONTRACT AT THE END OF THE APPLICABLE    $899    $1540    $2203     $3827
     TIME PERIOD:
-----------------------------------------------------------------------------------
     (2) IF YOU ANNUITIZE YOUR ALL RIDER
     CONTRACT AT THE END OF THE APPLICABLE    $359    $1091    $1845     $3827
     TIME PERIOD:
-----------------------------------------------------------------------------------
     (3) IF YOU DO NOT SURRENDER YOUR ALL     $359    $1091    $1845     $3827
     RIDER CONTRACT:
-----------------------------------------------------------------------------------

THE NEXT EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN A "NO RIDER" CONTRACT WITH NO OPTIONAL BENEFIT RIDERS FOR THE TIME PERIODS INDICATED. THIS EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE AVERAGE ANNUAL CONTRACT FEE WE EXPECT TO RECEIVE FOR THE CONTRACTS AND THE MINIMUM FEES AND EXPENSES OF ANY OF THE FUNDS.

ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

Patriot Variable Annuity - minimum fund-level total operating expenses


                                             1 YEAR  3 YEARS  5 YEARS   10 YEARS
-----------------------------------------------------------------------------------
     (1) IF YOU SURRENDER YOUR NO RIDER
     CONTRACT AT THE END OF THE APPLICABLE    $692    $921     $1154     $1779
     TIME PERIOD:
-----------------------------------------------------------------------------------
     (2) IF YOU ANNUITIZE YOUR NO RIDER
     CONTRACT AT THE END OF THE APPLICABLE    $152    $471     $ 813     $1779
     TIME PERIOD:
-----------------------------------------------------------------------------------
     (3) IF YOU DO NOT SURRENDER YOUR NO      $152    $471     $ 813     $1779
     RIDER CONTRACT:
-----------------------------------------------------------------------------------

                                BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                                      STARTING ON PAGE
  --------                                                                      ----------------
What is the contract? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9

Who owns the contract?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9

Is the owner also the annuitant?. . . . . . . . . . . . . . . . . . . . . . . . . .        9

How can I invest money in a contract? . . . . . . . . . . . . . . . . . . . . . . .        9

How will the value of my investment in the contract change over time? . . . . . . .       11

What annuity benefits does the contract provide?. . . . . . . . . . . . . . . . . .       11

To what extent can JHVLICO vary the terms and conditions of the contracts?. . . . .       12

What are the tax consequences of owning a contract? . . . . . . . . . . . . . . . .       12

How can I change my contract's investment allocations?. . . . . . . . . . . . . . .       13

What fees and charges will be deducted from my contract?. . . . . . . . . . . . . .       15

How can I withdraw money from my contract?. . . . . . . . . . . . . . . . . . . . .       16

What happens if the annuitant dies before my contract's date of maturity? . . . . .       18

What additional guarantee applies to the guarantee periods under my contract? . . .       19

What are the terms of the additional guarantee? . . . . . . . . . . . . . . . . . .       19

WHAT IS THE CONTRACT?

  The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

 WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

 IS THE OWNER ALSO THE ANNUITANT?

  In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

 HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract premiums or premium payments. In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

Applying for a contract

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order from your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option or guarantee period in any one contract year may not exceed

$1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time until the annuitant reaches age 84 1/2. However,

                                                    YOU MAY NOT MAKE ANY
                                                 PREMIUM PAYMENTS AFTER THE
               IF YOUR CONTRACT IS USED TO FUND     ANNUITANT REACHES AGE
               --------------------------------------------------------------
                 a "tax qualified plan"*                    70 1/2**
               --------------------------------------------------------------
                 a non-tax qualified plan                   84 1/2
               --------------------------------------------------------------

           * as that term is used in "Tax Information," beginning on page 29. ** except for a Roth IRA, which has no age limit.

  We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

Ways to make premium payments

  Premium payments made by check or money order should be:

 . drawn on a U.S. bank,

 . drawn in U.S. dollars, and

 . made payable to "John Hancock."

  We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

  Premium payments after the initial premium payment should be sent to:

  We will accept your initial premium payment by exchange from another insurance company. You can find information


                        JOHN HANCOCK ANNUITY SUBSEQUENT

                                 PAYMENTS, X-4

                                  MAIL DELIVERY
                               1 John Hancock Way
                                   Suite 1501
                              Boston, MA 02117-1501

                               OVERNIGHT DELIVERY

                                 529 Main Street
                              Charleston, MA 02129

about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 . issue a contract;

 . accept premium payments; or

 . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

  Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 15.

  The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 24.

  At any time before the date of maturity, the total value of your contract equals

 . the total amount you invested,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 25, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

State law insurance requirements

  Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

  We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

 WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals),

 . full withdrawal ("surrender"),

 . payment of any death benefit proceeds, and

 . periodic payments under one of our annuity payment options.

How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  You may transfer all or part of the assets held in one investment option to any other investment option within 30 days prior to the contract's date of maturity, up to the above-mentioned maximum of 18 investment options. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once. You may not make any transfers during the annuity period, however, to or from a fixed investment option.

  To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

  The contracts are not designed for professional market timing organizations, or other persons or entities that use programmed or frequent transfers among the investment options. As a consequence, we have reserved the right to impose limits on the number and frequency of transfers into and out of variable investment options and guarantee periods. Under our current rules, we impose no charge on transfers (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative). However, we do impose the following restrictions into and out of investment options:

 . No more than 12 such transfer requests will be processed in any contract year. In applying this restriction, any transfer request involving the transfer of assets into or out of multiple variable investment options or guarantee periods will still count as only one request.

 . We will monitor your transfer requests to determine whether you have transferred account value into any variable investment option within 28 calendar days after you transferred account value out of that variable investment option (i.e., effected a "round trip"). If we determine that you have effected a round trip, you will be prohibited from effecting any further round trips with respect to any variable investment option for as long as the contract remains in effect.

If we change any of the above rules relating to transfers, we will notify you of the change. Transfers under our dollar-cost averaging program will not be counted toward any limit or restriction on transfers into and out of variable investment options.

Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the address shown on page 2. Your request should include

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options being transferred to and from each, and

 . the amount of each transfer.

 The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone and facsimile transactions

  If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  As stated earlier in this prospectus, the contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we have imposed restrictions on transfers. However, we also reserve the right to change our telephone and facsimile transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

Dollar cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

 . you may elect the program only if the total value of your contract equals
   $15,000 or more,

 . the amount of each transfer must equal at least $250,

 . you may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

 . you may discontinue the program at any time,

 . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

 . automatic transfers to or from guarantee periods are not permitted.

 We reserve the right to suspend or terminate the program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Mortality and expense risk charge

   We deduct the Separate Account charge shown in the Fee Tables on a daily basis to compensate us primarily for mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option are then using.

   In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

Administrative services charge

   We deduct the Separate Account charge shown in the Fee Tables on a daily basis for administrative and clerical services that the contracts require us to provide. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option are then using.

Annual contract fee

   Prior to the date of maturity of your contract, we will deduct the annual contract fee shown in the Fee Tables. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

Premium taxes

   We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

   In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

   If you withdraw some money from your contract prior to the date of maturity (a partial withdrawal) or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity (a total withdrawal or surrender), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

   Here's how we determine the charge: In any contract year, you may withdraw up to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the free withdrawal amount. However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

   The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as shown in the Fee Tables.

   Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

   The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

   Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a "Growth" option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

   You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

   When withdrawal charges don't apply

   We don't assess a withdrawal charge in the following situations:

.. on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

.. on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

.. on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

   How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

Other charges

   We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

   Prior to your contract's date of maturity, if the annuitant is living, you may:

.. surrender your contract for a cash payment of its "surrender value," or

.. make a partial withdrawal of the surrender value.

   The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

   Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
29. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

   We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

   Without our prior approval, you may not make a partial withdrawal:

.. for an amount less than $100, or

.. if the remaining total value of your contract would be less than $1,000.

If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

   You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

   If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive withdrawal charge on any withdrawals, provided all the following conditions apply:

.. you become confined to a nursing home beginning at least 90 days after we issue your contract.

.. you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

.. we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

.. your confinement is prescribed by a doctor and medically necessary.

You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

   You should carefully review the tax considerations for optional benefit riders on page 31 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

   Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 12, and "What fees and charges will be deducted from my contract?" beginning on page 15. The same tax consequences also generally will apply.

   The following conditions apply to systematic withdrawal plans:

.. you may elect the plan only if the total value of your contract equals $15,000 or more,

.. the amount of each systematic withdrawal must equal at least $100,

.. if the amount of each withdrawal drops below $100 or the total value of your contract becomes less than $5,000, we will suspend the plan and notify you,

.. you may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

Standard death benefit

   If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider. The standard death benefit is the greater of:

.. the total value of your contract, adjusted by any then-applicable market value adjustment, or

.. the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

.. proof of the annuitant's death, and

.. any required instructions as to method of settlement.

   Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 28.

Enhanced death benefit riders

      "Stepped-up" death benefit rider

   If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

.. the standard death benefit (described above) or

.. the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

   For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 80 1/2.

   You may elect this rider ONLY when you apply for the contract and ONLY if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 15 under "What fees and charges will be deducted from my contract?"

   You should carefully review the tax considerations for optional benefit riders on page 31 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

      Accidental death benefit rider

   If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

.. the contract's date of maturity, and

.. the annuitant's 80/th/ birthday.

   Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

.. proof of the annuitant's death, and

.. any required instructions as to method of settlement.

   You may elect this rider ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 15 under "What fees and charges will be deducted from my contract?"

   You should carefully review the tax considerations for optional benefit riders on page 30 before selecting this optional benefit rider. For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

   John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

   Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is A++, the highest, based on the strength its direct parent, John Hancock Life Insurance Company and the capital guarantee that JHFS (John Hancock Life Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's Corporation and Fitch Ratings have assigned financial strength ratings to JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

   The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

   JHFS guarantees your full interest in any guarantee period. This means that, if JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or (b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on JHVLICO as a precondition to making a claim against JHFS under the guarantee.

                             ADDITIONAL INFORMATION

  CONTENTS OF THIS SECTION                                    STARTING ON PAGE
  Description of JHVLICO. . . . . . . . . . . . . . . . . . . . .     21

  How to find further information about JHVLICO and JHFS. . . . .     21

  Who should purchase a contract. . . . . . . . . . . . . . . . .     22

  How we support the variable investment options. . . . . . . . .     22

  How we support the guarantee periods. . . . . . . . . . . . . .     23

  How the guarantee periods work. . . . . . . . . . . . . . . . .     23

  The accumulation period . . . . . . . . . . . . . . . . . . . .     24

  The annuity period. . . . . . . . . . . . . . . . . . . . . . .     25

  Variable investment option valuation procedures . . . . . . . .     28

  Description of charges at the fund level. . . . . . . . . . . .     28

  Distribution requirements following death of owner. . . . . . .     28

  Miscellaneous provisions. . . . . . . . . . . . . . . . . . . .     29

  Tax information . . . . . . . . . . . . . . . . . . . . . . . .     29

  Performance information . . . . . . . . . . . . . . . . . . . .     36

  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36

  Voting privileges . . . . . . . . . . . . . . . . . . . . . . .     37

  Certain changes . . . . . . . . . . . . . . . . . . . . . . . .     37

  Distribution of contracts . . . . . . . . . . . . . . . . . . .     37

  Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38

  Registration statement. . . . . . . . . . . . . . . . . . . . .     39

  Condensed financial information . . . . . . . . . . . . . . . .     40

  Appendix A - Details About Our Guarantee Periods. . . . . . . .     45

  Appendix B - Examples of Withdrawal Charge Calculation. . . . .     47

DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company chartered in 1979 under Massachusetts law, with its home office at 197 Clarendon Street, Boston, Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

  We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

  We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28, 2003. As a consequence of the merger, John Hancock's ultimate parent is now Manulife Financial Corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. As of December 31, 2003, John Hancock's assets were approximately $96 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

  JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements. JHVLICO and JHFS also file registration statements and other documents with the SEC, in addition to any that they file under the Exchange Act.

  You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS' filings with the SEC are also available to the public at the SEC's "web" site: http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

  These are the following reports and documents, which we "incorporate by reference" into this prospectus:

.. Form 10-K of JHFS for the year ended December 31, 2003;

.. Form 8-K of JHFS filed on February 6, 2004 and on February 24, 2004; and

.. All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

.. traditional individual retirement annuity plans ("traditional IRAs") satisfying the requirements of Section 408 of the Code;

.. non-deductible IRA plans ("Roth IRAs") satisfying the requirements of Section
  408A of the Code;

.. SIMPLE IRA plans adopted under Section 408(p) of the Code;

.. Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

.. annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

  We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 33.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

  The funds must pay investment management fees and other operating expenses. These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

  The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2003, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us.

  Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to the Money Market option under your contract, unless you elect to:

.. withdraw all or a portion of any such amount from the contract,

.. allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

.. allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to five years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

             We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guaranteed periods.

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

.. death benefits pursuant to your contract,

.. amounts you apply to an annuity option, and

.. amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

  Here is how the MVA works:

                           We compare:

                           . the guaranteed rate of the guarantee period from which the assets are being taken WITH

                           . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

                           If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

                           If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option.

  Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                  dollar amount of transaction
                                   DIVIDED BY
                  value of one accumulation unit for the
                  applicable variable investment option at the time of such transaction

   The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

   Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

                  number of accumulation units in the
                  variable investment options
                                      TIMES
                  value of one accumulation unit for the
                  applicable variable investment option at that time

Your value in the guarantee periods

   On any date, the total value of your contract in a guarantee period equals:

.. the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

.. the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

.. the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

.. the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

.. the amount of any charges and fees deducted from that guarantee period, PLUS

.. interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

Date of maturity

   Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

.. at least 6 months after the date the first premium payment is applied to your contract and

.. no later than the maximum age specified in your contract (normally age 95).

   Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however.

   Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 31.)

Choosing fixed or variable annuity payments

   During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

   We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

   We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge, if applicable.

   Once annuity payments begin, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

   Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 27).

   Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

   If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

   Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

.. you have not made an election prior to the annuitant's death;

.. the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

.. the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

   We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

   Here's how it works:

.. we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

.. if that actual net investment return exceeds the "assumed investment rate"
  (explained below), the current monthly payment will be larger than the previous one.

.. if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate: The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

   You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

   The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000.

   We then multiply the result by the greater of:

.. the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

.. the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

   Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

   OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.

   If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

   Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

   OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE: - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

   OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

   OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

   OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

   OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

   OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

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

   With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

   If the payee is more than 85 years old on the date of maturity, the following two options are not available:

.. Option A: "life annuity with 5 years guaranteed" and

.. Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

   We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

   If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

   In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

       IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

       . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

       . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1) paid out in full within five years of your death or

          (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

          If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

       . the surrender value if paid out in full within five years of your death, or

       . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

       IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

       . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

   The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

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

Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

   To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

   Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

.. the rights of any assignees of record and

.. certain other conditions referenced in the contract.

An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

   We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

   The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge of such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

   If you have elected the optional stepped-up death benefit rider or accidental death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with the rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a Contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

   At present, the IRS has not provided guidance as to the tax effect of adding an optional nursing home waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with these riders is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals.

   We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

 Undistributed gains

   We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

   However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

 Annuity payments

   When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

   The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

 Surrenders, withdrawals and death benefits

   When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

   When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

   For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by us or our affiliates to the owner within the same calendar year will be treated as if we issued a single contract.

   All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

   Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution requirements following death of owner."

 Penalty for premature withdrawals

   The taxable portion of any withdrawal, single sum payment and certain death benefit payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

 Puerto Rico annuity contracts not purchased to fund a tax qualified plan

   Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

   Each of the funds of the Series Fund intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

   The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

   We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

   The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

 Tax-free rollovers

   For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

.. a traditional IRA to another traditional IRA,

.. a traditional IRA to another tax-qualified plan, including a Section 403(b) plan

.. any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

.. any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

.. a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

.. a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

   In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

 Traditional IRAs

   Annual contribution limit. A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

.. 100% of compensation includable in your gross income, or

.. the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

   Catch-Up Contributions. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

   Spousal IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

   Deductibility of contributions. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

    The amount of your deduction is based on the following factors:

.. whether you or your spouse is an active participant in an employer sponsored retirement plan,

.. your federal income tax filing status, and

.. your "Modified Adjusted Gross Income."

   Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

   Distributions. In general, all amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

   The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

 Roth IRAs

   Annual contribution limit. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

   The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

   Catch-Up Contributions. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

   Spousal IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

   Distributions. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

.. after you reach age 59 1/2,

.. on your death or disability, or

.. to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

   The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed

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

the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

   Conversion to a Roth IRA. You can convert a traditional IRA to a Roth IRA, unless

.. you have adjusted gross income over $100,000, or

.. you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

   You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

 SIMPLE IRA plans

   In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Catch-Up Contributions. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

   Distributions. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

 Simplified Employee Pension plans (SEPs)

   SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

   Distributions. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

 Section 403(b) plans

   Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

   Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

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

   Catch-Up Contributions. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

   Distributions. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

.. on the employee's separation from service, death, or disability,

.. with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

.. transfers and exchanges to other products that qualify under Section 403(b).

   Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

 Pension and profit sharing plans qualified under Section 401(a)

   In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

   Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

   The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

   Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

 "Top-heavy" plans

   Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

     Section 457 deferred compensation plans

   Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

.. a state,

.. a political subdivision of a state,

.. an agency or instrumentality or a state or political subdivision of a state, or

.. a tax-exempt organization.

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

   As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

   The deferred compensation plan must satisfy several conditions, including the following:

.. the plan must not permit distributions prior to your separation from service
  (except in the case of an unforeseen emergency), and

.. all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

   Annual contribution limit. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

   Catch-Up Contributions. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

   Distributions. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

 Elective Deferral Limits

   A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

 Elective Catch-up Limits

   A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

   Withholding on rollover distributions

   The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

 Puerto Rico annuity contracts purchased to fund a tax-qualified plan

   The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

   The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

   We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

    Total return at the Account level is the percentage change between:

.. the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

.. the value at the end of such period.

    At the Account level, total return reflects adjustments for:

.. the mortality and expense risk charges,

.. the administrative charge,

.. the annual contract fee, and

.. any withdrawal payable if the owner surrender his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

   We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

   We may advertise "current yield" and "effective yield" for investments in a money market variable investment option. Current yield refers to the income earned on your investment in the money market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

   Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

   Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

   At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

VOTING PRIVILEGES

   At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

Changes to the Account

   We reserve the right, subject to applicable law, including any required shareholder approval,

.. to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

.. to add or delete variable investment options,

.. to change the underlying investment vehicles,

.. to operate the Account in any form permitted by law, and

.. to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

   Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

   We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

   The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

.. the size of the initial premium payment,

.. the size of the group or class,

.. the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

.. the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

.. the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

.. the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

   We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

   Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities

Dealers, Inc. Signator's address is 197 Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John Hancock Life Insurance Company.

   You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 7.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

   Signator representatives may receive additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by us. From time to time, Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the policies and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

   Ernst & Young LLP have audited the consolidated financial statements of John Hancock Variable Life Insurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2003 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements of JHVLICO and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                   PAGE OF SAI
DISTRIBUTION . . . . . . . . . . . . . . . . . . .     2

CALCULATION OF PERFORMANCE DATA. . . . . . . . . .     2

OTHER PERFORMANCE INFORMATION. . . . . . . . . . .     3

CALCULATION OF ANNUITY PAYMENTS. . . . . . . . . .     4

ADDITIONAL INFORMATION ABOUT DETERMINING
 UNIT VALUES . . . . . . . . . . . . . . . . . . .     5

PURCHASES AND REDEMPTIONS OF FUND SHARES . . . . .     6

THE ACCOUNT. . . . . . . . . . . . . . . . . . . .     6

DELAY OF CERTAIN PAYMENTS  . . . . . . . . . . . .     7

LIABILITY FOR TELEPHONE TRANSFERS. . . . . . . . .     7

VOTING PRIVILEGES. . . . . . . . . . . . . . . . .     7

FINANCIAL STATEMENTS . . . . . . . . . . . . . . .     9

                         CONDENSED FINANCIAL INFORMATION


                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

  The following table provides selected data for Patriot accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                   Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                  December 31,  December 31,  December 31,  December 31,  December 31,  December 31,  December 31,
                                      2003          2002          2001          2000          1999          1998          1997
                                  ------------  ------------  ------------  ------------  ------------  ------------ --------------
EQUITY INDEX
Accumulation share value:
 Beginning of period(Note 1) . .      $7.16         $9.33        $10.74        $11.97        $10.00             --           --
 End of period . . . . . . . . .      $9.08         $7.16         $9.33        $10.74        $11.97             --           --
Number of Accumulation Shares
 outstanding at end of period. .     51,022        60,758        84,207       115,506       110,398             --           --
LARGE CAP VALUE
Accumulation share value:
 Beginning of period (Note 1). .      $9.75        $11.38        $11.38        $10.20        $10.00             --           --
 End of period . . . . . . . . .     $12.08         $9.75        $11.38        $11.38        $10.20             --           --
Number of Accumulation Shares
 outstanding at end of period. .     40,103        45,084        69,954        80,984       101,992             --           --
LARGE CAP GROWTH
Accumulation share value:
 Beginning of period (Note 1). .      $5.79         $8.13         $9.98        $12.31        $10.00             --           --
 End of period . . . . . . . . .      $7.19         $5.79         $8.13         $9.98        $12.31             --           --
Number of Accumulation Shares
 outstanding at end of period. .     50,560        53,908        74,845        86,341        72,822             --           --
EARNINGS GROWTH
Accumulation share value:
 Beginning of period (Note 1). .      $5.76         $8.63        $13.85        $21.87        $10.00             --           --
 End of period . . . . . . . . .      $7.10         $5.76         $8.63        $13.85        $21.87             --           --
Number of Accumulation Shares
 outstanding at end of period. .     90,017        98,370       112,159       154,934       143,380
GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 2). .      $5.66         $7.36        $10.00            --            --             --           --
 End of period . . . . . . . . .      $6.95         $5.66         $7.36            --            --             --           --
Number of Accumulation Shares
 outstanding at end of period. .    306,082       182,202       225,112            --            --             --           --
FUNDAMENTAL VALUE
Accumulation share value:
 Beginning of period (Note 2). .      $8.75        $10.73        $10.00            --            --             --           --
 End of period . . . . . . . . .     $11.12         $8.75        $10.73            --            --             --           --
Number of Accumulation Shares
 outstanding at end of period. .     21,714        23,612        30,710            --            --             --           --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 2). .      $6.79         $9.86        $10.00            --            --             --           --
 End of period . . . . . . . . .      $8.84         $6.79         $9.86            --            --             --           --
Number of Accumulation Shares
 outstanding at end of period. .     11,404        10,008        24,747            --            --             --           --
MID CAP VALUE B (formerly
 "Small/Mid Cap CORE")
Accumulation share value:
 Beginning of period (Note 1). .     $10.27        $12.27        $12.36        $11.96        $10.00             --           --
 End of period . . . . . . . . .     $14.73        $10.27        $12.27        $12.36        $11.96             --           --
Number of Accumulation Shares
 outstanding at end of period. .     16,311        15,084        19,421        16,718        12,272             --           --
SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 2). .      $9.81        $14.19        $10.00            --            --             --           --
 End of period . . . . . . . . .     $12.39         $9.81        $14.19            --            --             --           --
Number of Accumulation Shares
 outstanding at end of period. .     29,375        31,651        35,009            --            --             --           --
SMALL CAP EMERGING GROWTH
Accumulation share value:
 Beginning of period (Note 1). .      $5.79         $8.17         $8.60         $9.56        $10.00             --           --
 End of period . . . . . . . . .      $8.52         $5.79         $8.17         $8.60         $9.56             --           --
Number of Accumulation Shares
 outstanding at end of period. .     12,101        14,125        12,245        16,236        14,326             --           --

                                   Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                  December 31,  December 31,  December 31,  December 31,  December 31,  December 31,  December 31,
                                      2003          2002          2001          2000          1999          1998          1997
                                  ------------  ------------  ------------  ------------  ------------  ------------ --------------
INTERNATIONAL EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 1). .     $6.77         $8.08        $10.27        $12.59        $10.00             --            --
 End of period . . . . . . . .       $9.49         $6.77         $8.08        $10.27        $12.59             --            --
Number of Accumulation Shares
 outstanding at end of period. .    10,664        13,070        14,510        19,558        18,759             --            --
OVERSEAS EQUITY B (formerly
 "International Opportunities")
Accumulation share value:
 Beginning of period (Note 1). .     $6.72         $8.33        $10.66        $12.91        $10.00             --            --
 End of period . . . . . . . . .     $8.79         $6.72         $8.33        $10.66        $12.91             --            --
Number of Accumulation Shares
 outstanding at end of period. .    38,739        42,177        48,242        50,459        21,856             --            --
OVERSEAS EQUITY
Accumulation share value:
 Beginning of period (Note 1). .     $7.79         $8.42         $9.12        $10.16        $10.00             --            --
 End of period . . . . . . . . .    $10.76         $7.79         $8.42         $9.12        $10.16             --            --
Number of Accumulation Shares
 outstanding at end of period. .     6,486         4,448         4,508         5,357         6,608             --            --
OVERSEAS EQUITY C (formerly
 "Emerging Markets Equity")
Accumulation share value:
 Beginning of period (Note 1). .     $9.07         $9.85        $10.35        $17.48        $10.00             --            --
 End of period . . . . . . . . .    $14.06         $9.07         $9.85        $10.35        $17.48             --            --
Number of Accumulation Shares
 outstanding at end of period. .     6,003         8,809         7,313         7,636         8,609             --            --
REAL ESTATE EQUITY
Accumulation share value:
 Beginning of period (Note 1). .    $13.11        $13.10        $12.54         $9.60        $10.00             --            --
 End of period . . . . . . . . .    $17.72        $13.11        $13.10        $12.54         $9.60             --            --
Number of Accumulation Shares
 outstanding at end of period. .     6,937         3,182         2,869         2,599         2,363             --            --
FINANCIAL INDUSTRIES (NOTE 3)
Accumulation share value:
 Beginning of period . . . . . .    $11.60        $14.58        $17.90        $14.25        $14.36         $13.39        $10.00
 End of period . . . . . . . . .    $14.43        $11.60        $14.58        $17.90        $14.25         $14.36        $13.39
Number of Accumulation Shares
 outstanding at end of period. .    24,757        29,786        44,296        59,272        59,300      1,826,652       645,730
MANAGED
Accumulation share value:
 Beginning of period (Note 1). .     $8.77        $10.24        $10.67        $10.80        $10.00             --            --
 End of period . . . . . . . . .    $10.31         $8.77        $10.24        $10.67        $10.80             --            --
Number of Accumulation Shares
 outstanding at end of period. .    17,668        19,124        20,975        26,890        25,357             --            --
SHORT-TERM BOND
Accumulation share value:
 Beginning of period (Note 1). .    $12.08        $11.57        $10.84        $10.17        $10.00             --            --
 End of period . . . . . . . . .    $12.26        $12.08        $11.57        $10.84        $10.17             --            --
Number of Accumulation Shares
 outstanding at end of period. .     7,829         5,826         6,019         6,207         5,058             --            --
BOND INDEX
Accumulation share value:
 Beginning of period (Note 1). .    $12.29        $11.32        $10.64         $9.63        $10.00             --            --
 End of period . . . . . . . . .    $12.58        $12.29        $11.32        $10.64         $9.63             --            --
Number of Accumulation Shares
 outstanding at end of period. .     9,232        18,388        14,281        19,106        22,733             --            --
ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 2). .    $11.00        $10.39        $10.00            --            --             --            --
 End of period . . . . . . . . .    $11.57        $11.00        $10.39            --            --             --            --
Number of Accumulation Shares
 outstanding at end of period. .    65,067        22,897        22,387            --            --             --            --
HIGH YIELD BOND
Accumulation share value:
 Beginning of period (Note 1). .     $8.67         $9.19         $9.11        $10.35        $10.00             --            --
 End of period . . . . . . . . .     $9.98         $8.67         $9.19         $9.11        $10.35             --            --
Number of Accumulation Shares
 outstanding at end of period. .     6,395        11,108         9,657        10,644        11,541             --            --

                                   Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                  December 31,  December 31,  December 31,  December 31,  December 31,  December 31,  December 31,
                                      2003          2002          2001          2000          1999          1998          1997
                                  ------------  ------------  ------------  ------------  ------------  ------------ --------------
GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 1). .    $12.20        $10.39        $10.68         $9.65        $10.00             --            --
 End of period . . . . . . . . .    $13.96        $12.20        $10.39        $10.68         $9.65             --            --
Number of Accumulation Shares
 outstanding at end of period. .     9,647        11,396         5,140         8,203         8,837             --            --
MONEY MARKET
Accumulation share value:
 Beginning of period (Note 2). .    $10.15        $10.12        $10.00            --            --             --            --
 End of period . . . . . . . . .    $10.12        $10.15        $10.12            --            --             --            --
Number of Accumulation Shares
 outstanding at end of period. .    62,638        67,782        53,661            --            --             --            --

(1)    Values shown for 1999 begin on May 3, 1999.

(2)    Values shown for 2001 begin on November 15, 2001.

(3) Values shown for Financial Industries begin on April 30, 1997 and are based on Account holdings of the predecessor fund.

   The following table provides selected data for accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                  YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED     YEAR ENDED
                                 DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                     2003          2002          2001          2000          1999          1998           1997
                                 ------------  ------------  ------------  ------------  ------------  ------------  --------------
EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 1). .     $7.23         $9.41        $10.79        $12.00        $10.00            --             --
 End of period . . . . . . . . .     $9.20         $7.23         $9.41        $10.79        $12.00            --             --
Number of Accumulation Shares
 outstanding at end of period. .    75,959        75,959        79,909        79,917        61,962            --             --
LARGE CAP VALUE
Accumulation share value:
 Beginning of period (Note 1). .     $9.84        $11.46        $11.44        $10.22        $10.00            --             --
 End of period . . . . . . . . .    $12.23         $9.84        $11.46        $11.44        $10.22            --             --
Number of Accumulation Shares
 outstanding at end of period. .    54,141        54,818        47,784        47,784        36,375            --             --
LARGE CAP GROWTH
Accumulation share value:
 Beginning of period (Note 1). .     $5.85         $8.19        $10.03        $12.34        $10.00            --             --
 End of period . . . . . . . . .     $7.28         $5.85         $8.19        $10.03        $12.34            --             --
Number of Accumulation Shares
 outstanding at end of period. .    12,579        13,586        48,418        49,959        38,907            --             --
EARNINGS GROWTH
Accumulation share value:
 Beginning of period (Note 1). .     $5.82         $8.69        $13.92        $21.92        $10.00            --             --
 End of period . . . . . . . . .     $7.19         $5.82         $8.69        $13.92        $21.92            --             --
Number of Accumulation Shares
 outstanding at end of period. .    20,004        20,872        14,866        20,511        27,163            --             --
GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 2). .     $9.99        $12.97        $10.00            --            --            --             --
 End of period . . . . . . . . .    $12.30         $9.99        $12.97            --            --            --             --
Number of Accumulation Shares
 outstanding at end of period. .    16,765        11,472        17,169            --            --            --             --
FUNDAMENTAL VALUE
Accumulation share value:
 Beginning of period (Note 2). .     $7.66         $9.37        $10.00            --            --            --             --
 End of period . . . . . . . . .     $9.76         $7.66         $9.37            --            --            --             --
Number of Accumulation Shares
 outstanding at end of period. .    50,632        50,632        50,632            --            --            --             --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 2). .     $7.20        $10.43        $10.00            --            --            --             --
 End of period . . . . . . . . .     $9.39         $7.20        $10.43            --            --            --             --
Number of Accumulation Shares
 outstanding at end of period. .     5,248         5,264         8,119            --            --            --             --

                                   YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                      2003          2002          2001          2000          1999          1998          1997
                                  ------------  ------------  ------------  ------------  ------------  ------------ --------------
MID CAP VALUE B (formerly
 "Small/Mid Cap CORE")
Accumulation share value:
 Beginning of period (Note 1). .    $10.38        $12.36        $12.42        $11.99        $10.00            --             --
 End of period . . . . . . . . .    $14.91        $10.38        $12.36        $12.42        $11.99            --             --
Number of Accumulation Shares
 outstanding at end of period. .     4,305         5,358         6,506         6,516         5,870            --             --
SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 2). .    $11.49        $16.57        $10.00            --            --            --             --
 End of period . . . . . . . . .    $14.55        $11.49        $16.57            --            --            --             --
Number of Accumulation Shares
 outstanding at end of period. .     2,478         2,478         2,702            --            --            --             --
SMALL CAP EMERGING GROWTH
Accumulation share value:
 Beginning of period (Note 1). .     $5.85         $8.23         $8.64         $9.58        $10.00            --             --
 End of period . . . . . . . . .     $8.62         $5.85         $8.23         $8.64         $9.58            --             --
Number of Accumulation Shares
 outstanding at end of period. .     7,749         8,574            --            --         1,452            --             --
INTERNATIONAL EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 1). .     $6.84         $8.14        $10.32        $12.62        $10.00            --             --
 End of period . . . . . . . . .     $9.61         $6.84         $8.14        $10.32        $12.62            --             --
Number of Accumulation Shares
 outstanding at end of period. .     8,075         8,099         8,123         8,148            --            --             --
OVERSEAS EQUITY B (formerly
 "International Opportunities")
Accumulation share value:
 Beginning of period (Note 1). .     $6.79         $8.39        $10.72        $12.94        $10.00            --             --
 End of period . . . . . . . . .     $8.90         $6.79         $8.39        $10.72        $12.94            --             --
Number of Accumulation Shares
 outstanding at end of period. .     4,791         6,084         7,494         7,506         5,408            --             --
OVERSEAS EQUITY
Accumulation share value:
 Beginning of period (Note 1). .     $7.87         $8.49         $9.16        $10.18        $10.00            --             --
 End of period . . . . . . . . .    $10.90         $7.87         $8.49         $9.16        $10.18            --             --
Number of Accumulation Shares
 outstanding at end of period. .        --            --            --            --            --            --             --
OVERSEAS EQUITY C (formerly
 "Emerging Markets Equity")
Accumulation share value:
 Beginning of period (Note 1). .     $9.17         $9.93        $10.40        $17.52        $10.00            --             --
 End of period . . . . . . . . .    $14.24         $9.17         $9.93        $10.40        $17.52            --             --
Number of Accumulation Shares
 outstanding at end of period. .        --            --            --            --            --            --             --
REAL ESTATE EQUITY
Accumulation share value:
 Beginning of period (Note 1). .    $13.24        $13.20        $12.61         $9.63        $10.00            --             --
 End of period . . . . . . . . .    $17.95        $13.24        $13.20         12.61         $9.63            --             --
Number of Accumulation Shares
 outstanding at end of period. .    11,719        11,722        11,726        11,730        11,845            --             --
FINANCIAL INDUSTRIES (NOTE 3)
Accumulation share value:
 Beginning of period . . . . . .    $11.76        $14.75        $18.06        $14.35        $14.42        $13.41         $10.00
 End of period . . . . . . . . .    $14.67        $11.76        $14.75        $18.06        $14.35        $14.42         $13.41
Number of Accumulation Shares
 outstanding at end of period. .     7,562        10,776        15,026        13,558        17,470       149,851         73,106
MANAGED
Accumulation share value:
 Beginning of period (Note 1). .     $8.86        $10.32        $10.72        $10.83        $10.00            --             --
 End of period . . . . . . . . .    $10.44         $8.86        $10.32        $10.72        $10.83            --             --
Number of Accumulation Shares
 outstanding at end of period. .        --            --            --            --            --            --             --
SHORT-TERM BOND
Accumulation share value:
 Beginning of period (Note 1). .    $12.20        $11.66        $10.89        $10.19        $10.00            --             --
 End of period . . . . . . . . .    $12.41        $12.20        $11.66        $10.89        $10.19            --             --
Number of Accumulation Shares
 outstanding at end of period. .        --            --            --            --         4,987            --             --
BOND INDEX
Accumulation share value:
 Beginning of period (Note 1). .    $12.42        $11.41        $10.66         $9.66        $10.00            --             --
 End of period . . . . . . . . .    $12.74        $12.42        $11.41        $10.66         $9.66            --             --
Number of Accumulation Shares
 outstanding at end of period. .     9,826         9,826         9,826         9,826         9,826            --             --

                                   YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                      2003          2002          2001          2000          1999          1998          1997
                                  ------------  ------------  ------------  ------------  ------------  ------------ --------------
ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 2). .    $14.02        $13.20        $10.00            --            --            --             --
 End of period . . . . . . . . .    $14.78        $14.02        $13.20            --            --            --             --
Number of Accumulation Shares
 outstanding at end of period. .    24,515        24,867        12,777            --            --            --             --
HIGH YIELD BOND
Accumulation share value:
 Beginning of period (Note 1). .     $8.76         $9.26         $9.16        $10.38        $10.00            --             --
 End of period . . . . . . . . .    $10.10         $8.76         $9.26         $9.16        $10.38            --             --
Number of Accumulation Shares
 outstanding at end of period. .     6,229         2,466         2,470         2,473         2,423            --             --
GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 1). .    $12.32        $10.47        $10.73         $9.68        $10.00            --             --
 End of period . . . . . . . . .    $14.14        $12.32        $10.47        $10.73         $9.68            --             --
Number of Accumulation Shares
 outstanding at end of period. .        --            --            --            --            --            --             --
MONEY MARKET
Accumulation share value:
 Beginning of period (Note 2). .    $12.17        $12.11        $10.00            --            --            --             --
 End of period . . . . . . . . .    $12.16        $12.17        $12.11            --            --            --             --
Number of Accumulation Shares
 outstanding at end of period. .    83,691        86,772        92,991            --            --            --             --

(1)    Values shown for 1999 begin on May 3, 1999.

(2)    Values shown for 2001 begin on November 15, 2001.

(3) Values shown for Financial Industries begin on April 30, 1997 and are based on Account holdings of the predecessor fund.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS


 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                        n
                                       ---
                                        12
                          (  1 + G  )
                         -------------   -1
                         1 + c + 0.005
  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

--------------------------------------------------------------------------------
Amount withdrawn or transferred          $10,000
--------------------------------------------------------------------------------
Guarantee period                         5 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
--------------------------------------------------------------------------------
Guaranteed rate (g)                      4%
--------------------------------------------------------------------------------
Guaranteed rate for new 3 year           3%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period (n)           36 months
--------------------------------------------------------------------------------

Market value adjustment:


                                            36
                                            --
                             1 + 0.04       12
              10,000 x [(----------------)     -1] = 145.63
                         1 + 0.03 + 0.005

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $145.63 = $10,145.63

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

--------------------------------------------------------------------------------
Amount withdrawn or transferred          $10,000
--------------------------------------------------------------------------------
Guarantee period                         5 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
--------------------------------------------------------------------------------
Guaranteed rate (g)                      4%
--------------------------------------------------------------------------------
Guaranteed rate for new 3 year           5%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period(n)            36 months
--------------------------------------------------------------------------------

Market value adjustment:

                                           36
                                           --
                            1 + 0.04       12
             10,000 x [(----------------)     -1] = 420.50
                        1 + 0.05 + 0.005

Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 420.50 = $9,579.50

* All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

.. On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.

..  On January 1, 1998, you make a $1000 premium payment.

..  On January 1, 1999, you make a $1000 premium payment.

.. On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

    Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

        $ 6,000.00  --   withdrawal request payable to you
        +   272.23  --   withdrawal charge payable to us
          --------
        $ 6,272.23  --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

  (1) We FIRST reduce your $5000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

        $ 5,000
        -    30  --   1998 contract fee payable to us
        -    30  --   1999 contract fee payable to us
        -    30  --   2000 contract fee payable to us
          -----
        $ 4,910  --   amount of your initial premium payment we would consider
                      to be withdrawn

Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

        $ 4,910.00
        -      900  --   free withdrawal amount (payable to you)
          --------
        $    4,010
        x      .05
          --------
        $   200.50  --   withdrawal charge on initial premium payment
                         (payable to us)

        $ 4,010.00
        -   200.50
          --------
        $ 3,809.50  --   part of withdrawal request payable to you

  (2) We NEXT deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

        $  1,000
        x    .05
           -----
        $     50  --   withdrawal charge on 1998 premium payment (payable to
                       us)

        $  1,000
        -     50
           -----
        $    950  --   part of withdrawal request payable to you

  (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1999 premium payment. Therefore, $340.50 is needed to reach $6000.

        $  6,000.00  --   total withdrawal amount requested
        -    900.00  --   free withdrawal amount
        -  3,809.50  --   payment deemed from initial premium payment
        -    950.00  --   payment deemed from 1998 premium payment
           --------
        $    340.50  --   additional payment to you needed to reach $6000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you   =      Withdrawal needed - [applicable withdrawal
charge percentage times withdrawal needed]

        $  340.50  =    x - [.06x]
        $  340.50  =    .94x
        $  340.50
           ------
             0.94  =    x
        $  362.23  =    x

        $  362.23  --   deemed withdrawn from 1999 premium payment
        $  340.50  --   part of withdrawal request payable to you
           ------
        $   21.73  --   withdrawal charge on 1999 premium deemed withdrawn
                        (payable to us)

        $  200.50  --   withdrawal charge on the INITIAL PREMIUM PAYMENT
        $   50.00  --   withdrawal charge on the 1998 PREMIUM PAYMENT
        $   21.73  --   withdrawal charge on the 1999 PREMIUM PAYMENT
           ------
        $  272.23  --   Total withdrawal charge

                           NOTICE TO EXISTING OWNERS
                           -------------------------



  Prospectuses for policies or contracts often undergo certain changes in their terms from year to year to reflect changes in the policies or contracts. The changes include such things as the liberalization of benefits, the exercise of rights reserved under the policy or contract and the alteration of administrative procedures. Any such change may or may not apply to policies or
                                                ----------
contracts issued prior to the effective date of the change. This product prospectus reflects the status of the product as of May 1, 2004. Therefore, this prospectus may contain information that is inapplicable to your policy or contract. You should consult your policy or contract to verify whether any particular provision applies to you. In the event of any conflict between this prospectus and your policy or contract, the terms of your policy or contract will control.


Evergreen Sup 1 (4/04)

                          SUPPLEMENT DATED MAY 1, 2004

                                       TO

                         PROSPECTUSES DATED MAY 1, 2004

This Supplement is intended to be distributed with prospectuses dated May 1, 2004 for certain variable annuity contracts issued by John Hancock Life Insurance Company or John Hancock Variable Life Insurance Company. The prospectuses involved bear the title "REVOLUTION EXTRA VARIABLE ANNUITY," "REVOLUTION VALUE VARIABLE ANNUITY," "REVOLUTION ACCESS VARIABLE ANNUITY," or WEALTH BUILDER VARIABLE ANNUITY." We refer to these prospectuses as the "Product Prospectuses."

As stated in the Product Prospectuses, various terms and conditions of your contract may vary from the terms and conditions described in the prospectus, depending upon where you reside. This Supplement provides examples of variations for contracts delivered, or issued for delivery, in some of the states in which we do business: Florida ("FL"), Illinois ("IL"), Minnesota ("MN"), North Dakota ("ND"), Oregon ("OR"), Washington ("WA") and, with respect to John Hancock Life Insurance Company, New York ("NY"). This Supplement is not intended, however, to list all variations in all states. YOU SHOULD REVIEW YOUR CONTRACT, OR CONTACT THE JOHN HANCOCK ANNUITY SERVICING OFFICE, FOR ADDITIONAL INFORMATION.

No Guarantee Periods or Market Value Adjustments in OR and WA Contracts

  The "guarantee periods" described in the Product Prospectuses are NOT available as investment options in OR and WA. Owners of affected contracts may allocate premiums and transfer contract value only to the variable investment options. We will not apply a "market value adjustment" or "MVA" to proceeds of such contracts. Owners of such contracts should disregard all references to these terms in the Product Prospectuses.

Modified Market Value Adjustment in FL and NY Contracts

  Contracts issued in NY and FL are subject to a "market value adjustment" or "MVA" that differs from that described in the Product Prospectuses. We describe these differences beginning on page 4 of this Supplement.

Modified Optional Benefit Riders and Revised Optional Benefit Rider Charges

  The ENHANCED DEATH BENEFIT RIDER that is available in IL, MN, NY and WA differs from that described in the Product Prospectuses, and the charge assesed under your contract for this rider may differ from the current optional benefit rider charge shown in the Fee Tables section of the Product Prospectuses. Under the rider available NY and WA, we will pay an enhanced death benefit (in lieu of the standard death benefit) that is the greater of (i) the highest total value of your contract as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary or (ii) the total value of your contract as of the date we receive proof of death. In IL and MN, the benefit is based on the life of the annuitant.

  In IL, MN, NY, ND, OR and WA, the annual charge for the ENHANCED DEATH BENEFIT RIDER is 0.15% of your contract's total value. We assess 1/12th of this charge monthly. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

  The WAIVER OF WITHDRAWAL CHARGE RIDER that is available in your state may differ from that described in the Product Prospectuses for Revolution Extra Variable Annuity, Revolution Value Variable Annuity and Wealth Builder Variable Annuity contracts. Although this rider is available only at the time you initially purchase a contract, in NY you may not purchase the rider if either of the covered persons is (1) older than 79 years at application or (2) was confined to a nursing home within the past two years. In FL, the rider does NOT provide a waiver of withdrawal charges if a "covered person" has been diagnosed with a critical illness. The waiver of withdrawal charge rider in FL does provide benefits if a "covered person" satisfies the three conditions listed in the prospectuses, subject to the terms and conditions of this benefit.

Unavailable Optional Benefit Riders

.. The EARNINGS ENHANCEMENT ("BENEFICIARY TAX RELIEF") DEATH BENEFIT RIDER is unavailable in IL, MN, ND, OR, NY and WA.

.. The ACCUMULATED VALUE ENHANCEMENT ("CARESOLUTIONS PLUS") RIDER is unavailable in FL, ND, NY and OR.

  You should disregard all references in the prospectus to optional benefit riders that are NOT available in your state.

Date of maturity

  The date of maturity for NY contracts must be, unless we otherwise permit:

.. at least 12 months after the date the first premium is applied to your contract, and

.. no later than the age specified in your contract (normally the LATER OF AGE 90
  OR 10 YEARS AFTER THE DATE WE ISSUE YOUR CONTRACT).

(Subject to these requirements, you may subsequently change the date of maturity as described in the prospectus.)

Modified death benefits - IL and MN
In IL and MN, the death benefit is based on the life of the annuitant. The following response replaces the response to the question "What happens if the owner or the annuitant dies before my contract's date of maturity?" in the Product Prospectuses:

  For IL and MN contracts, If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity. If any such contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," on the following page of this Supplement.)

  We will pay a "standard" death benefit, unless you have chosen an "Enhanced Death Benefit rider."

   Standard death benefit

   The standard death benefit for IL and MN contracts is the greater of:

.. the total value of your contract, adjusted by any then-applicable market value adjustment, or

.. the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

  We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

.. proof of the annuitant's death, and

.. any required instructions as to method of settlement.

  Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election.

  Distribution requirements following death of owner - IL and MN

  In IL and MN, the following information replaces the first two paragraphs in the section of the Product Prospectuses entitled "Distributions following death of owner":

  If an IL or MN contract is not purchased under a tax qualified plan (as that term is used in the "Tax Information" section of the prospectus), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

  In most cases, these provisions do not cause a problem if the owner is also the annuitant under the contract. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

.. if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

.. if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

  (1) paid out in full within five years of your death or

  (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

  If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable.

If you are the owner but not the last surviving annuitant, the entire interest equals:

.. the surrender value if paid out in full within five years of your death, or

.. the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

.. any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

Revised Guarantee Periods and Market Value Adjustments in NY and FL

  Notification and adjustment of guarantee periods

  In NY, John Hancock Life Insurance Company will notify you of the end of a guarantee period under a Revolution Access, Revolution Extra, Revolution Value or Wealth Builder Variable Annuity contract at least 45 days prior to its expiration. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 90th birthday.

  Revised Market Value Adjustment

  In FL and NY, The following information replaces the formula in the box in the Calculation of Market Value Adjustment (`MVA')" section of the Product
Prospectuses:

  Here is how the revised Market Value Adjustment works:

--------------------------------------------------------------------------------
 We compare:

.. the guaranteed rate of the guarantee period from which the assets are being taken WITH

.. the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/4%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/4%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

In NY, the market value adjustment described in the Product Prospectuses will NOT apply to death benefits.

Revisions to Appendix A to the prospectuses - FL and NY

Revised MVA formula

The following factor replaces the factor shown in Appendix A that we will use to compute the Market Value Adjustment:

                                       n
                                      --
                          (    1+g   )12
                          (----------)  -1
                          (1+c+0.0025)

Revised Sample Calculations
The following equation replaces the equation in Sample Calculation 1: Positive Adjustment in Appendix A to determine the MARKET VALUE ADJUSTMENT AND USES A 3.50% ASSUMPTION FOR "G":

                              [                36]
                              [                --]
                              [                12]
                              [( 1 + 0.035   )   ]
                      10,712 X[(-------------) -1]=$78.00
                              [(1+0.03+0.0025)   ]


The amount withdrawn or transferred (adjusted for market value adjustment) is $10,712+ $78 = $10,815

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

The following equation replaces the equation in Sample Calculation 2: Negative Adjustment in Appendix A to determine the MARKET VALUE ADJUSTMENT:

                              [                36   ]
                              [                --   ]
                              [                12   ]
                              [(  1 + 0.005   )     ]
                      11,025 X[(--------------)   -1]=-$232.92
                              [(1+0.055+0.0025)     ]


The amount withdrawn or transferred (adjusted for market value adjustment) is $11,025 - $232.92 = $10,792.08

The following equation replaces the equation in Sample Calculation 3: Positive Adjustment Limited by Amount of Excess Interest in Appendix A to determine the MARKET VALUE ADJUSTMENT:

                              [               36  ]
                              [               --  ]
                              [               12  ]
                              [(  1 + 0.005  )    ]
                      11,025 X[(-------------)  -1]=$570.15
                              [(1+0.03+0.0025)    ]


 Since the market value adjustment exceeds the amount of excess interest of $416, the actual market value adjustment is $416.

The following equation replaces the equation in Sample Calculation 4: Negative Adjustment Limited by Amount of Excess Interest in Appendix A to determine the MARKET VALUE ADJUSTMENT:

                              [               36  ]
                              [               --  ]
                              [               12  ]
                              [(  1 + 0.004  )    ]
                      11,025 X[(-------------)  -1]=-$953.78
                              [(1+0.07+0.0025)    ]

 Since the market value adjustment exceeds the amount of excess interest of $207, the actual market value adjustment is -$207.

REV1SUPP (05/04)

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